Execution Copy

AGREEMENT AND PLAN OF MERGER

by and among

ASHTEAD GROUP PLC,

SUNBELT RENTALS, INC.

NEPTUNE VENTURES GROUP, INC.

and

NATIONSRENT COMPANIES, INC.

Dated as of July 18, 2006

TABLE OF CONTENTS

Page

ARTICLE I THE MERGER	2
Section 1.1 Section 1.2 Section 1.3 Section 1.4 Section 1.5 Section 1.6 Section 1.7 Section 1.8 Section 1.9 Section 1.10	Certain Definitions The Merger Closing Effective Time Certificate of Incorporation The Bylaws Officers and Directors Action by Written Consent Support Agreement Shares of Dissenting Stockholders	2 9 9 9 9 9 10 10 10 10

ARTICLE II EFFECT OF THE MERGER ON CAPITAL STOCK	10
Section 2.1 Section 2.2 Section 2.3 Section 2.4 Section 2.5 Section 2.6	Effect on Capital Stock Company Restricted Stock Exchange of Certificates Withholding Rights Payment of the Merger Consideration Further Action	10 12 12 14 14 14

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY	14
Section 3.1
Section 3.2
Section 3.3
Section 3.4
Section 3.5
Section 3.6
Section 3.7
Section 3.8
Section 3.9
Section 3.10
Section 3.11
Section 3.12
Section 3.13
Section 3.14
Section 3.15
Section 3.16
Section 3.17
Section 3.18
Section 3.19
Section 3.20
Section 3.21
Section 3.22
Section 3.23
Section 3.24	Organization and Qualification; Subsidiaries
Charter Documents and Bylaws
Capitalization
Authority Relative to this Agreement
No Conflict; Required Filings and Consents
SEC Filings; Financial Statements
Absence of Certain Changes or Events
Intellectual Property
Material Contracts
Environmental Matters
Benefit Plans
Tax Matters
Litigation
Brokers
Properties and Assets
Compliance with Laws in General
Labor Matters
Required Company Vote
Stockholders' Agreement
State Takeover Laws
Insurance
Indebtedness
Preferred Stock Rights
No Additional Representations	14 15 16 16 17 18 20 21 22 23 24 27 29 30 30 32 32 33 33 34 34 34 35 35

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT, INTERMEDIATE PARENT AND MERGER SUB	35
Section 4.1 Section 4.2 Section 4.3 Section 4.4 Section 4.5 Section 4.6 Section 4.7 Section 4.8 Section 4.9	Organization and Qualification; Subsidiaries
Charter Documents and Bylaws
Authority Relative to this Agreement
No Conflict; Required Filings and Consents
Ownership of Merger Sub; No Prior Activities
Committed Financing
Capitalization
Required Parent Vote
Acknowledgement	35 35 36 36 37 37 37 38 38

ARTICLE V COVENANTS	38
Section 5.1
Section 5.2
Section 5.3
Section 5.4
Section 5.5
Section 5.6
Section 5.7
Section 5.8
Section 5.9
Section 5.10
Section 5.11
Section 5.12
Section 5.13
Section 5.14
Section 5.15
Section 5.16
Section 5.17
Section 5.18
Section 5.19
Section 5.20
Section 5.21	Interim Operations of the Company.
Filings; Other Action
Access
Notification of Certain Matters
Publicity
Consents
Company SEC Reports
Financial Information and Cooperation
State Takeover Laws
Termination of Affiliate Agreements
Employee Matters
Directors' and Officers' Indemnification and Insurance
Bond Tenders
Notice and Stockholders' Letter Agreements
Parent Shareholder Meeting
No Solicitation; Alternate Transactions
Transaction Expenses
Covenants Regarding Information
Liquidating Trust
Confidentiality
Indemnification of Escrow Agent	38 41 41 41 42 42 42 42 43 43 43 45 46 48 48 49 49 49 50 50 50

ARTICLE VI CONDITIONS	51
Section 6.1 Section 6.2 Section 6.3	Conditions to the Obligations of Each Party Conditions to the Obligations of Parent, Intermediate Parent and Merger Sub Conditions to the Obligations of the Company	51 51 53

ARTICLE VII TERMINATION	53
Section 7.1 Section 7.2 Section 7.3 Section 7.4 Section 7.5 Section 7.6	Termination by Mutual Consent Termination by Either Parent or the Company Termination by Parent Termination by the Company Effect of Termination Termination Fee	53 54 54 54 54 54

ARTICLE VIII INDEMNIFICATION	55
Section 8.1 Section 8.2 Section 8.3 Section 8.4 Section 8.5	Indemnification Releases of the Escrow Amount Adjustment to Escrow Amount Manner and Limitation of Indemnification of the Indemnified Parties Third Party Claims	55 57 58 59 60

ARTICLE IX THE STOCKHOLDERS' REPRESENTATIVE	62
Section 9.1 Section 9.2 Section 9.3 Section 9.4 Section 9.5 Section 9.6	Appointment of the Stockholders' Representative
Liability of the Stockholders' Representative
Fees and Expenses of the Stockholders' Representative
Capacity of the Stockholders' Representative
Claims Determined in Favor of the Stockholders' Representative
Claims Determined in Favor of Parent	62 62 62 63 63 64

ARTICLE X MISCELLANEOUS; GENERAL	64
Section 10.1 Section 10.2 Section 10.3 Section 10.4 Section 10.5 Section 10.6 Section 10.7 Section 10.8 Section 10.9 Section 10.10 Section 10.11 Section 10.12 Section 10.13 Section 10.14	Payment of Expenses
Modification or Amendment
Waiver of Conditions
Counterparts
Governing Law
Notices
Entire Agreement, etc.
Interpretation
No Third Party Beneficiaries
Specific Enforcement
Waiver of Jury Trial
Severability
Company Disclosure Schedule
Counsel to the Stockholders and the Stockholders' Representative
64 64 64 65 65 65 67 67 68 68 68 68 68 69

EXHIBITS

Exhibit A	Written Consent

Exhibit B	Form of Escrow Agreement

Exhibit C1	Form of Stockholders' Letter Agreements for Restricted Stockholders

Exhibit C2	Form of Stockholders' Letter Agreements for Non-Restricted Stockholders

Exhibit C3	Stockholders' Letter Agreements for Certain Restricted Stockholders

Exhibit D	Support Agreement

Exhibit E	Form of SVP Amendment

SCHEDULES

1.1(a)	Schedule of Common Stock Deferred Payment Mechanism

1.1(b)	Schedule of Sunbelt Existing Locations

2.1(c)	Schedule of Stockholders, Holdings and Consideration

5.18	Confidentiality Provisions with Respect to the Virtual Data Room

6.2(d)	Schedule of Certain Third Party Consents

Company Disclosure Schedule

GLOSSARY OF DEFINED TERMS

Defined Term
2005 Indenture
401(k) Plan
AAA
Accounts
Admission
Agreement
Alternate Transaction
Arbitral Tribunal
Base Salary
Benefit Plans
Business Day
Bylaws
Call Agreement
CERCLA
Certificate of Merger
Certificates
Charter
Claim
Claim Notice
Closing
Closing Date
COBRA
Code
Commercial Rules
Common Stock Cash Consideration
Common Stock Consideration
Common Stock Deferred Payment
Company
Company Advisors
Company Board
Company Common Stock
Company Disclosure Schedule
Company Preferred Stock
Company Restricted Stock
Company SEC Reports
Company Subsidiary
Confidentiality Agreement
Consent Condition
Continuing Employees
Contract
Debt Offer Documents
Debt Offers
Deductible Amount
de minimus Thresholds
DGCL
Discharge
Dissenting Shares
Effective Time
Encumbrance
Environmental Costs
Environmental Law
Equity Plans
ERISA
ERISA Affiliate
ERM Project
Escrow Agent
Escrow Agent Indemnification Obligations
Escrow Agreement
Escrow Amount
Escrow Fund
Exchange Act
Exclusivity Letter
Expenses
Financing
GAAP
Governmental Entity
Handling
Hazardous Substances
HSR Act
Indebtedness
Indemnified Party
Indentures
Intellectual Property
Intermediate Parent
Jefferies
Jefferies Engagement Letter
knowledge
Law or Laws
Leased Real Property
Liquidating Trust
Liquidating Trust Agreement
Losses
made available
Majority Stockholders
Material Adverse Effect
Material Contracts
Material Leased Real Property
Material Licenses
Material Real Property Leases
Memorandum of Understanding
Merger
Merger Sub
Multiemployer Pension Plans
Nine Month Claim Period
Nine Month Non-Environmental Cost Release Amount
Non-Controllable Claim
Notes
Order
Other Stockholders
Outside Date
Owned Real Property
Parent
Parent Benefit Plans
Parent Ordinary Shares
Parent Shareholder Approval
Parent Shareholder Meeting
Paying Agent
Pension Plans
Person
Preferred Stock Consideration
Pro Rata Share
Real Property
Real Property Leases
Release
Representatives
Requirement of Environmental Law
Response Action
Restricted Stock Plan
Rights Issue
Sarbanes-Oxley Act
SEC
Securities Act
Senior Notes
Senior Secured Notes
Severance Payments
Six Month Claim Period
Six Month Non-Environmental Cost Release Amount
Stockholders
Stockholders' Agreement
Stockholders' Letter Agreements
Stockholders' Representative
Stockholders' Representative Amount
Stockholders' Representative Expense Account
Subsidiary
Sunbelt Existing Locations
Support Agreement
Surviving Corporation
SVP Amendment
Tax or Taxes
Tax Authority
Tax Return
Taxable
Termination Fee
Top-Up Amount
Transaction Expenses
Twelve Month Claim Period
WARN Act
Written Consent	Position of Definition
Section 5.13(b)
Section 5.11(b)
Section 8.3(d)
Section 4.7
Section 5.15
Preamble
Section 5.16
Section 8.3(d)
Section 1.1
Section 3.11(b)
Section 1.1
Section 1.6
Section 1.1
Section 1.1
Section 1.4
Section 2.3(b)
Section 1.5
Section 8.3(a)
Section 8.3(a)
Section 1.3
Section 1.3
Section 3.11(i)
Section 1.1
Section 8.3(d)
Section 2.1(a)(i)
Section 2.1(a)
Section 1.1
Preamble
Section 1.1
Section 3.4(b)
Recitals
Section 3.1(a)
Recitals
Section 2.2(a)
Section 3.6(a)
Section 3.1(a)
Section 1.1
Section 5.13(a)
Section 5.11(a)
Section 1.1
Section 5.13(a)
Section 5.13(a)
Section 8.1(b)
Section 8.1(b)
Recitals
Section 1.1
Section 1.10
Section 1.4
Section 1.1
Section 1.1
Section 1.1
Section 2.2(c)
Section 3.11(b)
Section 3.11(b)
Section 1.1
Section 1.1
Section 5.21
Section 1.1
Section 1.1
Section 1.1
Section 1.1
Section 1.1
Section 10.1
Section 5.8
Section 3.6(b)
Section 1.1
Section 1.1
Section 1.1
Section 1.1
Section 1.1
Section 8.3(a)
Section 5.13(b
) Section 1.1
Preamble
Section 1.1
Section 1.1
Section 1.1
Section 1.1
Section 3.15(c)
Section 1.1
Section 1.1
Section 8.1(a)
Section 1.1
Section 1.1
Section 1.1
Section 3.9(b)
Section 3.15(c)
Section 3.8
Section 3.15(c)
Section 1.1
Recitals
Preamble
Section 3.11(b)
Section 8.2(b)
Section 8.2(b)
Section 1.1
Section 5.13(a)
Section 6.1(b)
Section 1.1
Section 7.2
Section 3.15(b)
Preamble
Section 5.11(a)
Section 1.1
Section 4.7
Section 5.1
5 Section 2.3(a)
Section 3.11(b)
Section 1.1
Section 1.1
Section 1.1
Section 3.15(c)
Section 3.15(c)
Section 1.1
Section 5.3
Section 1.1
Section 1.1
Section 2.2(a)
Section 1.1
Section 1.1
Section 1.1
Section 1.1
Section 5.13(a)
Section 5.13(a)
Section 1.1
Section 8.2(a)
Section 8.2(a)
Section 1.1
Section 1.1
Section 1.1
Section 1.1
Section 1.1
Section 9.3(b)
Section 1.1
Section 1.1
Section 1.1
Section 1.2
Section 1.1
Section 1.1
Section 1.1
Section 1.1
Section 1.1
Section 7.6
Section 9.3(c)
Section 1.1
Section 8.2(c)
Section 3.17(d)
Recitals

AGREEMENT AND PLAN OF MERGER

           AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of July 18, 2006, by and among Ashtead Group plc, a company with limited liability incorporated under the laws of England and Wales ("Parent"), Sunbelt Rentals, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Parent ("Intermediate Parent"), Neptune Ventures Group, Inc., a Delaware corporation and wholly-owned direct subsidiary of Intermediate Parent ("Merger Sub"), and NationsRent Companies, Inc., a Delaware corporation (the "Company").

RECITALS

           WHEREAS, Parent and the Company desire that Merger Sub merge with and into the Company, all upon the terms and subject to the conditions of this Agreement (the "Merger");

           WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company, subject to the terms and conditions set forth herein, have unanimously (i) determined that the Merger is advisable and in the best interests of the respective companies and their stockholders, (ii) approved this Agreement and the transactions contemplated hereby and (iii) recommended adoption by the stockholders of the respective companies of this Agreement and the transactions contemplated hereby;

           WHEREAS, the Majority Stockholders collectively beneficially own, as of the date hereof, 61.5% of the outstanding shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock") and 68.3% of the outstanding shares of Series A Preferred Stock, par value $0.01 per share, of the Company (the "Company Preferred Stock");

           WHEREAS, prior to or concurrently with the execution of this Agreement, the Majority Stockholders have adopted this Agreement and approved the Merger in accordance with § 251 and § 228 of the General Corporation Law of the State of Delaware (the "DGCL") and the Stockholders' Agreement, pursuant to a written consent attached hereto as Exhibit A (the "Written Consent");

           WHEREAS, prior to or concurrently with the execution of this Agreement, the Majority Stockholders have executed the Support Agreement;

           WHEREAS, prior to or concurrently with the execution of this Agreement, certain Other Stockholders have executed their Stockholders' Letter Agreements; and

           WHEREAS, Parent, Merger Sub and the Company each desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

           NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

ARTICLE I
THE MERGER

           Section 1.1  Certain Definitions. As used in this Agreement, the following terms shall have the meanings indicated below.

           "Base Salary" shall mean for each officer of the Company listed on Exhibit E hereto, the "Base Salary" (as defined in the employment agreement between the Company and each such officer) in effect on the date of this Agreement.

           "Business Day" shall mean a day other than Saturday or Sunday and on which commercial banks are open for business in both London, England and New York, New York.

           "Call Agreement" shall mean that certain call agreement, dated June 13, 2003, by and between the Company and the trustee on behalf of the Liquidating Trust.

           "Code" shall mean the Internal Revenue Code of 1986, as amended.

           "Common Stock Deferred Payment" shall mean up to $89 million, payable, if at all, in accordance with Schedule 1.1(a) attached hereto.

           "Company Advisors" shall mean Jefferies & Company, Inc., Ernst & Young LLP, Stroock & Stroock & Lavan LLP and any other broker, finder, investment banker, accounting firm, outside legal counsel or other consultant or advisor which is advising or has advised the Company and/or the Stockholders.

           "Confidentiality Agreement" shall mean that certain confidentiality agreement, dated November 22, 2005, by and between Parent and the Company.

           "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, binding understanding, obligation, promise, instrument, indenture, mortgage, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, which, in each case, is legally binding upon the Company or on any of its Subsidiaries, or on Parent or any of its Subsidiaries, as the case may be.

           "Discharge" shall mean any manner of spilling, leaking, dumping, discharging, Releasing, migrating or emitting, as any of such terms may further be defined in any Environmental Law, into or through any medium including, without limitation, ground water, surface water, land, soil or air.

           "Encumbrance" shall mean, with respect to any asset or security, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device (which shall not include any rental purchase agreements entered into in the ordinary course of the Company's business), conditional sale or other security arrangement, collateral assignment, adverse claim of title, ownership or right to use, restriction or other encumbrance of any kind in respect of such asset or security.

           "Environmental Costs" shall mean any and all expenses, costs, losses, damages, liabilities, or obligations (including, without limitation, the costs of Response Actions and the reasonable fees and expenses of counsel and environmental consultants) resulting from (x) the violation of any Environmental Law; (y) the steps or actions necessary to implement any Requirement of Environmental Law, and/or (z) any actual or threatened complaint, judgment, demand, request for information, administrative proceeding, order, directive, assessment, notice of liability or notice of regulatory requirement made, presented, sought or alleged by any Person and arising out of a Requirement of Environmental Law or a liability imposed by Environmental Law (including without limitation the costs related to governmental actions, Response Actions and claims by any third party for indemnification, contribution, cost recovery, personal injury or property damage), in each case resulting from events occurring or facts or circumstances arising or existing on or prior to the Closing Date (whether or not (i) set forth on Section 3.10 of the Company Disclosure Schedule, (ii) constituting a breach of either Section 3.10 or Section 3.16 of this Agreement or (iii) in the ordinary course of business, and whether discovered before, on or after the Closing Date).  For purposes of this definition, (a) any such events, facts or circumstances identified within six (6) months of the Effective Time shall be presumed to have occurred, arisen or existed on or prior to the Closing Date unless the Stockholders' Representative reasonably demonstrates that such event, fact or circumstance did not occur, arise or exist until after the Closing Date; and (b) for purposes of (x) and (y), above, "Environmental Costs" shall include only those measures or activities that are reasonably necessary to comply with Environmental Law and/or implement a Requirement of Environmental Law and are consistent with applicable industry standards.  Notwithstanding anything to the contrary in this Agreement, "Environmental Costs" shall not include (i) any expenses or costs incurred in connection with any environmental capital projects referred to on Section 3.10(a) of the Company Disclosure Schedule, except to the extent that such expenses or costs, in the aggregate, exceed $2.0 million or (ii) any costs or expenses actually paid or incurred by the Company or its Subsidiaries in the ordinary course of business prior to the Closing. For the avoidance of doubt, and without limiting the foregoing, the term "Environmental Costs" includes, in each case to the extent necessary to comply with an applicable Requirement of Environmental Law, (1) the costs of preparing any storm water pollution prevention plans, installing secondary containment, installing wash bays and similar Requirements of Environmental Law; and (2) the costs to conduct the work outlined in the Revised Proposal for Environmental Compliance and Related Services (Proposal 06025) between Environmental Resources Management and the Company dated November 3, 2005 ("ERM Project"), and the cost and expenses to correct, address and/or implement the findings and recommendations contained therein to the extent such findings or recommendations fall within the parameters of the first sentence of this definition (the parties acknowledge and agree that the ERM Project is currently being conducted and may be completed prior to or after the Closing Date).

           "Environmental Law(s)" shall mean any and all Laws relating to pollution or occupational health or safety or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, Laws relating to emissions, Discharges, Releases or threatened Releases into or impacting the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, recycling, storage, disposal, transport, sale, offer for sale, distribution or Handling of Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act as amended ("CERCLA"), the Emergency Planning and Community Right-to-Know Act as amended, the Resource Conservation and Recovery Act as amended, the Occupational Safety and Health Act as amended, the Clean Air Act as amended, the Clean Water Act as amended, the Superfund Amendments and Reauthorization Act as amended, and the Toxic Substances Control Act as amended, and the state and local Laws implementing said acts, and any analogous Laws and the rules and regulations implementing the same.

           "Escrow Agreement" shall mean the Escrow Agreement, dated as of the Closing Date, by and among Parent, Intermediate Parent, the Company, the Stockholders' Representative, and Citibank, N.A., a national banking association, as escrow agent (the "Escrow Agent"), and substantially in the form attached hereto as Exhibit B.

           "Escrow Amount" shall mean $28.0 million.

           "Escrow Fund" shall mean the Escrow Amount plus interest earned, if any, on the Escrow Amount less any amounts paid from the Escrow Amount pursuant to the terms of this Agreement and the Escrow Agreement.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

           "Exclusivity Letter" shall mean that certain Exclusivity Letter, dated as of May 17, 2006, among Parent, the Company and The Baupost Group, L.L.C.

           "Governmental Entity" shall mean any multinational, national, state, municipal, local or foreign government, any court, tribunal, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, or any quasi-governmental or private body exercising any regulatory, Tax or other governmental authority.

           "Handling" shall mean any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law.

           "Hazardous Substances" shall mean any substances, materials articles or constituents thereof which (for any reason) are regulated by, form the basis of liability under, or are defined as toxic or hazardous or as a pollutant or contaminant under any applicable Environmental Law, including, without limitation, any petroleum product or byproduct, asbestos, polychlorinated biphenyls, radon or other radioactive substances and infectious substances.

           "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

           "Indebtedness" shall have the meaning ascribed to such term in the 2005 Indenture.

           "Intellectual Property" shall mean, collectively, patents, copyrights, know-how (including trade secrets and other proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names, inventions, software, data, databases, specifications and designs.

           "Jefferies" shall mean Jefferies & Company, Inc.

           "Jefferies Engagement Letter" shall mean the engagement letter pursuant to which Jefferies has been and will be paid fees and expenses by the Company in connection with the transactions contemplated hereby.

           "knowledge" shall mean, with respect to any Person, actual knowledge or knowledge such Person should reasonably have based on such Person's office or position; provided that in the case of the Company, such knowledge shall be limited to the knowledge of Thomas J. Putman, Bryan T. Rich, Douglas M. Suliman, Jr., Joseph H. Izhakoff, Thomas J. Hoyer, Charles H. Snyder, John C. Scherer, Robert W. Schiller, James A. Haid, John D. Malone, Gregg A. Straus and Thomas W. Blumenthal.

           "Law" or "Laws" shall mean with respect to any Person, any federal, state, foreign, local, municipal or other law, statute, constitution, principle of common law, ordinance, code, permit, rule, regulation, policy, guideline, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity or securities exchange or securities quotation system, and any orders, writs, injunctions, binding awards of a court or arbitrator, judgments and decrees applicable to such Person or its subsidiaries, their business or any of their respective assets or properties.

           "Liquidating Trust" shall mean the Neptune Unsecured Creditor's Liquidating Trust, a Delaware business trust.

           "Liquidating Trust Agreement" shall mean the Agreement, dated as of June 13, 2003, by and among the Company, the trustee and the other parties thereto, establishing the Liquidating Trust.

           "made available" when used herein, shall include (in addition to information, documents and other disclosures made available in data rooms, from Company personnel and/or Company Advisors) information, documents and other disclosures which are included in, or incorporated by reference into, any Company SEC Report filed prior to the date on this Agreement.

           "Majority Stockholders" shall mean Baupost Private Investments A-1, L.L.C., Baupost Private Investments B-1, L.L.C., Baupost Private Investments C-1, L.L.C., Baupost Private Investments H-1, L.L.C., Baupost Private Investments P-1, L.L.C., Baupost Private Investments Y-1, L.L.C., Baupost Private Investments BVI-1, L.L.C., Baupost Private Investments BVII-1, L.L.C., Baupost Private Investments BVIII-1, L.L.C. and Phoenix Rental Partners, LLC.

           "Material Adverse Effect" shall mean with respect to any entity any change, event, violation, inaccuracy, circumstance, effect or development that has had, or is reasonably likely to have, a material adverse effect on (i) the business, operations, assets, liabilities, results of operations or financial condition of such entity and its Subsidiaries, taken as a whole, or (ii) such entity's ability to timely consummate the transactions contemplated by this Agreement, except, in each case, to the extent such change, event, violation, inaccuracy, circumstance, effect or development arises from or relates to: (A) conditions affecting the general economy of the United States or the industry in which such entity does business (provided, in each such case, that such conditions do not affect such entity disproportionately in any material respect as compared to such entity's competitors); (B) national or international political or social conditions, including the engagement by the United States in hostilities or resulting from acts of terrorism or war; or (C) the public announcement or consummation of the transactions contemplated by this Agreement.

           "Memorandum of Understanding" shall mean that certain Memorandum of Understanding For the Acquisition of NationsRent Companies, Inc., dated May 17, 2006, by and between the Company and Parent.

           "Non-Controllable Claim" shall mean any claim, action or proceeding (i) brought by any Governmental Entity, (ii) seeking injunctive relief, (iii) involving a class action, (iv) involving allegations of criminal activities or (v) involving allegations of violations of any domestic or foreign federal or state securities laws or regulations, or other claims of fraud by Parent or its affiliates, or any domestic or foreign federal or state antitrust laws.

           "Other Stockholders" shall mean all holders of Company Common Stock and Company Preferred Stock other than the Majority Stockholders.

           "Parent Ordinary Shares" shall mean the ordinary shares of Parent.

           "Person" shall mean any natural person, company, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture, business organization or Governmental Entity.

           "Preferred Stock Consideration" shall mean $1,000.

           "Pro Rata Share" shall mean a fraction equal to 1 divided by the total number of outstanding shares of Company Common Stock, including outstanding shares of restricted stock of the Company, immediately prior to the Effective Time.

           "Release" shall mean any "release" as that term is defined in CERCLA or in any Environmental Law.

           "Requirement of Environmental Law" shall mean all requirements of Environmental Law relating to the operation of the business and/or any real property or location owned, leased or operated by the Company or any of its Subsidiaries on or prior to the Closing Date, including without limitation any and all requirements imposed by or necessary to comply with or implement any permit, plan or management practice that is required by Environmental Law, to the extent consistent with applicable industry standards.

           "Response Action" shall mean any action or activities of "response" as that term is defined in 42 U.S.C. § 9601(25), without regard to any limitation to that term (or terms included therein by reference) to hazardous substances under CERCLA.

           "Rights Issue" shall mean Parent's offer by way of rights to its qualifying shareholders to acquire newly issued ordinary shares in the capital of Parent.

           "Sarbanes-Oxley Act" shall mean the Sarbanes-Oxley Act of 2002, including the rules and regulations promulgated thereunder.

           "SEC" shall mean the United States Securities and Exchange Commission.

           "Securities Act" shall mean the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

           "Severance Payments" shall mean for each officer of the Company listed on Exhibit E hereto, the "Severance Payments" (as defined in the employment agreement between the Company and each such officer) in effect on the date of this Agreement.

           "Stockholders" shall mean the Majority Stockholders and the Other Stockholders.

           "Stockholders' Agreement" shall mean the Stockholders' Agreement, dated as of June 13, 2003, by and among the Company and the Stockholders party thereto, as amended.

           "Stockholders' Letter Agreements" shall mean the Stockholders' Letter Agreements, substantially in the forms attached hereto as Exhibit C1 and Exhibit C2, to be executed by certain Other Stockholders prior to Closing, and the Stockholders' Letter Agreements attached hereto as Exhibit C3, executed by certain Other Stockholders on the date of this Agreement.

           "Stockholders' Representative" shall initially mean Baupost Capital, L.L.C.

           "Stockholders' Representative Amount" shall mean $5.0 million.

           "Subsidiary" shall mean, with respect to an entity, any Person of which such entity, either alone or together with one or more Subsidiaries or by one or more other Subsidiaries (i) directly or indirectly owns or controls securities or other interests representing more than 50% of the voting power of such Person, or (ii) is entitled, by Contract or otherwise, to elect, appoint or designate directors constituting a majority of the members of such Person's board of directors or other governing body.

           "Sunbelt Existing Locations" shall mean the locations listed on Schedule 1.1(b) attached hereto.

           "Support Agreement" shall mean the Support Agreement attached hereto as Exhibit D, by and among Parent and the Majority Stockholders.

           "SVP Amendment" shall mean the amendments to the employment agreements between the Company and each of the officers of the Company listed on Exhibit E and substantially in the form attached hereto as Exhibit E.

           "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean (i) any income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever (including, for the avoidance of doubt, any amounts owed to any Governmental Entity or other Person in respect of unclaimed property or escheat Laws), together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) (each, a "Tax Authority"), (ii) any liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person.

           "Tax Return" shall mean any return, statement, report, form or other document (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, information returns and reports and any amendment to any of the foregoing) filed or required to be filed with respect to Taxes.

           "Transaction Expenses" shall mean all Expenses paid or payable by the Company or any Company Subsidiary to all Company Advisors at any time in connection with discussions, negotiations and the entering into of the Memorandum of Understanding, the Confidentiality Agreement, the Exclusivity Letter and this Agreement with Parent or its representatives regarding the Merger.

           Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 1.1 shall have the meanings assigned to such terms in this Agreement.

           Section 1.2  The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (with respect to all post-Closing periods, the "Surviving Corporation"). At the Effective Time, the effects of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

           Section 1.3  Closing. Subject to the conditions contained in this Agreement, the closing of the Merger (the "Closing") shall take place (i) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, contemporaneously with the satisfaction of the condition set forth in Section 6.1(c), which the parties presently have agreed will occur on or about August 31, 2006, so long as the other conditions set forth in Article VI have been fulfilled or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) in accordance with this Agreement and, if such other conditions are not so fulfilled or waived on August 31, 2006, no later than two (2) Business Days after the fulfillment or waiver of such other conditions, or (ii) at such other date, place and time as the Company and Merger Sub may agree in writing (such agreement not to be unreasonably withheld). The date on which the Closing occurs is herein referred to as the "Closing Date."

           Section 1.4  Effective Time. As soon as practicable following the Closing, the Company and Merger Sub will cause a Certificate of Merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such later time as shall be agreed upon by the parties and set forth in the Certificate of Merger in accordance with the DGCL (the "Effective Time").

           Section 1.5  Certificate of Incorporation. The certificate of incorporation of the Surviving Corporation shall be amended and restated to read in its entirety as the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time (the "Charter"), until duly amended as provided therein or by applicable Law, except that Article I thereof shall be amended and restated in its entirety to state: "The name of the Corporation is NationsRent Companies, Inc. (the "Corporation")."

           Section 1.6  The Bylaws. The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the "Bylaws"), except as to the name of the Surviving Corporation, which shall be NationsRent Companies, Inc., until duly amended as provided in such Bylaws, the Charter or by applicable Law.

           Section 1.7  Officers and Directors. The directors and officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, continue as the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

           Section 1.8  Action by Written Consent. Prior to or concurrently with the execution of this Agreement, the Majority Stockholders have delivered to Parent and Merger Sub an executed copy of the Written Consent.

           Section 1.9  Support Agreement. Prior to or concurrently with the execution of this Agreement, the Majority Stockholders have delivered to Parent and Merger Sub an executed copy of the Support Agreement.

           Section 1.10  Shares of Dissenting Stockholders(a) . Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock or Company Preferred Stock that are issued and outstanding as of the Effective Time (including all outstanding restricted shares of Company Common Stock, which shall become vested in connection with the Merger as contemplated by Section 2.2) and that are held by any Other Stockholder who has properly exercised his appraisal rights under the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Common Stock Consideration or the Preferred Stock Consideration, as applicable, unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, his right to dissent from the Merger under the DGCL and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the DGCL. The Company shall give Parent prompt notice of any demands for appraisal rights received by the Company.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK

           Section 2.1  Effect on Capital Stock. At the Effective Time, the Merger shall have the following effects on the capital stock of the Company and Merger Sub:

                     (a)  Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including all outstanding restricted shares of Company Common Stock, which shall become vested in connection with the Merger as contemplated by Section 2.2 and other than any shares issued and held in the Company's treasury and other than Dissenting Shares) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the following:

(i) the Pro Rata Share of $494,998,000 in cash (the "Common Stock Cash Consideration"), less the Pro Rata Share of the Transaction Expenses (not including the Pro Rata Share of the portion of fees payable to Jefferies pursuant to the Jefferies Engagement Letter in respect of any payment of any Common Stock Deferred Payment);

(ii) the Pro Rata Share of the Escrow Fund, if any, as the Escrow Fund may be distributed to holders of Company Common Stock in accordance with the terms of this Agreement and the Escrow Agreement;

(iii) the Pro Rata Share of (A) the Common Stock Deferred Payment minus (B) the portion of fees payable to Jefferies pursuant to the Jefferies Engagement Letter in respect of any payment of any Common Stock Deferred Payment; and

(iv) the Pro Rata Share of the amount remaining, if any, in the Stockholders' Representative Expense Account and distributed to holders of Company Common Stock pursuant to Section 9.3(d) hereof.

(The consideration set forth in clauses (i), (ii), (iii) and (iv) shall be referred to collectively as the "Common Stock Consideration"). All such shares of Company Common Stock, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall thereafter cease to have any rights with respect thereto, except the right to receive the Common Stock Consideration, without interest (except in the case of interest accrued on the Escrow Amount) for each such share upon the surrender of such certificate in accordance with Section 2.3.

                     (b)   Each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any such shares issued and held in the Company's treasury) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the Preferred Stock Consideration. All such shares of Company Preferred Stock, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Preferred Stock shall thereafter cease to have any rights with respect thereto, except the right to receive the Preferred Stock Consideration, without interest, for each such share upon the surrender of such certificate in accordance with Section 2.3.

                     (c)   Set forth on Schedule 2.1(c) hereto is a list of the name and address of each holder of shares of capital stock of the Company, along with, for each such holder, the number of shares of Company Common Stock it holds, the aggregate Common Stock Cash Consideration payable in respect of such shares, the number of shares of Company Preferred Stock it holds, the aggregate Preferred Stock Consideration payable in respect of such shares, its aggregate Pro Rata Share and its aggregate pro rata interest in the Escrow Fund.

                     (d)   Each share of Company Common Stock and each share of Company Preferred Stock held by Parent, Merger Sub, any other subsidiary of Parent, or the Company immediately prior to the Effective Time shall be canceled, retired and cease to exist and no payment or distribution shall be made with respect thereto.

                     (e)   Each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub shall be converted into and become one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation, and all such shares of Surviving Corporation common stock shall constitute the only outstanding shares of the Surviving Corporation.

           Section 2.2  Company Restricted Stock.

                     (a)   At the Effective Time, each share of Company Common Stock that is subject to a restricted stock award granted under the Company's 2003 Restricted Stock Plan (the "Restricted Stock Plan") or any other plan, program or arrangement that provides for the issuance of restricted stock (the "Company Restricted Stock") that is outstanding immediately prior to the Effective Time, but solely to the extent such underlying share has not been issued at the Effective Time or converted pursuant to Section 2.1, whether or not such share is subject to restrictions on transferability, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the consideration upon the terms and as listed in Section 2.1(a).

                     (b)   All such shares of Company Restricted Stock, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a restricted stock award agreement and/or certificate representing any such shares of Company Restricted Stock shall thereafter cease to have any rights with respect thereto, except the right to receive the Common Stock Consideration, without interest (except in the case of interest accrued on the Escrow Amount), for each such shares upon the surrender of any certificate, to the extent applicable, in accordance with Section 2.3.

                     (c)  The Company shall use its reasonable best efforts to effectuate the foregoing, including, but not limited to, obtaining all consents necessary to effectuate the foregoing, to ensure that, after the Effective Time, no person shall have any right under the Restricted Stock Plan or any other restricted stock, stock option, other equity or incentive plan or any other plan, program, agreement or arrangement with respect to equity securities of the Company or any Company Subsidiary (the "Equity Plans"). As of the Effective Time, the Equity Plans shall terminate and all rights thereunder shall be cancelled.

           Section 2.3  Exchange of Certificates.

                     (a)   Prior to the Effective Time, Parent shall designate a commercial bank or trust company reasonably acceptable to the Company to act as paying agent (the "Paying Agent") for the holders of shares of Company Common Stock and Company Preferred Stock in connection with the Merger and to receive the funds to which holders of such shares shall become entitled pursuant to Section 2.1(a) or Section 2.1(b), as applicable. The Paying Agent shall also make all payments with respect to the Common Stock Deferred Payment in accordance with the terms of this Agreement and Schedule 1.1 hereto.

                     (b)   On or after the Effective Time, the Parent shall instruct the Paying Agent to mail or deliver to each holder of record whose shares of Company Common Stock or Company Preferred Stock were converted pursuant to Section 2.1 into the right to receive the Common Stock Cash Consideration or the Preferred Stock Consideration, as applicable, a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to such shares shall pass, only upon delivery to the Paying Agent of the certificates evidencing ownership thereof (the "Certificates") or the affidavit referred to in Section 2.3(d) below and which shall contain the instructions for effecting the surrender of the Certificates in exchange for the Common Stock Cash Consideration or the Preferred Stock Consideration, as applicable. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive, in exchange therefore, the Common Stock Cash Consideration or the Preferred Stock Consideration, as applicable, for the shares formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed from and after the Effective Time to represent only the right to receive the Common Stock Cash Consideration or the Preferred Stock Consideration, as applicable.

                     (c)   Transfer Books; No Further Ownership Rights in Shares. At the Effective Time, the share records of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock or Company Preferred Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock or Company Preferred Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided for in this Agreement or by applicable law.

                     (d)   Lost or Stolen Shares. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the written agreement (in form and substance reasonably satisfactory to Parent) of such Person to indemnify Parent against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Common Stock Cash Consideration or the Preferred Stock Consideration, as applicable, in respect thereof pursuant to this Agreement.

                     (e)   Termination of Fund; No Liability. At any time following twelve months after such funds were deposited or made available to the Paying Agent, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any such funds (including any interest received with respect thereto) that have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to applicable abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Common Stock Cash Consideration or the Preferred Stock Consideration, as applicable, with respect to their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for the Common Stock Cash Consideration or the Preferred Stock Consideration, as applicable, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

           Section 2.4  Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article II such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

           Section 2.5  Payment of the Merger Consideration. At the Effective Time, Parent shall (i) deposit with the Paying Agent (A) the aggregate Common Stock Cash Consideration payable with respect to the Company Common Stock pursuant to Section 2.1(a) and Section 2.3 and (B) the aggregate Preferred Stock Consideration payable with respect to the Company Preferred Stock pursuant to Section 2.1(b) and Section 2.3; (ii) deposit the Escrow Amount with the Escrow Agent to be held in escrow and released to the holders of the shares of Company Common Stock in accordance with the terms of this Agreement and the Escrow Agreement; and (iii) deposit the Stockholders' Representative Amount into the account designated by the Stockholders' Representative pursuant to Section 9.3(b) hereof to be held in the Stockholders' Representative Expense Account to be released to the Stockholders' Representative and/or the holders of the shares of Company Common Stock in accordance with the terms of this Agreement. The parties hereto agree that, for tax reporting purposes, Intermediate Parent is the owner of any cash in the Escrow Fund until such cash is distributed in accordance with the Escrow Agreement, and that all interest on or other taxable income, if any, earned from the investment of such cash shall be treated for tax purposes as earned by Intermediate Parent, and Intermediate Parent shall pay the any such Taxes thereon. Intermediate Parent shall be entitled to receive distributions from the Escrow Fund in amounts necessary to pay any such Taxes in accordance with the provisions of the Escrow Agreement.

           Section 2.6  Further Action. At and after the Effective Time, the officers and directors of Parent and the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company and Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company and Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           The Company hereby represents and warrants to Merger Sub, Intermediate Parent and Parent that:

           Section 3.1  Organization and Qualification; Subsidiaries.

                     (a)   The Company and each Subsidiary of the Company (each, a "Company Subsidiary") is a corporation, limited liability company or limited partnership, as the case may be, duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has the requisite corporate or comparable power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation, limited liability company or limited partnership, as the case may be, to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failure to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Section 3.1(a) of the Disclosure Schedule delivered by the Company to Parent, Intermediate Parent and Merger Sub concurrently with the execution of this Agreement (the "Company Disclosure Schedule") sets forth a complete and accurate list of the name, jurisdiction of incorporation or organization and authorized and outstanding capital of each Company Subsidiary.

                     (b)   Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, the Company owns directly or indirectly all of the issued and outstanding shares of capital stock or other equity interests of the Company Subsidiaries. Other than as set forth in Section 3.1(b) of the Company Disclosure Schedule, as of the date of this Agreement the Company has no other equity interest or profit participation in any entity. No shares of capital stock of the Company are held by a Company Subsidiary.

           Section 3.2  Charter Documents and Bylaws. The Company has heretofore made available to Parent, Intermediate Parent and Merger Sub a complete and correct copy of the certificate of incorporation, as amended, and the bylaws of the Company as now in effect. The Company has made available to Parent complete and correct copies of the certificate of incorporation and bylaws or equivalent organizational documents of each Company Subsidiary as now in effect. The certificate of incorporation, as amended, and bylaws of the Company are each in full force and effect and the certificate of incorporation or bylaws or equivalent organizational documents of each Company Subsidiary are each in full force and effect. The Company is not in violation of any of the provisions of its certificate of incorporation, as amended, or bylaws, and each Company Subsidiary is not in violation of any of the provisions of its respective certificate of incorporation or bylaws or equivalent organizational documents. The minute books of the Company contain accurate and complete records of all meetings of, and corporate actions taken by, the stockholders and directors of the Company and no meeting of the stockholders or board of directors of the Company has been held for which minutes have not been prepared and are not contained in such minute books. True and complete copies of all minutes have been made available to Parent and all stock record books of the Company shall be made available to Parent within two Business Days after the execution of this Agreement.

           Section 3.3  Capitalization.

                     (a)   The authorized capital stock of the Company consists of (i) 3,000,000 shares of Company Common Stock and (ii) 1,000,000 shares of Company Preferred Stock. As of the date of this Agreement, (i) 1,729,091 shares of Company Common Stock were issued and outstanding and no shares of Company Common Stock were held in treasury and (ii) 72,002 shares of Company Preferred Stock were issued and outstanding and no shares of Company Preferred Stock are held in treasury. All issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. Schedule 2.1(c) sets forth a complete and accurate list of all holders of capital stock of the Company, indicating the number of shares of each class of capital stock of the Company held by each holder. Section 3.3(a) of the Company Disclosure Schedule sets forth the name of each holder of Company Restricted Stock, together with the grant date and vesting schedule. Except as set forth in this Section 3.3 or as set forth on Section 3.3(a) of the Company Disclosure Schedule, there are not now, nor (except as expressly permitted by this Agreement) will there be at the Effective Time, any options, restricted stock, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, reserve for issuance or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. There are not now, nor will there be at the Effective Time, any outstanding or authorized stock appreciation rights, phantom stock, profit participation or similar rights with respect to the Company or any Company Subsidiary. Other than as set forth on Section 3.3(a) of the Company Disclosure Schedule or as contemplated hereby, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary.

                     (b)   Other than as set forth on Section 3.3(b) of the Company Disclosure Schedule or as contemplated hereby, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party relating to voting or disposition of any shares of capital stock of the Company or any Company Subsidiary or granting to any person or group of persons the right to elect, or to designate or nominate for election, a director to the board of directors of the Company or any Company Subsidiary. All of the outstanding shares of capital stock of each of the Company Subsidiaries have been validly issued and are duly authorized, fully paid, non-assessable and free of any preemptive rights and, except as set forth in Section 3.3(b) of the Company Disclosure Schedule, are owned by the Company free and clear of all Encumbrances, other than Encumbrances imposed under the securities laws.

                     (c)   Other than as set forth on Section 3.3(c) of the Company Disclosure Schedule, all dividends or distributions on securities of the Company or any Company Subsidiary that have been declared or authorized have been paid in full.

           Section 3.4  Authority Relative to this Agreement.

                     (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery of this Agreement by Merger Sub, Intermediate Parent and Parent, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

                     (b)   The Board of Directors of the Company (the "Company Board") has unanimously (i) determined that this Agreement is advisable and in the best interests of the Company's stockholders and (ii) approved this Agreement.

           Section 3.5  No Conflict; Required Filings and Consents.

                     (a)   Except as set forth in Section 3.5(a) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation, as amended, or bylaws of the Company or conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) have been obtained and all filings and obligations described in subsection (b) have been made or complied with, conflict with or violate any Laws applicable to the Company or any Company Subsidiary or by which any asset of the Company or any Company Subsidiary is bound or affected, or (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any Encumbrance upon any of the respective properties or assets of the Company or any Company Subsidiary under, any of the terms, conditions or provisions of any Contract to which the Company or any Company Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults, or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Surviving Corporation.

                     (b)   The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Exchange Act, the pre-merger notification requirements of the HSR Act (and any comparable state or foreign filings), and filing and recordation of appropriate documents for the Merger as required by the DGCL and (ii) other required consents, approvals, authorizations, permits, filings or notifications, except where the failure to obtain such consents, approvals, authorizations or permits, and to make all such filings or notifications, would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Surviving Corporation.

           Section 3.6  SEC Filings; Financial Statements.

                     (a)   Since December 31, 2003, the Company has timely filed all forms, reports, statements and other documents required to be filed with the SEC. All such required forms, reports, statements and other documents (including those that the Company may file subsequent to the date of this Agreement) are herein referred to as the "Company SEC Reports". Except as disclosed in Section 3.6(a) of the Company Disclosure Schedule (and except to the extent a Company SEC Report has been modified or superseded in any subsequent Company SEC Report filed with the SEC and publicly available prior the date of this Agreement), the Company SEC Reports, as amended, (i) complied and, with respect to any Company SEC Reports filed after the date of this Agreement, will comply in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and (ii) did not and will not as of the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were and will be made, not misleading. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act. To the knowledge of the Company as of the date hereof, there is no material unresolved violation of the Exchange Act or the published rules and regulations of the SEC asserted by the SEC in writing with respect to the Company SEC Reports.

                     (b)   Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports (except and as to the extent such Company SEC Report has been modified or superseded in any subsequent Company SEC Report filed with the SEC and publicly available prior to the date of this Agreement) comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, has been prepared in all material respects in accordance with the published rules and regulations of the SEC and United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be set forth in the notes thereto or in Section 3.6(b) of the Company Disclosure Schedule) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise set forth in the notes thereto or in Section 3.6(b) of the Company Disclosure Schedule (subject, in the case of unaudited statements, to normal year-end adjustments).

                     (c)   Except for (i) those liabilities that are adequately reflected or reserved for in the consolidated financial statements (or notes thereto) in any Company SEC Report, as filed with the SEC prior to the date of this Agreement, (ii) liabilities incurred in connection with this Agreement, (iii) liabilities incurred since December 31, 2005 in the ordinary course of business consistent with past practice and (iv) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, the Company and the Company Subsidiaries do not have, and since December 31, 2005, the Company and the Company Subsidiaries have not incurred any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in the Company's financial statements in accordance with GAAP).

                     (d)   Except in each case as set forth in the Company SEC Reports as filed with the SEC and publicly available prior to the date of this Agreement or as set forth in Section 3.6(d) of the Company Disclosure Schedule, none of the Company or any of the Company Subsidiaries is indebted to any director or officer of the Company or of any of the Company Subsidiaries (except for amounts due as normal salaries and bonuses, in reimbursement of ordinary business expenses and directors' fees) and no such person is indebted to the Company or any of the Company Subsidiaries, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-K promulgated by the SEC.

                     (e)   Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Reports, and the statements contained in such certifications were true and accurate as of the date of such certifications. For purposes of this Agreement, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act. Neither the Company nor any Company Subsidiary has outstanding, or has arranged any outstanding, "extensions of credit" to directors or executive officers in violation of Section 402 of the Sarbanes-Oxley Act.

                     (f)   Neither the Company nor any Company Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract or arrangement relating to any transaction or relationship between or among the Company and any Company Subsidiary, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand) or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any Company Subsidiaries in the Company's or such Subsidiary's published financial statements or other Company SEC Reports. (g) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) access to assets is permitted only in accordance with management's general or specific authorization; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                     (h)   The Company's "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports.

                     (i)   Except as set forth in Section 3.6(i) of the Company Disclosure Schedule or in Company SEC Reports filed with the SEC and publicly available prior to the date of this Agreement, since December 31, 2003, the Company has not received any oral or written notification from its external auditors of a (x) "significant deficiency" or (y) "material weakness" in the Company's internal controls. For purposes of this Agreement, the terms "significant deficiency" and "material weakness" shall have the meanings assigned to them in Release 2004-001 of the Public Company Accounting Oversight Board, as in effect on the date hereof.

           Section 3.7  Absence of Certain Changes or Events.

                     (a)   From December 31, 2005 to the date of this Agreement, except as contemplated or permitted by this Agreement, the Company and the Company Subsidiaries have conducted their business only in the ordinary course and in a manner consistent with past practice and there has not been (other than as described in Section 3.7 of the Company Disclosure Schedule or in Company SEC Reports filed with the SEC and publicly available prior to the date of this Agreement) (i) any material change by the Company in its accounting methods, principles or practices, any material change in depreciation or amortization policies or rates theretofore adopted or any material change in assumptions underlying or methods of calculating any doubtful account, contingency or other reserves except as required by generally accepted accounting principles and disclosed in any Company SEC Report as filed with the SEC prior to the date of this Agreement, (ii) any material revaluation by the Company of any material asset (including any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice after the date of the most recent Company SEC Report filed prior to the date hereof, (iii) any entry by the Company or any Company Subsidiary into any Material Contract or letter of intent material to the Company and the Company Subsidiaries taken as a whole, except in the ordinary course of business and consistent with past practice, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of any shares of the Company's capital stock or any redemption, purchase or other acquisition of any of the Company's securities, (v) any material increase in the benefits under, or the establishment, material amendment or termination of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, or other employee benefit or other compensatory plan covering current or former employees, directors or consultants of the Company or any Company Subsidiary, or any material increase in the compensation payable or to become payable to or any other material change in the employment terms for any directors or officers of the Company or any Company Subsidiary or any other employee earning noncontingent cash compensation in excess of $150,000 per year, (vi) any entry by the Company or any Company Subsidiary into, or material modification of, any employment, consulting, retention, change in control, severance, termination or indemnification agreement with any director or officer of the Company or any Company Subsidiary or entry into, or material modification of, any such agreement with any other person for a noncontingent cash amount in excess of $100,000 per year or outside the ordinary course of business consistent with past practices, (vii) any issuance by the Company or any Company Subsidiary of any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities, (viii) any incurrence, creation or assumption of any material Encumbrance or any material liability or obligation as guaranty or surety with respect to the obligations of others, (ix) any damage or destruction, loss or other casualty, however arising and whether or not covered by insurance, with a value greater than $100,000 with respect to any individual asset or $250,000 in the aggregate, (x) any agreement by the Company or any Company Subsidiary to take any of the actions described in this Section 3.7 except as expressly contemplated by this Agreement, or (xi) any event, change or circumstance that has had or is reasonably likely to have a Material Adverse Effect on the Company.

                     (b)   Section 3.7(b) of the Company Disclosure Schedule sets forth for each fiscal quarter from January 1, 2004 through March 31, 2006 true and complete information on the level of write-offs resulting from the cyclical verification program for rental equipment.

           Section 3.8  Intellectual Property. Section 3.8 of the Company Disclosure Schedule sets forth a complete list of all: (i) material patented and registered Intellectual Property, and pending patent applications or applications for registration of Intellectual Property, owned or filed by the Company or any Company Subsidiary, (ii) material trade names and trademarks, service marks and copyrights owned or used by the Company or any Company Subsidiary, (iii) material software used by the Company or the Company Subsidiaries (other than non-customized software subject to customary "shrinkwrap" or "click-through" type contracts) and (iv) material licenses of Intellectual Property to which the Company or any of the Company Subsidiaries is a party (the "Material Licenses"). Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or as otherwise noted on Section 3.8 of the Company Disclosure Schedule, (i) the Company and the Company Subsidiaries own, or are licensed to use, all Intellectual Property used in and necessary for the conduct of their business as it is currently conducted, (ii) to the knowledge of the Company, the use of Intellectual Property by the Company and the Company Subsidiaries does not infringe on or otherwise violate the rights of any third party, and, to the extent such Intellectual Property is licensed, the license fees that are due have been paid in full and its use is in accordance in all material respects with the applicable license pursuant to which the Company acquired the right to use such Intellectual Property, (iii) to the knowledge of the Company, no third party is challenging, infringing on or otherwise violating any right of the Company in the Intellectual Property, (iv) neither the Company nor any of the Company Subsidiaries has received notice of any pending, or, to the knowledge of the Company, threatened claim, order or proceeding with respect to any Intellectual Property used in and necessary for the conduct of the Company's and the Company Subsidiaries' business as it is currently conducted and (v) to the knowledge of the Company, no Intellectual Property is being used or enforced by the Company or the Company Subsidiaries in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of any Intellectual Property used in and necessary for the conduct of the Company's and the Company Subsidiaries' business as it is currently conducted.

           Section 3.9  Material Contracts.

                     (a)   Except as disclosed in Section 3.9(a) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is, nor, to the Company's knowledge, is any other party, in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Material Contracts to which it is a party, except for such defaults which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company; and, to the knowledge of the Company, there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default other than such events which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. To the knowledge of the Company, each of the Material Contracts is in full force and effect and is enforceable in accordance with its terms.

                     (b)   Section 3.9(b) of the Company Disclosure Schedule sets forth a list as of the date of this Agreement of (i) all agreements, contracts, letters of intent or other understandings regarding the acquisition of a person or business to which the Company or any Company Subsidiary is a party, whether in the form of an asset purchase, merger, consolidation or otherwise, pursuant to which one or more of the parties thereto has executory indemnification, earn-out or other liabilities; (ii) all credit agreements, indentures, and other agreements related to any indebtedness for borrowed money of the Company or any Company Subsidiary, (iii) all material joint venture or other similar agreements to which the Company or any Company Subsidiary is a party, (iv) all Material Real Property Leases, (v) contracts under which the Company or any Company Subsidiary has advanced or loaned any other person any material amounts (other than in the ordinary course of business), (vi) guaranties of any material obligations (other than a guarantee by the Company of a Company Subsidiary's debts or a guarantee by a Company Subsidiary of the Company's debts or another Company Subsidiary's debts), (vii) other than purchase orders in the ordinary course of business and contracts otherwise set forth on Section 3.9(b) of the Company Disclosure Schedule, contracts or groups of related contracts with the same party or group of parties the performance of which involves annual consideration in excess of $125,000 which are not cancelable by the Company on forty-five (45) days' or less notice without premium or penalty, (viii) agreements under which the Company has granted any person registration rights (including demand and piggy-back registration rights), (ix) all contracts or agreements purporting to restrict or prohibit the Company or any Company Subsidiary from engaging or competing in any business or engaging or competing in any business in any geographic area, (x) all employment, consulting, severance, non-competition, termination or indemnification agreements between the Company or any Company Subsidiary and any director or officer of the Company or any Company Subsidiary or any other employee earning noncontingent cash compensation in excess of $75,000 per year, (xi) all labor agreements, collective bargaining agreements or other labor related contracts (including work rules and practices) to which the Company or any Company Subsidiary is a party with respect to any labor union, labor organization, trade union, works council or similar organization or association of employees, (xii) all Material Licenses and (xiii) all other contracts which are material to the Company and the Company Subsidiaries taken as a whole (collectively, the "Material Contracts"). The Company has made available to Parent a correct and complete copy of each agreement listed in Section 3.9(b) of the Company Disclosure Schedule or a true and complete description of the material terms thereof.

                     (c)   Except as set forth in Section 3.9(c) of the Company Disclosure Schedule, no Material Contract will, by its terms, terminate as a result of the transactions contemplated hereby or require any consent from any party thereto in order to remain in full force and effect immediately after the Effective Time, except for any Material Contracts which, if terminated, would not have a Material Adverse Effect on the Company.

                     (d)   Except as set forth in Section 3.9(d) of the Company Disclosure Schedule, the Company SEC Reports filed with the SEC and publicly available prior to the date of this Agreement set forth all agreements of the Company or any Company Subsidiary with any Stockholder or any executive officer or director of the Company or any other Company Subsidiary. To the knowledge of the Company, there are no agreements between a Stockholder and any officer or employee of the Company that would conflict with any existing employment, retention, severance or similar agreement with such officer or employee. Except as set forth in Section 3.9(d) of the Company Disclosure Schedule or except as set forth in the Company SEC Reports filed with the SEC and publicly available prior to the date of this Agreement, no officer or director of the Company, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any interest in any contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of the Company or any of the Company Subsidiaries which interest would be required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the SEC.

           Section 3.10  Environmental Matters.

                     (a)   Except as set forth in Section 3.10(a) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary nor any of their operations, properties and facilities has violated or has any liability under any Environmental Law or lacks any permits, licenses or other approvals required of them under applicable Environmental Law or is violating any term or condition of any such permit, license or approval, except as such violation, liability or failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                     (b)   Except as set forth in Section 3.10(b) of the Company Disclosure Schedule, as of the date of this Agreement, neither the Company nor any of the Company Subsidiaries has received any written notice or report from any Person regarding any violation of or any liability under, any Environmental Law, with respect to their current or former operations, properties or facilities, except as such violation or liability would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

                     (c)   As of the date of this Agreement, no proceedings, claims, investigations or enforcement actions are pending or, to the knowledge of the Company or any Company Subsidiary, threatened under any Environmental Law with respect to current or former operations, properties or facilities of the Company or any Company Subsidiary, except for proceedings, claims, investigations or enforcement actions which, if adversely determined, would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

                     (d)   Neither the Company nor any of the Company Subsidiaries has agreed to assume, undertake, or provide indemnification for any liability, including without limitation any obligation for any Response Action, of any other Person under any Environmental Law, except for actions as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                     (e)   Neither the Company nor any of the Company Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, Handled, or Released any substance, or owned or operated its business or any property or facility (and no such property or facility is, to the knowledge of the Company, currently contaminated by any such substance) in a manner that has given or would reasonably be expected to give rise to any Material Adverse Effect on the Company.

                     (f)   Neither the Company nor any of the Company Subsidiaries has arranged for the disposal or treatment or for the transportation for disposal or treatment, of any substance at any off-site location in a manner that has given or would reasonably be expected to give rise to any Material Adverse Effect on the Company.

                     (g)   Since June 13, 2003, except as set forth in Section 3.10(g) of the Company Disclosure Schedule, no Response Action has been or is being conducted at, on, under or around any Real Property pursuant to any Environmental Law, except for such responses as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

                     (h)   The Company and the Company Subsidiaries have made available to Parent all material environmental audits, reports and other material environmental documents relating to their properties, facilities or operations which are in their possession as of the date of this Agreement.

           Section 3.11  Benefit Plans.

                     (a)   Except as disclosed in the Company SEC Reports filed with the SEC prior to the date of this Agreement or as set forth in Section 3.11(a) of the Company Disclosure Schedule or as expressly contemplated by this Agreement, there exists no employment, consulting, retention, change in control, severance or termination agreement or arrangement between the Company or any of the Company Subsidiaries and any individual current or former employee, officer or director of the Company or any of the Company Subsidiaries with respect to which the annual cash, noncontingent payments thereunder exceed $50,000.

                     (b)   Section 3.11(b) of the Company Disclosure Schedule contains a correct and complete list of all (i) "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), including any such Pension Plans that are "multiemployer plans" (as such term is defined in Section 4001(a)(3) of ERISA) (collectively, the "Multiemployer Pension Plans"), (ii) "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), and (iii) all other benefit plans, policies, programs, agreements or arrangements, including but not limited to, any bonus, deferred compensation, severance pay, retention, change in control, employment, consulting, pension, profit-sharing, retirement, insurance, stock purchase, stock option, incentive or equity compensation or other fringe benefit plan, program, policy, agreement or arrangement, in each case maintained, contributed to or required to be contributed to, by the Company or any of the Company Subsidiaries or any trade or business, whether or not incorporated, that, together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA or Section 414 of the Code (each, an "ERISA Affiliate"), for the benefit of any current or former employees, officers, consultants or directors of the Company or any of the Company Subsidiaries, or with respect to which the Company or any of the Company Subsidiaries could reasonably have any liability (collectively, the "Benefit Plans"). Other than with respect to any Multiemployer Pension Plan, the Company has delivered or made available, or will make available within two (2) Business Days of the date of this Agreement, to Parent correct and complete copies of (i) each Benefit Plan (including all amendments thereto) or written description of each Benefit Plan that is not otherwise in writing, (ii) the three most recent annual reports on Form 5500 and all schedules thereto filed with respect to each Benefit Plan, to the extent applicable, (iii) the most recent summary plan description and summary of material modifications for each Benefit Plan, to the extent applicable, (iv) each current trust agreement, insurance contract or policy, group annuity contract and any other funding arrangement relating to any Benefit Plan, to the extent applicable, (v) the most recent actuarial report, financial statement or valuation report, to the extent applicable, and (vi) a current Internal Revenue Service favorable determination letter, to the extent applicable.

                     (c)   Except where such non-compliance or violation would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company or as set forth in Section 3.11(c) of the Company Disclosure Schedule, each Benefit Plan that is not a Multiemployer Pension Plan is and has at all times been operated and administered in accordance with its terms and in compliance with applicable Law, including but not limited to ERISA and the Code.

                     (d)   Except as set forth in Section 3.11(d) of the Company Disclosure Schedule, each Pension Plan that is not a Multiemployer Pension Plan intended to be "qualified" within the meaning of section 401(a) of the Code has received a recent and currently effective determination letter from the Internal Revenue Service that such Pension Plan is so qualified and exempt from taxation under section 401(a) and 501(a) of the Code, and, to the knowledge of the Company, no condition exists that would be expected to materially adversely affect such qualification.

                     (e)   None of the Benefit Plans is, and none of the Company or any of the Company Subsidiaries has ever (or in the case of clause (ii) hereof, within the six years prior to the date of this Agreement) maintained or had an obligation to contribute to (i) a "single employer plan" (as such term is defined in Section 4001(a)(15) of ERISA) subject to Section 412 of the Code or Title IV of ERISA, (ii) a "multiple employer plan" or "multiple employer welfare arrangement" (as such terms are defined in ERISA) or (iii) a funded welfare benefit plan (as such term is defined in Section 419 of the Code). Except as set forth in Section 3.11(e) of the Company Disclosure Schedule, there are no unpaid contributions due from the Company or a Company Subsidiary or any ERISA Affiliate prior to the date hereof with respect to any Benefit Plan that are required to have been made under the terms of such Benefit Plan, any related insurance contract or any applicable Law and all contributions due have been timely made.

                     (f)   None of the Company or any of the Company Subsidiaries has incurred any liability or taken any action, and neither the Company nor any Company Subsidiary has any knowledge of any action or event, that could reasonably be expected to cause any one of them to incur any liability (i) under Section 412 of the Code or Title IV of ERISA with respect to any "single-employer plan" (as such term is defined in Section 4001(a)(15) of ERISA), (ii) under Title IV of ERISA, including on account of a partial or complete withdrawal (as such term is defined in Sections 4203 and 4205 of ERISA, respectively) with respect to any Multiemployer Pension Plan, (iii) on account of unpaid contributions to any Multiemployer Pension Plan, (iv) on account of the reorganization of any Multiemployer Pension Plan or increased contributions to avoid a reduction in benefits or an excise tax or (v) by reason of Section 4069, 4204 or 4212 of ERISA.

                     (g)   None of the Company, any of the Company Subsidiaries or any ERISA Affiliate has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) or any other breach of fiduciary responsibility with respect to any Benefit Plan that reasonably could be expected to subject the Company or any of the Company Subsidiaries to any material tax or penalty.

                     (h)   Except as set forth in Section 3.11(h) of the Company Disclosure Schedule, with respect to any Benefit Plan that is not a Multiemployer Pension Plan, and, to the Company's actual knowledge with respect to any Multiemployer Pension Plan: (i) no filing, application or other matter is pending with the Internal Revenue Service, the Pension Benefit Guaranty Corporation, the United States Department of Labor or any other governmental body, and (ii) there is no action, suit, audit, investigation or claim pending, or to the Company's knowledge, threatened or anticipated that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                     (i)   Except as set forth in Section 3.11(i) of the Company Disclosure Schedule, none of the Company or any of the Company Subsidiaries has any obligation to provide any health benefits or other non-pension benefits (whether or not insured) to retired or other former employees, directors or consultants, except as specifically required by Part 6 of Title I of ERISA or Section 4980B of the Code ("COBRA").

                     (j)   Except as set forth in Section 3.11(j) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, or any termination of employment or service (or other event or occurrence) in connection therewith will (i) entitle any current or former employee, director or consultant of the Company or any of the Company Subsidiaries to any payment or benefit (or result in the funding of any such payment or benefit) or result in any forgiveness of indebtedness with respect to any such persons, (ii) increase the amount of any compensation, equity award or other benefits otherwise payable by the Company or any Company Subsidiary or (iii) result in the acceleration of the time of payment, funding or vesting of any compensation, equity award or other benefits except as required under Section 411(d)(3) of the Code.

                     (k)   Except as set forth in Section 3.11(k) of the Company Disclosure Schedule, (i) no Benefit Plan that is not a Multiemployer Pension Plan is a "nonqualified deferred compensation plan" subject to Section 409A of the Code and (ii) no amounts payable (individually or collectively and whether in cash, capital stock of the Company or other property) under any of the Benefit Plans that are not Multiemployer Pension Plans, or, to the Company's actual knowledge with respect to any Multiemployer Pension Plan, or any other contract, agreement or arrangement with respect to which the Company or any Company Subsidiary may have any liability could fail to be deductible for federal income tax purposes by virtue of Section 404, 162(m) or Section 280G of the Code.

                     (l)   Neither the Company nor any of its ERISA Affiliates has used the services or workers provided by third party contract labor suppliers, temporary employees, "leased employees" (as that term is defined in Section 414(n) of the Code), or individuals who have provided services as independent contractors to an extent that would reasonably be expected to result in the disqualification of any of the Benefit Plans that are not Multiemployer Pension Plans or the imposition of penalties or excise taxes with respect to the Benefit Plans that are not Multiemployer Pension Plans by the Internal Revenue Service, the Department of Labor, or the Pension Benefit Guaranty Corporation.

                     (m)   Except as set forth in Section 3.11(m) of the Company Disclosure Schedule, each Benefit Plan that is not a Multiemployer Pension Plan can be freely amended, terminated or otherwise discontinued after the Effective Time without the consent of participants and without liability (other than ordinary administrative expenses) and neither the Company nor any of the Company Subsidiaries has any express or implied commitment, whether legally enforceable or not, to adopt any new Benefit Plan or modify, change or terminate any existing Benefit Plan that are not Multiemployer Pension Plans other than as may be required by ERISA or the Code. Except as set forth on Section 3.11(m) of the Company Disclosure Schedule, no termination, discontinuance, load, market value adjustment or other similar fee or expense is or shall become payable by any Benefit Plan that is not a Multiemployer Pension Plan (or with respect to a Multiemployer Pension Plan, to the Company's actual knowledge) or the participants therein, or the Company or any of the Company Subsidiaries, in connection with the discontinuance of contributions to, and/or the amendment or termination of, any such Benefit Plan.

                     (n)   The Neptune Employee Relief Fund has received a currently effective determination letter from the Internal Revenue Service that such Fund qualifies as a tax-exempt organization under Section 501(c)(3) of the Code, and to the knowledge of the Company, no condition exists that would be expected to adversely affect such tax-exempt status.

           Section 3.12  Tax Matters. Except as set forth in Section 3.12 of the Company Disclosure Schedule:

                     (a)   (i) the Company and each of the Company Subsidiaries has duly and timely filed, or will duly and timely file, all income Tax Returns and all other material Tax Returns required to be filed by it on or before the Closing Date, and each such Tax Return has been, or will be, prepared in compliance with all applicable Laws and is, or will be, true, correct and complete in all material respects when filed; (ii) the Company and each of the Company Subsidiaries has paid (or the Company has paid on the Company Subsidiaries' behalf) or will pay all Taxes shown as due on such returns and all other material Taxes due and payable prior to the date hereof except such Taxes as are currently being or will be contested in good faith and for which adequate reserves, as applicable, have been or will be established in the Company's financial statements in accordance with GAAP; (iii) the most recent financial statements contained in the Company SEC Reports reflect an adequate reserve for all material Taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof through the date of such financial statements; and (iv) neither the Company nor any Company Subsidiary has incurred any liability for material Taxes subsequent to the date of such most recent financial statement other than in the ordinary course of such Company's or Company Subsidiary's business.

                     (b)   (i) no Tax Return of the Company or any of the Company Subsidiaries is under audit or examination by any taxing authority, no written notice of such an audit or examination or any other audit or examination with respect to Taxes has been received by the Company or any of the Company Subsidiaries, and no material deficiencies for Taxes have been claimed, proposed, assessed or threatened in writing against the Company or any Company Subsidiary by any Taxing Authority; (ii) each deficiency resulting from any audit or examination relating to Taxes by any taxing authority has been paid, except for deficiencies currently being contested in good faith and for which adequate reserves, as applicable, have been established in the Company's financial statements in accordance with GAAP; (iii) there are no liens for Taxes upon the assets of the Company or any Company Subsidiary except liens relating to current Taxes not yet due and payable and Taxes that are being contested in good faith and for which adequate reserves, as applicable, have been established in the Company's financial statements in accordance with GAAP; (iv) all Taxes which the Company or any Company Subsidiary are required by Law to withhold or to collect for payment have been duly withheld and collected and any such amounts that are required to be remitted to any taxing authority have been duly and timely remitted; (v) none of the Company or the Company Subsidiaries has consented to extend the time in which any Tax may be assessed or collected by any taxing authority; (vi) since January 1, 2003, no unresolved written claim has been made by any taxing authority in a jurisdiction where the Company and the Company Subsidiaries do not file Tax Returns that the Company or Company Subsidiary is or may be subject to taxation in that jurisdiction and (vii) no power of attorney that would be in force after the Closing Date has been granted by the Company or any Company Subsidiaries with respect to Taxes.

                     (c)   There is no contract or arrangement, plan or agreement by or with the Company or any Company Subsidiary covering any person that, individually or collectively, could give rise to the payment of any amount by the Company or a Company Subsidiary that would not be deductible by the Company or such Company Subsidiary by reason of Section 280G or Section 162(m) of the Code.

                     (d)   Each of the Company and the Company Subsidiaries has made available to Parent, Intermediate Parent and Merger Sub true, correct and complete copies of all federal income Tax Returns, and all examination reports and statements of deficiencies assessed against or agreed to by any of the Company or the Company Subsidiaries requested by Parent or its representatives that have been filed by any of the Company or the Company Subsidiaries for the taxable years ending December 31, 2002, 2003, and 2004.

                     (e)   None of the Company or the Company Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Neptune, Inc., the Company or any Company Subsidiary prior to its acquisition by the Company), (ii) is a party to or bound by any Tax allocation, sharing or indemnification agreement or other similar arrangement with any person other than the Company and the Company Subsidiaries, or (iii) has any liability for the Taxes of any person (other than any of the Company, Neptune, Inc. or the Company Subsidiaries) under Treas. Reg. §1.1502-6 (or any similar provision of Law), as a transferee or successor, by contract, or otherwise.

                     (f)   Since June 13, 2003, neither the Company nor any Company Subsidiary has constituted a "distributing corporation" or a "controlled corporation" in a distribution of stock purported to or intended to be governed by Section 355 or Section 361 of the Code.

                     (g)   Neither the Company nor any Company Subsidiary has participated in, or is currently participating in, a "reportable transaction" within the meaning of Treas. Reg. § 1.6011-4(b) or any transaction requiring disclosure under a corresponding or similar provision of state, local or foreign law.

                     (h)   The Company and each of the Company Subsidiaries is not, and has not been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                     (i)   To the knowledge of the Company, neither the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of: (i) any intercompany transactions or excess loss account described in Treasury regulation under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax law); (ii) any installment sale or open transaction disposition made on or prior to the Closing Date; (iii) any prepaid amount received on or prior to the Closing Date; (iv) Section 481(a) or Section 482 of the Code (or an analogous provision of state, local, or foreign law) by reason of a change in accounting method or otherwise; or (v) any other transaction or accounting method that accelerated an item of deduction into periods ending on or before the Closing Date or a transaction or accounting method that deferred an item of income into periods beginning after the Closing Date.

           Section 3.13  Litigation. Except as set forth in Section 3.13 of the Company Disclosure Schedule or in Company SEC Reports filed with the SEC and publicly available prior to the date of this Agreement, there is no suit, claim, action, proceeding (including without limitation arbitration, grievances or administrative proceedings) or, to the knowledge of the Company, investigation pending or threatened against or naming as a party thereto (i) the Company or any of the Company Subsidiaries or (ii) any of the Company's or any Company Subsidiary's current or former directors or officers or any other Person who may be entitled to indemnification or contribution by the Company or any Company Subsidiary in connection therewith, at law or in equity, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Section 3.13 of the Company Disclosure Schedule, neither the Company, nor any of the Company Subsidiaries nor, to the knowledge of the Company, any of the Company's or any Company Subsidiary's current or former directors or officers or any other Person who may be entitled to indemnification or contribution by the Company or any Company Subsidiary in connection therewith, is subject to any outstanding Order, judgment, writ, injunction or decree that would reasonably be expected to have a Material Adverse Effect on the Company.

           Section 3.14  Brokers. Prior to the date hereof, the Company has made available to Parent and Merger Sub a copy of the Jefferies Engagement Letter. Except for the payments to be made to Jefferies pursuant to the Jefferies Engagement Letter, neither the Company nor any Company Subsidiary has made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated by this Agreement.

           Section 3.15  Properties and Assets.

                     (a)   The Company and the Company Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their material tangible properties and assets, real and personal, used or held for use in their business, located on their premises or shown on the consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 2005 or acquired thereafter, free and clear of any Encumbrances, except (i) as set forth in the Company SEC Reports as filed with the SEC prior to the date of this Agreement or as set forth in Section 3.15(a) of the Company Disclosure Schedule, (ii) Encumbrances for taxes not yet due and payable and for which adequate reserves, as applicable, have been established in the Company's financial statements in accordance with GAAP and (iii) Encumbrances which do not, individually or in the aggregate, materially interfere with or materially impair the conduct of the business of the Company or any Company Subsidiary or the operation of or the business activities conducted at each facility owned or leased by the Company or any Company Subsidiary.

                     (b)   Section 3.15(b) of the Company Disclosure Schedule is a complete and correct list of all real property owned in fee by the Company or any of the Company Subsidiaries (collectively, the "Owned Real Property"). Within two Business Days after the date of this Agreement, the Company shall make available to Parent true, correct and complete copies of all deeds, mortgages, surveys, material permits, title insurance commitments or policies, certificates of occupancy and other material documents relating to or affecting the ownership, use, occupancy or operation of the Owned Real Property to the extent the same are in the possession or control of the Company or a Company Subsidiary. Neither the Company nor any Company Subsidiary is obligated under, or a party to, any option, right of first refusal or other contractual right to sell, assign or dispose of any Owned Real Property or any portion thereof. The obligations of the Company and the Company Subsidiaries with regard to all applicable covenants, easements and restrictions affecting the Owned Real Property have been and are being performed in a proper and timely manner by the Company or a Company Subsidiary, as applicable, except for such failure as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                     (c)   Section 3.15(c) of the Company Disclosure Schedule is a complete and correct list of all real property leased, subleased or licensed by the Company or any of the Company Subsidiaries (collectively, the "Leased Real Property" and together with the Owned Real Property, the "Real Property"). Within two Business Days after the date of this Agreement, the Company shall make available to Parent true, correct and complete copies of all leases, subleases, licenses and other Contracts under which the Company and/or any of the Company Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any Leased Real Property, including all modifications, amendments and supplements thereto (collectively, the "Real Property Leases"). Leased Real Property for which the annual rental exceeds $100,000 per year is hereinafter referred to as "Material Leased Real Property" and the Real Property Leases corresponding thereto are referred to as "Material Real Property Leases." With respect to the Material Leased Real Property, except as disclosed in Section 3.15(c) of the Company Disclosure Schedule:

(i) the Company or the applicable Company Subsidiary enjoys peaceful and undisturbed possession of the premises leased pursuant to each Material Real Property Lease in all material respects;

(ii) with respect to any Material Real Property Leases that were assigned (or deemed assigned pursuant to the terms of such Material Real Property Lease) or subleased to the Company or any of the Company Subsidiaries by a third party, all landlord, and to the Company's knowledge any other, consents to such assignments (or deemed assignments) or subleases have been obtained which may have been required with respect to such assignments (or deemed assignments) or subleases;

(iii) none of the rights of the Company or any of the Company Subsidiaries under any of the Material Real Property Leases will be subject to termination or modification nor will the performance by the Company or the applicable Company Subsidiary of its obligations under any Material Real Property Lease be accelerated as the result of the consummation of the transactions contemplated by this Agreement, and upon the consummation of the Merger, Parent will have succeeded to all of the rights, title and interest of the Company or the applicable Company Subsidiary under each such Material Real Property Lease;

(iv) the current use of the premises leased, subleased or licensed under each Material Real Property Lease complies in all material respects with the terms of such Material Real Property Lease;

(v) no Material Real Property Lease has been assigned, mortgaged, hypothecated or otherwise encumbered by the Company; and

(vi) neither the Company nor any of the Company Subsidiaries has, nor, to the Company's knowledge, has any other party thereto (including the lessor or sublessor thereunder) waived any material terms or conditions of any Material Real Property Lease.

                     (d)   With respect to the Real Property, except as disclosed in Section 3.15(d) of the Company Disclosure Schedule or except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company:

(i) neither the Company nor any of the Company Subsidiaries has received any notice of, nor does the Company have knowledge of, any pending, threatened or contemplated claims, causes of action, lawsuits or legal proceedings affecting its interest in, or its use or possession of, the Real Property or any part thereof, including, without limitation, condemnation or similar proceedings;

(ii) neither the Company nor any of the Company Subsidiaries is currently in default under any permit or any Order, judgment or decree of any Governmental Entity relating to its interest in, or its use, occupancy or operation of, the Real Property, and no conditions or circumstances exist which, with the giving of notice or passage of time, would constitute a default or breach with respect to any such permit or Order, judgment or decree, nor has the Company or any Company Subsidiary received notice of any intention on the part of the issuing authority to cancel, suspend or modify any permit relating to the Real Property; and

(iii) neither the Company nor any Company Subsidiary has received any notice of any violation of any zoning, subdivision, platting, building, fire, insurance, safety, health or other applicable Laws with respect to the Real Property.

                     (e)   Except as set forth in Section 3.15(e) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any lease, sublease, license or other agreement granting to any third party a right to the use, occupancy or enjoyment of any Real Property or any portion thereof.

                     (f)   The Company's and each Company Subsidiary's buildings, equipment and other tangible assets (whether owned or leased) are in good operating condition (normal wear and tear excepted) and are fit for use in the ordinary course of their respective business and have been serviced and maintained consistent with industry standards, except where the failure to be in good operating condition and fit for use or so serviced and maintained would not be reasonably expected to have a Material Adverse Effect on the Company.

           Section 3.16  Compliance with Laws in General. Except as set forth in Section 3.16 of the Company Disclosure Schedule or in a Company SEC Report and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (i) the Company has not received any notices of, nor to its knowledge have there been any, violations by the Company or any Company Subsidiary of any Laws relating to its business and operations and (ii) the Company and the Company Subsidiaries possess all permits, licenses, certifications, and other governmental or regulatory authorizations and approvals necessary to enable the Company and the Company Subsidiaries to carry on their business as presently conducted and all such permits, licenses, certifications and regulatory authorizations and approvals are in full force and effect and there exists no material default thereunder.

           Section 3.17  Labor Matters.

                     (a)   Except as set forth in Section 3.17(a) of the Company Disclosure Schedule, (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the knowledge of the Company, threatened against or affecting the Company or any of the Company Subsidiaries, nor has there been any such action or event during the three years prior to the date of this Agreement, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (ii) as of the date of this Agreement, neither the Company nor any of the Company Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization applicable to employees of the Company or any of the Company Subsidiaries and (iii) as of the date of this Agreement, none of the employees of the Company or any of the Company Subsidiaries have asserted to the Company or any of the Company Subsidiaries that they are represented by any labor organization.

                     (b)   The Company and each Company Subsidiary is and has been in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work, discrimination, employee whistleblowing, classification of employees, immigration, equal opportunity and workplace safety and health, except in each case where the foregoing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

                     (c)   To the knowledge of the Company as of the date hereof, no executive officer or other officer of the Company or any Company Subsidiary is subject to any noncompete, nonsolicitation, nondisclosure, confidentiality, employment, consulting or similar agreement relating to, affecting or in conflict with the present and proposed business activities of the Company and the Company Subsidiaries, except agreements between the Company or a Company Subsidiary and its present and former officers or employees.

                     (d)   As of the date of this Agreement and within the past year, (i) neither the Company nor any of the Company Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act of 1988, as amended (the "WARN Act") or any similar state or local law that remains unsatisfied, and no terminations prior to the Closing Date shall result in unsatisfied liability or obligation under WARN or any similar state or local law and (ii) no employee of the Company or any of the Company Subsidiaries has experienced an employment loss, as defined by the WARN Act or any similar applicable state or local law, requiring notice to employees in the event of a closing or layoff, within ninety days prior to the date of this Agreement, in each case, except where the failure of the foregoing to be true results from any action or omission by Parent or Intermediate Parent or, following the Effective Time, the Surviving Corporation.

           Section 3.18  Required Company Vote. The consent of the holders of Company Common Stock in the Written Consent is the only consent or vote of the holders of any class or series of the Company's securities necessary, whether under the Company's certificate of incorporation, as amended, bylaws, applicable Law or otherwise, to adopt this Agreement. Such Written Consent is in full force and effect and constitute all actions required in accordance with the DGCL, the Company's certificate of incorporation, as amended, and bylaws and otherwise to effectuate the adoption of this Agreement and the Merger by the Stockholders.

           Section 3.19  Stockholders' Agreement(a). The Company has heretofore made available to Parent, Intermediate Parent and Merger Sub a complete and correct copy of the Stockholders' Agreement and amendments thereto. The Stockholders' Agreement is in full force and effect and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

           Section 3.20  State Takeover Laws. The Company has taken, or will take, such actions as it reasonably determines as necessary under "fair price," "business combination" or "control share acquisition" statutes or other similar statutes or regulations of the State of Delaware, including under §203 of the DGCL in respect of the Support Agreement, and, to the knowledge of the Company, any other applicable state that applies in material respect to this Agreement or any of the transactions contemplated hereby.

           Section 3.21  Insurance.

                     (a)   Section 3.21(a) of the Company Disclosure Schedule lists all material property and casualty insurance policies maintained by or on behalf of the Company and the Company Subsidiaries as of the date hereof and deductibles associated with such policies. Except as set forth on Section 3.21(a) of the Company Disclosure Schedule, all such policies are in full force and effect and will not terminate by virtue of the transactions contemplated hereby, all premiums with respect thereto due prior to the Closing have been paid, and to the Company's knowledge no notice of cancellation or termination has been received with respect to any such policy. Except as otherwise indicated in Section 3.21(a) of the Company Disclosure Schedule, to the knowledge of the Company there are no outstanding material performance bonds covering, or issued for, the benefit of the Company or the Company Subsidiaries that would survive the completion of the transactions contemplated hereby. To the extent any outstanding material performance bonds will not survive the completion of the transactions contemplated hereby, the Company shall use commercially reasonable efforts to provide Parent with copies of such performance bonds at least two weeks prior to Closing. Prior to Closing, the Company will use commercially reasonable efforts to assist Parent so that there will be no lapse in coverage of the material performance bonds. To the knowledge of the Company no insurer has advised the Company or the Company Subsidiaries in writing that it intends to reduce coverage, increase premiums or fail to renew existing policies or binders. All such claims covered by the Company's insurance policies were or are being settled or defended by the insurance carriers and involve no material exposure to the Company or the Company Subsidiaries, except to the extent of applicable deductibles under such policies as set forth in Section 3.21(a) of the Company Disclosure Schedule or as set forth in Section 3.21(a) of the Company Disclosure Schedule or a Company SEC Report.

                     (b)   As of the date hereof, neither the Company nor any of the Company Subsidiaries has any disputed claim or claims aggregating $50,000 or more with any insurance provider relating to any claim for insurance coverage under any policy of insurance maintained by the Company or any Company Subsidiary.

           Section 3.22  Indebtedness. The aggregate amount of outstanding Indebtedness of the Company is set forth on Section 3.22 of the Company Disclosure Schedule (determined within one Business Day of the date of this Agreement), along with a listing of each item of Indebtedness and the outstanding and/or available amounts of each such item as of the date of this Agreement.

           Section 3.23  Preferred Stock Rights. In connection with the transactions contemplated by this Agreement, holders of Company Preferred Stock are entitled only to the Preferred Stock Consideration pursuant to the certificate of incorporation, as amended, and bylaws of the Company, the DGCL, the Stockholders' Agreement, any applicable Law, governing instrument, document or otherwise. Upon payment of the Preferred Stock Consideration, holders of Company Preferred Stock shall cease to have any rights or claims in respect of Company Preferred Stock.

           Section 3.24  No Additional Representations. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE III, NEITHER THE STOCKHOLDERS OR THE COMPANY (OR ITS SUBSIDIARIES) NOR ANY OTHER PERSON MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT, INTERMEDIATE PARENT AND MERGER SUB

          Each of Parent, Intermediate Parent and Merger Sub hereby jointly and severally represents and warrants to the Company as follows:

           Section 4.1  Organization and Qualification; Subsidiaries. Each of Parent, Intermediate Parent and Merger Sub is a corporation or a company with limited liability, as the case may be, duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent, Intermediate Parent and Merger Sub is duly qualified or licensed as a foreign corporation or a company with limited liability, as the case may be, to do business, and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failure to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each of Intermediate Parent and Merger Sub is a wholly-owned, direct or indirect, subsidiary of Parent.

           Section 4.2  Charter Documents and Bylaws. Each of Parent, Intermediate Parent and Merger Sub heretofore has provided the Company a complete and correct copy of its certificate of incorporation and bylaws or other equivalent organizational documents as now in effect. The certificate of incorporation and bylaws or other equivalent organizational documents of each of Parent, Intermediate Parent and Merger Sub so provided are in full force and effect. Neither Parent, Intermediate Parent nor Merger Sub is in violation of any of the provisions of its certificate of incorporation or bylaws or other equivalent organizational documents.

           Section 4.3  Authority Relative to this Agreement.

                     (a)   Each of Parent, Intermediate Parent and Merger Sub has all necessary corporate or other power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent, Intermediate Parent and Merger Sub and the consummation by each of Parent, Intermediate Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of either Parent, Intermediate Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent, Intermediate Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent, Intermediate Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

                     (b)   The Board of Directors of Parent has approved this Agreement and the transactions contemplated hereby in accordance with the laws of England and Wales. The Board of Directors and stockholder of each of Intermediate Parent and Merger Sub have approved this Agreement and the transactions contemplated hereby in accordance with the DGCL and Intermediate Parent's or Merger Sub's certificate of incorporation and bylaws, as the case may be.

           Section 4.4  No Conflict; Required Filings and Consents.

                     (a)   The execution and delivery of this Agreement by Parent, Intermediate Parent and Merger Sub does not, and the performance of this Agreement by Parent, Intermediate Parent and Merger Sub and the consummation by Parent, Intermediate Parent and Merger Sub of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of either Parent, Intermediate Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) have been obtained and all filings and obligations described in subsection (b) have been made or complied with, conflict with or violate any Law applicable to Parent, Intermediate Parent or Merger Sub or by which any asset of Parent, Intermediate Parent or Merger Sub is bound or affected, or (iii) conflict with, result in any breach of or constitute a default under any Contract to which either Parent, Intermediate Parent or Merger Sub is a party or by which any asset of Parent, Intermediate Parent or Merger Sub is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

                     (b)   The execution and delivery of this Agreement by each of Parent, Intermediate Parent and Merger Sub does not, and the performance of this Agreement by each of Parent, Intermediate Parent and Merger Sub and the consummation by each of Parent, Intermediate Parent and Merger Sub of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the pre-merger notification requirements of the HSR Act and the filing and recordation of appropriate merger documents as required by the DGCL and (ii) other required consents, approvals, authorizations, permits, filings or notifications, except where the failure to obtain such consents, approvals, authorizations or permits, and to make all such filings or notifications, would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

           Section 4.5  Ownership of Merger Sub; No Prior Activities. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Merger Sub (i) has not conducted, and will not prior to the Effective Time conduct, any business and (ii) has no, and prior to the Effective Time will have no, material assets or liabilities, except, in either case, in connection with the transactions contemplated hereby. No shares of capital stock of the Company are held by Parent, Intermediate Parent or Merger Sub or any subsidiary of Parent, Intermediate Parent or Merger Sub. As of the Effective Time, all of the outstanding capital stock of Merger Sub will be owned directly by Parent or by wholly-owned subsidiaries of Parent.

           Section 4.6  Committed Financing. As of the date hereof, Parent has executed commitment letters and other documentation from financial institutions to provide funds, together with available cash, sufficient to pay the Common Stock Cash Consideration and the Preferred Stock Consideration at the Closing, to deliver the Escrow Amount to the Escrow Agent at the Closing and to pay all fees and expenses of (i) Parent and Merger Sub and (ii) the Company for which Parent, by the terms hereof, is required to pay, in each case related to the transactions contemplated by this Agreement; provided, that the committed financing pursuant to the Rights Offering is subject to the Parent Shareholder Approval and the Admission. Parent has provided to the Company copies of all commitment letters and other material documentation (in each case, other than fee information) provided by financial institutions as of the date of this Agreement in regard to the commitments to provide financing for the transactions contemplated by this Agreement.

           Section 4.7  Capitalization. The authorized share capital of Parent consists of 900,000,000 Parent Ordinary Shares. As of April 30, 2006, 404,334,066 Parent Ordinary Shares had been issued, all of which are duly authorized, validly issued and fully paid and were not issued in violation of any preemptive rights. Except as and to the extent described in the Accounts (defined below), there are no options, warrants, convertible securities or other rights, agreements or commitments relating to the Parent Ordinary Shares or obligating Parent to issue or sell any Parent Ordinary Shares, and there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any share capital of Parent. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, 1,000 shares of which are issued and outstanding, and all such shares are validly issued, fully paid and owned by Intermediate Parent. For purposes of this Section 4.7, the term "Accounts" shall mean Parent's accounts for the financial year ended April 30, 2005 as filed with the Company Register for England and Wales (including any amendments thereto), a copy of which has been provided to the Company.

           Section 4.8  Required Parent Vote(a) . The affirmative vote of a simple majority of the members of Parent present and voting in general meeting (the "Parent Shareholder Approval") is the only vote of the holders of any class of Parent's securities necessary to approve this Agreement and the transactions contemplated hereby.

           Section 4.9  Acknowledgement(a) . Parent has conducted an independent investigation of the business of the Company and the Company Subsidiaries and, to its knowledge, has been furnished with or given adequate access to such information about the business of the Company and the Company Subsidiaries as it has requested. In entering into this Agreement, Parent acknowledges that it has relied solely upon the aforementioned investigation and the specific representations, warranties and covenants of the Company set forth in this Agreement and the Company Disclosure Schedule and in the other documents contemplated hereby.

ARTICLE V

COVENANTS

           Section 5.1  Interim Operations of the Company. The Company covenants and agrees that during the period from the date of this Agreement to the Effective Time (unless Parent shall otherwise agree in writing or except as otherwise expressly contemplated or permitted by this Agreement or as set forth on Section 5.1 of the Company Disclosure Schedule):

                     (a)   the business of the Company and the Company Subsidiaries shall be conducted only in the ordinary course and each of the Company and the Company Subsidiaries shall use all commercially reasonable efforts to preserve its business organization intact and maintain its existing relations with customers, employees and business associates;

                     (b)   the Company and the Company Subsidiaries shall continue to conduct their asset verification programs, including without limitation field examinations, and use commercially reasonable efforts to maintain and service the material physical assets used by the Company and the Company Subsidiaries consistent with their past practice;

                     (c)   the Company shall not (i) sell, transfer or pledge or agree to sell, transfer or pledge any stock owned by it in any of the Company Subsidiaries; (ii) except as expressly contemplated by this Agreement, amend, or permit the amendment of, its restated certificate of incorporation or bylaws or the similar organizational documents of any of the Company Subsidiaries; (iii) split, combine or reclassify the outstanding shares of Company Common Stock or Company Preferred Stock; or (iv) declare, set aside or pay any dividend or distribution payable in cash, stock or property with respect to the shares of Company Common Stock, shares of Company Preferred Stock or any other capital stock of the Company;

                     (d)   neither the Company nor any of the Company Subsidiaries shall (i) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of, or debt or equity securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, capital stock or other equity interests of any class of the Company or the Company Subsidiaries or any phantom stock, phantom stock rights, stock appreciation rights or stock-based performance units or (ii) except as may be required by the terms of any existing agreements or contracts pursuant to the terms of such agreements or contracts as of the date hereof, including, without limitation, the Restricted Stock Plan and Call Agreement, repurchase, redeem or otherwise acquire, or permit any Company Subsidiary to repurchase, redeem or otherwise acquire, any shares of capital stock or other equity interests of the Company or any Company Subsidiary (including securities exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, capital stock or other equity interests of the Company or any Company Subsidiary);

                     (e)   except as required under existing agreements or contracts as of the date of this Agreement, neither the Company nor any of the Company Subsidiaries shall (i) grant or agree to any increase in the compensation of any current or former director, officer, consultant or employee, except for increases made in the ordinary course of business consistent with past practice for individuals other than current or former directors or officers, or as required, pursuant to their terms as of the date of this Agreement, by existing agreements set forth in Section 3.11 of the Company Disclosure Schedule, (ii) enter into any new or amend any existing employment, severance or termination agreement with any such current or former director, officer, consultant or employee or (iii) except as may be required to comply with applicable Law, become obligated under any Benefit Plan that was not in existence on the date hereof or amend or modify any Benefit Plan in existence on the date hereof to enhance the benefits thereunder;

                     (f)   the Company shall not, and shall not permit any of the Company Subsidiaries to, acquire or agree to acquire, including, by merging or consolidating with, or purchasing all, substantially all, or any portion of, the assets or capital stock or other equity interest of, any Person or business;

                     (g)   the Company shall not, and shall not permit any of the Company Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets outside the ordinary course of business;

                     (h)   the Company shall not, and shall not permit any of the Company Subsidiaries to, incur or enter into any agreement to incur any indebtedness for borrowed money or guarantee any such indebtedness, enter into any new or modify any existing letter of credit, or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any Company Subsidiary other than in the ordinary course consistent with past practices or as shall be necessary to fund the Transaction Expenses;

                     (i)   the Company shall not, and shall not permit any of the Company Subsidiaries to, make any loans or advances to, guarantees for the benefit of, or investments in, any person (other than the Company or an existing subsidiary of the Company) except in the ordinary course of business consistent with past practice;

                     (j)   neither the Company nor any of the Company Subsidiaries shall merge or consolidate with any Person except for the Merger;

                     (k)   neither the Company nor any Company Subsidiary shall liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction;

                     (l)   the Company shall not, and shall not permit any of the Company Subsidiaries to, enter into, amend, modify or supplement any Material Contract (i) outside of the ordinary course of business and consistent with past practice (except as may be necessary for the Company to comply with its obligations hereunder) or (ii) restricting in any way the conduct of the respective businesses of the Company or any of the Company Subsidiaries;

                     (m)   the Company shall not, and shall not permit any of the Company Subsidiaries to, enter into or materially amend, modify or supplement any Real Property Lease within the metropolitan statistical area of a Sunbelt Existing Location;

                     (n)   the Company shall not, and shall not permit any of the Company Subsidiaries to, make any capital expenditures in excess of $50,000 individually or $1,000,000 in the aggregate, other than any capital expenditures in amounts not greater than 110% of the amounts individually set forth in the Company's 2006 capital budget, that has been approved by the Company Board and made available to Parent prior to the date of this Agreement;

                     (o)   the Company and the Company Subsidiaries shall comply in all material respects with their respective obligations under the Material Contracts as such obligations become due and with their respective obligations under applicable Law;

                     (p)   the Company shall not, and shall not permit any of the Company Subsidiaries to, enter into, amend, modify or supplement any agreement, transaction, commitment or arrangement with any officer, director or other affiliate (or any affiliate of any of the foregoing);

                     (q)   the Company shall not, and shall not permit any of the Company Subsidiaries to, establish or acquire (i) any subsidiary other than wholly-owned subsidiaries or (ii) subsidiaries organized outside of the United States and its territorial possessions;

                     (r)   the Company and the Company Subsidiaries shall continue in force with reputable insurance companies adequate insurance covering risks of such types and in such amounts as are consistent with past practice, and the Company is expressly authorized to purchase continuing directors and officers liability insurance coverage for a period of up to six years following the Effective Date and the one-time premium payment for such coverage shall not be in excess of $500,000;

                     (s)   except as may be required as a result of a change in law or in GAAP, neither the Company nor any Company Subsidiary shall change any of the accounting principles or practices, depreciation or amortization policies or rates used by it, or change assumptions underlying or methods of calculating any doubtful account, contingency or other reserves;

                     (t)   the Company shall not, and shall not permit any of the Company Subsidiaries to, settle any claim, demand, grievance, arbitration or litigation for amounts in excess of $50,000 individually or $150,000 in the aggregate (other than collection matters, insurance claims and claims under Benefit Plans, in each case, settled in the ordinary course of the business consistent with past practices);

                     (u)   neither the Company nor any Company Subsidiary shall make or revoke any Tax election other than those Tax elections as are consistent with past practice, agree to any settlement or compromise regarding any material Tax liability or any extension or waiver of the statute of limitations period applicable to any Taxes, Tax Returns or Tax claims, amend any Tax Returns, or obtain or file for any rulings with respect to Taxes or pay any Taxes except as required by Law; and

                     (v)   neither the Company nor any of the Company Subsidiaries will enter into any agreement, understanding or commitment to do any of the foregoing.

           Section 5.2  Filings; Other Action. Subject to the terms and conditions of this Agreement, the Company, Parent and Merger Sub shall: (a) if required by applicable Law, promptly make their respective filings and thereafter make any other required submissions under the HSR Act or other applicable law with respect to the Merger and the other transactions contemplated hereby; and (b) use their reasonable best efforts promptly to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated hereby, as soon as practicable. All of the filing fees incurred by Parent, Intermediate Parent or Merger Sub associated with the HSR Act shall be paid by Parent.

           ection 5.3  Access. Subject to applicable law and the pre-approval requirements of the Exclusivity Letter, the Company shall (and shall cause each of the Company Subsidiaries to) afford the officers, counsel, accountants, investors, financing sources and other authorized representatives ("Representatives") of Parent and its subsidiaries reasonable access, during normal business hours during the period prior to the Effective Time, to its properties, books, contracts and records and appropriate individuals as it may reasonably request (including employees, attorneys, accountants, environmental consultants and other professionals), and during such period, the Company shall (and shall cause each of the Company Subsidiaries to) furnish promptly to Parent such information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that either party may restrict the foregoing access to the extent that any law, treaty, rule or regulation of any Governmental Entity applicable to such party or any contract requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information. Parent will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 5.3 for any purpose unrelated to the consummation of the transactions contemplated hereby.

           Section 5.4  Notification of Certain Matters. The Company shall give prompt written notice to Parent of (i) any claims, actions, proceedings or governmental investigations commenced or, to its knowledge, threatened, involving or affecting the transactions contemplated hereby (or the validity or continued validity of the representations and warranties of the Company contained herein) and (ii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by the Company or any of Company Subsidiary subsequent to the date of this Agreement and prior to the Effective Time, under any Material Contract or any Contract entered into after the date of this Agreement that if in effect on the date hereof would be a Material Contract, to which the Company or any Company Subsidiary is a party or is subject. The Company, on the one hand, and Parent, on the other hand, shall give prompt written notice to the other party of (a) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated hereby or (b) any change, event, violation, inaccuracy, circumstance, effect or development giving rise to a Material Adverse Effect on the Company or Parent, as the case may be. The Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of (i) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty made by such party contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of the Company, Parent or Merger Sub, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Notwithstanding anything in this Agreement to the contrary, no such notification shall affect the representations, warranties or covenants of the parties or the conditions to the obligations of the parties hereunder. The Company will, and will cause the Company Subsidiaries to, make available to Parent all environmental audits, reports and other environmental documents relating to their properties, facilities or operations which come into their possession after the date of this Agreement.

           Section 5.5  Publicity. Simultaneously with the execution and delivery of this Agreement, Parent and the Company shall put into effect the joint communications plan developed by them and each shall use reasonable best efforts, except as provided by Law, (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan and (ii) unless otherwise required by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement or broadly disseminated employee communication with respect to this Agreement or the transactions contemplated hereby.

           Section 5.6  Consents. The Company and Parent shall use all reasonable efforts to obtain promptly all consents, waivers, approvals, authorizations and permits of, and to make promptly all registrations and filings with and notifications to, any Governmental Entity, securities exchange and, whether or not set forth on Schedule 6.2(d) hereto, any other third party necessary for the consummation of the transactions contemplated hereby.

           Section 5.7  Company SEC Reports(a) . From the date of this Agreement to the Effective Time, the Company shall file on a timely basis all Company SEC Reports required to be filed by it with the SEC under the Exchange Act, the Securities Act and the published rules and regulations of the SEC under either of the foregoing applicable to such Company SEC Reports, which Company SEC Reports shall comply in all material respects with the requirements of the Exchange Act, the Securities Act and the published rules and regulations of the SEC thereunder, each as applicable to such Company SEC Reports.

           Section 5.8  Financial Information and Cooperation. During the period prior to the Effective Time, the Company shall provide to Parent preliminary, unreviewed by outside accountants, a consolidated monthly balance sheet and income statement no later than thirty-five (35) calendar days following the end of each fiscal month. Further, the Company shall provide, and shall cause the Company Subsidiaries and Representatives of the Company to provide, at Parent's cost, all reasonable cooperation in connection with the arrangement and consummation of any financing to be obtained by Parent, Merger Sub or the Surviving Corporation in connection with the transactions contemplated by this Agreement and as described in Section 4.6 hereof (the "Financing") including (a) promptly providing to Parent's or Merger Sub's financing sources all material financial information in their possession with respect to the Company and the transactions contemplated hereby reasonably requested by Parent, including information and projections prepared by the Company relating to the Company and the transactions contemplated hereby, (b) causing the Company's senior officers and other Company Representatives reasonably available to Parent's or Merger Sub's financing sources in connection with such Financing, to reasonably participate in due diligence sessions and to reasonably participate in presentations related to the Financing, including presentations to rating agencies, and (c) reasonably assisting, and using its reasonable best efforts to cause the Company Advisors to reasonably assist, in the preparation of one or more appropriate offering documents (including the preparation of pro forma financial statements meeting the requirements of SEC Regulation S-X) and assisting Parent's or Merger Sub's financing sources in preparing and delivering other appropriate marketing and closing materials, in each case to be used in connection with the Financing. Further, the Company shall use all reasonable efforts to give Parent such assistance as it shall reasonably request or require in connection with the preparation of the prospectus, circular/notice of extraordinary general meeting and other customary supporting or supplemental documentation to be dispatched to shareholders of Parent to obtain the Parent Shareholder Approval pursuant to Section 5.15.

           Section 5.9  State Takeover Laws. The Company, Parent, Intermediate Parent and Merger Sub shall take all reasonable actions in any challenges as to the validity or applicability to the transactions contemplated hereby, including the Merger, of any state takeover law.

           Section 5.10  Termination of Affiliate Agreements. Except as set forth on Section 5.10 of the Company Disclosure Schedule, all agreements between the Company and its affiliates (other than its subsidiaries) shall be terminated as of the Closing Date, and all obligations and liabilities thereunder shall be canceled without payment or any further liability on the part of the Company or any of its subsidiaries.

           Section 5.11  Employee Matters.

                     (a)   Parent shall provide, or cause to be provided, to each person who was an employee of the Company or its Subsidiaries immediately prior to the Effective Time and who remains an employee of the Surviving Corporation or its Subsidiaries following the Effective Time ("Continuing Employees"), for a period of not less than one year from and after the Closing Date (or if shorter, for so long as such employee remains in such employment), unless any such employee contracts otherwise with Parent or the Surviving Corporation, employee benefits that, in the aggregate, are no less favorable to such Continuing Employee than, at Parent's election, either those benefits provided by Parent (or a subsidiary thereof) to similarly situated employees of Parent (or a subsidiary thereof) or each of annual base salary and the benefits provided by the Company and its Subsidiaries to Continuing Employees immediately prior to the Effective Time (but not taking into account the value of any equity or equity-related benefits or compensation for purposes of determining the value of the benefits provided by the Company and its Subsidiaries immediately prior to the Effective Time); provided, however, that nothing in this Agreement shall confer upon any Continuing Employee the right to continue in employment following the Effective Time, or is intended to interfere with Parent's, the Surviving Corporation's and its Subsidiaries' rights (i) to terminate the employment of any Continuing Employee for any reason or no reason following the Effective Time or (ii) to terminate any Company Employee Plan (except as set forth in Section 5.11(c) hereof) or the right of any Continuing Employee to terminate his or her own employment for any or no reason following the Effective Time. To the extent that Continuing Employees participate in any of Parent's employee benefit plans, programs, policies and arrangements, including, but not limited to, any severance plan, medical plan, dental plan, life insurance plan, Code Section 401(k) arrangement, vacation program or disability plan (collectively, the "Parent Benefit Plans"), such Continuing Employees shall receive credit for purposes of eligibility, participation and vesting under the Parent Benefit Plans in which such Continuing Employees participate to the same extent such Continuing Employees' were credited with service under comparable plans of the Company or any of its Subsidiaries for such purposes; provided, however, that no such employee shall be entitled to such credit (i) to the extent that it results in duplication of benefits, or (ii) for purposes of any incentive compensation or sabbatical plan, policy, program, agreement or arrangement, or any arrangement similar to the foregoing. With respect to any Parent Benefit Plan that is a welfare benefit plan maintained by Parent or the Surviving Corporation for the benefit of Continuing Employees on and after the Effective Time, Parent shall (1) cause there to be waived any eligibility requirements or pre-existing condition limitations to the extent such requirements and limitations were waived under comparable plans maintained by the Company or any of its Subsidiaries prior to the Effective Time, and (2) for the plan year that includes the Effective Time, give effect, in determining any deductible and maximum out-of-pocket limitations, amounts paid during the plan year that included the Effective Time by such Continuing Employees with respect to similar plans maintained by Company and its Subsidiaries.

                     (b)   The Company will use reasonable best efforts to correct any issues that may be set forth on Section 3.11(c) of the Company Disclosure Schedule or any other conditions that could adversely affect the qualification of the Company's 401(k) Retirement Plan under Section 401(a) of the Code.

                     (c)   Parent shall, or shall cause the Company or its Subsidiaries to, as applicable, retain in effect for a period of one year from the Closing Date, the Company's severance policy for any Continuing Employees terminated during such one year period; provided that in no event shall such obligation apply to (i) employees with employment, severance, retention and/or similar agreements (it being understood that the Company's and its Subsidiaries' general policies on severance, including those in any employee handbooks, shall not be considered severance agreements for the purposes hereof), (ii) employees terminated for cause and (iii) employees who voluntarily resign.

                     (d)   Parent shall, or shall cause the Company or its Subsidiaries to, as applicable, permit the Continuing Employees to retain and use, in accordance with the past practices of the Company and its Subsidiaries, all vacation time accrued and unused as of the Closing Date.

                     (e)   With respect to any Continuing Employee, Parent shall, or shall cause the Company or a Company Subsidiary to, pay to such Continuing Employee a bonus equal to not less than such Continuing Employee's accrued bonus as of the end of the month in which the Closing Date occurs upon the earliest of (I) the termination date of such employee or (II) March 15, 2007 or, with respect to any Continuing Employee who, prior to the Effective Time, is paid a bonus on a quarterly basis by the Company or a Company Subsidiary, such accrued bonus shall be paid on October 15, 2006; provided that in no event shall such obligation apply to (i) employees terminated for cause or (ii) employees who voluntarily resign prior to their stipulated departure date (so long as such date is not later than March 15, 2007).

                     (f)   Parent hereby acknowledges that a "change of control" will occur on the Effective Time within the meaning of (i) the Restricted Stock Plan and each award under such plan outstanding on the date of this Agreement and (ii) the Company agreements and plans in effect on the date of this Agreement and listed on Section 5.11(f) of the Company Disclosure Schedule.

                     (g)   The Surviving Corporation will honor, in accordance with their terms as of the date of this Agreement, all vested and accrued benefit obligations to, and contractual rights of, current and former employees of Company and its Subsidiaries to the extent that they are disclosed in the Company Disclosure Schedule. Except as explicitly provided herein, nothing in this Agreement shall be interpreted as preventing the Surviving Corporation from amending, modifying or terminating any Company Benefit Plan or other contract, arrangement, commitment or understanding, in accordance with its terms and applicable law.

                     (h)   Notwithstanding anything contained herein to the contrary, Company Employees who are covered under a collective bargaining agreement that is assumed or replicated by Parent or the Surviving Corporation shall be provided the benefits that are required by such collective bargaining agreement from time to time.

                     (i)   Company and Parent will cooperate in good faith to mitigate the effects of Sections 280G and 409A of the Code on the Company, Company employees and directors, including obtaining waivers and seeking shareholder approval of the payments and benefits as set forth in Section 5.1 of the Company Disclosure Schedule of any "excess parachute payment" under Section 280G of the Code.

           Section 5.12  Directors' and Officers' Indemnification and Insurance. Following the Effective Time, the Surviving Corporation shall:

                     (a)   indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of the Company and its Subsidiaries (in their capacities as directors, officers and/or employees only) (A) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by the Company pursuant to the Company's certificate of incorporation, bylaws and indemnification agreements, if any, in existence on the date of this Agreement and made available to Parent with, or for the benefit of, any directors, officers and employees of the Company and its Subsidiaries and (B) without limitation to clause (A), to the fullest extent permitted by law, in each case for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby).

                     (b)   include and cause to be maintained in effect in the Surviving Corporation's (or any successor to the business of the Surviving Corporation) certificate of incorporation and bylaws for a period of six years after the Effective Time, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are, in the aggregate, no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement and made available to Parent; and

                     (c)   if the Company has not purchased prior to the Merger continuation coverage contemplated by Section 5.1(r) hereof, cause to be maintained by the Surviving Corporation (or any successor to the business of the Surviving Corporation) for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company and in existence on the date of this Agreement and made available to Parent (provided that the Surviving Corporation (or any such successor) may substitute therefor one or more policies of at least the same coverage and amounts containing terms and conditions that are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, that in any case, any such maintenance of substitution of policies shall be on customary market terms and the premium payment for such coverage shall not be in excess of $500,000.

                     The obligations of the Surviving Corporation (or any such successor) under this Section 5.12 shall not be terminated or modified following the Effective Time in such a manner as to adversely affect any indemnitee to whom this Section 5.12 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 5.12 applies and their respective heirs and other representatives shall be third-party beneficiaries of, and entitled to enforce, this Section 5.12).

           Section 5.13  Bond Tenders.

                     (a)   On the date determined by Parent and consented to by the Company (which consent shall not be unreasonably withheld or delayed), the Company shall commence offers to purchase, and related consent solicitations to eliminate or modify certain covenants and provisions in the applicable Indentures relating to, all of the outstanding aggregate principal amount of the Company's 9-½% Senior Notes due 2015 (the "Senior Notes") and the Company's 9-½% Senior Secured Notes due 2010 (the "Senior Secured Notes", and together with the Senior Notes, the "Notes") on the terms and conditions set forth in offers to purchase, letters of transmittal and other related documents for each of the Notes (collectively, the "Debt Offer Documents"), each in form and substance determined by Parent and reasonably satisfactory to the Company (the "Debt Offers"). The parties agree that, and the Debt Offer Documents shall reflect that, consummation of the Debt Offers shall be conditioned on (i) receipt of valid and unrevoked consents from holders of a majority in aggregate principal amount of each series of outstanding Notes (the "Consent Condition"), (ii) the execution and delivery of the supplemental indentures referred to in Section 9.06 of each of the Indentures by the applicable trustee, (iii) the consummation of the Merger and (iv) the satisfaction of other customary conditions to be set forth in the Debt Offer Documents. The Company (i) shall waive any of the conditions to the Debt Offers (other than that the Merger shall have been consummated) and make any change to the terms and conditions of the Debt Offers as may be reasonably requested by Parent so long as the Parent agrees to hold the Company harmless from any cost or expense relating to or arising from such waiver or changes and (ii) shall not, without the written consent of Parent, waive any condition to the Debt Offers or make any changes to the terms and conditions of the Debt Offers. Notwithstanding the immediately preceding sentence, and subject to the terms and conditions set forth in the Debt Offer Documents, the Company shall not be required to amend the terms and conditions of the Debt Offers pursuant to instructions from Parent if such amendment would decrease the price per applicable Note payable in the Debt Offers, increase the Consent Condition or impose conditions to the Debt Offers in addition to those set forth in the Debt Offer Documents that are materially adverse to the tendering holders of the Notes. Parent has provided draft Debt Offer Documents to the Company prior to the date of this Agreement.

                     (b)   The Company covenants and agrees that, promptly following the consent payment deadline described in the Debt Offer Documents, assuming the requisite consents are received, it shall, shall cause its Subsidiaries (as applicable) and shall use reasonable commercial efforts to cause the applicable trustee and the collateral agent under the security documents relating to the Senior Secured Notes, as applicable, to execute (i) a supplemental indenture to the Indenture, dated as of April 26, 2005 (the "2005 Indenture"), among the Company, as issuer, the guarantors named therein and Wilmington Trust Company, as trustee, relating to the Senior Notes, (ii) a supplemental indenture to the Indenture, dated as of October 23, 2003, as supplemented from time to time (together with the 2005 Indenture, the "Indentures"), among the Company, as issuer, the guarantors named therein and Wilmington Trust Company, as trustee, relating to the Senior Secured Notes and (iii) appropriate amendments, as applicable, to the security documents relating to the Senior Secured Notes, which supplemental indentures and amendments to the security documents shall implement the proposed amendments set forth in the Debt Offer Documents and shall become operative substantially concurrently with, but prior to, the Effective Time, subject to the terms and conditions of this Agreement (including the conditions to the Debt Offers). Subject to satisfaction or waiver of the conditions to the Debt Offers set forth in the Debt Offer Documents (including, without limitation, the Consent Condition), substantially concurrently with, but not until after, the Effective Time, Parent shall cause the Surviving Corporation to accept for payment and, as promptly as practicable thereafter, Parent shall provide the Surviving Corporation with all funds necessary to pay for the Notes that have been properly tendered and not withdrawn pursuant to the Debt Offers and in accordance with the Debt Offer Documents.

                     (c)   All mailings to the holders of the Notes in connection with the Debt Offers shall be provided by Parent, subject to prior review and comment by the Company, and no Debt Offer Document shall be mailed or otherwise distributed to holders of the Notes without the written consent of Parent, such consent not to be unreasonably withheld or delayed. The Company agrees to fully cooperate and provide all information reasonably requested by Parent for inclusion in the Debt Offer Documents. If at any time prior to the completion of the Debt Offers any information in or concerning the Debt Offer Documents is discovered by the Company or Parent, which information should be included in an amendment or supplement to the Debt Offer Documents to prevent the Debt Offer Documents from containing any untrue statement of a material fact or from omitting to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be disseminated to the holders of the Notes.

                     (d)   Parent agrees to be responsible for customary tender offer premiums in connection with the Debt Offers and accrued and unpaid interest on the Notes. In addition, whether or not the Debt Offers are completed, Parent agrees to be responsible for fees and expenses of any dealer manager, information agent, depositary, outside legal counsel or other agent retained by the Company in connection with the Debt Offers, each of whom shall be selected by mutual consent of Parent and the Company (not to be unreasonably withheld or delayed), pursuant to customary arrangements and agreements between the Company and such agents, each in form and substance reasonably satisfactory to Parent and the Company. This obligation of Parent to pay the fees and expenses set forth in the preceding sentence shall survive termination of this Agreement.

                     (e)   Notwithstanding anything to the contrary in this Section 5.13, Parent and the Company shall comply, and shall cause their respective Subsidiaries to comply, with the requirements of Rule 14e-1 under the Exchange Act, and the rules and regulations promulgated thereunder, and any other Law to the extent such Law is applicable in connection with the Debt Offers. To the extent that the provisions of any applicable Law conflict with this Section 5.13, each of Parent and the Company shall comply with such applicable Law and shall not be deemed to have breached its obligations hereunder by such compliance.

           Section 5.14  Notice and Stockholders' Letter Agreements. The Company shall use reasonable best efforts necessary (i) to provide notice of the Written Consent to the Other Stockholders as required by § 228 of the DGCL and (ii) to obtain executed Stockholders' Letter Agreements from all Other Stockholders as soon as practicable. The Company shall provide copies to Parent of such Stockholders' Letter Agreements promptly following their receipt.

           Section 5.15  Parent Shareholder Meeting. Parent shall, within seven days after the date of this Agreement, duly call and give notice of an extraordinary general meeting of its members for the purpose of obtaining the Parent Shareholder Approval (the "Parent Shareholder Meeting"). Parent shall convene and hold the Parent Shareholder Meeting as promptly as practicable, but in no event later than August 15, 2006. Parent will take all action reasonably necessary or advisable to prepare the prospectus, circular/notice of extraordinary general meeting and other related documentation to be dispatched to its shareholders in order to obtain the Parent Shareholder Approval at the Parent Shareholder Meeting and, to the fullest extent permissible by Law, to secure the approval of its shareholders in compliance with the terms of its articles of association and applicable Law. Parent agrees to use its reasonable best efforts to secure the admission of the ordinary shares issued pursuant to the Rights Issue, nil paid, to the official list of the UK Listing Authority and to trading on the main market for listed securities of the London Stock Exchange (the "Admission") in a timely manner following the receipt of the Parent Shareholder Approval, but in no event later than two Business Days after receipt of the Parent Shareholder Approval.

           Section 5.16  No Solicitation; Alternate Transactions. Prior to the Closing, the Company shall not, and shall cause the Company Subsidiaries and its and their respective directors, officers, agents and employees not to, directly or indirectly, initiate, solicit, offer, encourage, participate in any discussions or negotiations with, or provide information to, any person or entity, other than Parent, Merger Sub and their respective employees and Representatives, concerning any proposal or agreement with respect to a transaction involving the acquisition of all or a substantial portion of the Company's or any Company Subsidiary's assets, business or securities or any other extraordinary transaction which would involve a material change to the nature of the business of the Company or the Company Subsidiaries as of the date of this Agreement (an "Alternate Transaction"). The Company agrees to notify Parent and Merger Sub immediately upon the receipt of any communications from third parties regarding any Alternate Transaction and the identity of any such third party and the contents of such communications.

           Section 5.17  Transaction Expenses. No later than two (2) Business Days prior to Closing, the Company shall provide to Parent a true and complete list of all Transaction Expenses.

           Section 5.18  Covenants Regarding Information.

                     (a)   In order to facilitate the resolution of any claims that may be made by or against the Stockholders, Parent shall cause the Surviving Corporation (or its successor) to (i) retain the books, records, reports, analyses and other similar documents relating to the Company and its Subsidiaries relating to periods prior to the Closing in accordance with its then existing document retention policy and practices and (ii) afford the Stockholders' Representative reasonable access (including the right to make photocopies), upon reasonable notice during normal business hours, to such books, records, reports, analyses and other similar documents; provided, however, that Parent shall cause the Surviving Corporation to retain any books, records, reports, analyses and other similar documents referred to in the preceding clause (i) and to provide such access until at least the expiration of the survival period(s) in Section 8.1 hereof to which such books, records, reports, analyses and other similar documents relate or the final resolution of any Claim with respect thereto brought prior to the expiration of such survival period(s).

                     (b)   As soon as practicable prior to the anticipated Closing Date, the Company shall (i) cause the contents of the virtual dataroom that it has maintained for the Parent's due diligence review in connection with the transactions contemplated hereby (accessible via the web address <<https://datasite.merrillcorp.com/>>) and the record of the access and other use of such site to be recorded on an appropriate readable storage media (e.g., CD-ROM, DVD, etc.) and (ii) deliver a copy thereof to Parent, the Stockholders' Representative and Stroock & Stroock & Lavan LLP, subject to the Stockholders' Representative and Stroock & Stroock & Lavan LLP agreeing in writing prior to receipt to maintain the contents thereof in accordance with the confidentiality provisions set forth on Schedule 5.18 hereto.

           Section 5.19  Liquidating Trust. At Parent's request, the Company and Parent shall use reasonable best efforts to extend the Expiration Date (as defined in the Liquidating Trust Agreement) of the Liquidating Trust to be a date no earlier than thirty (30) days after the third (3rd) anniversary of the Closing Date, and/or to take any and all other actions reasonably requested by Parent with respect to the Liquidating Trust and the Call Agreement as may be necessary or appropriate to effectuate the transactions contemplated by this Agreement. Upon receipt of any Call Notice (as defined in the Call Agreement), the Company shall (i) provide prompt, but in no event later than one Business Day after receipt, written notice thereof to Parent, (ii) exercise the call option pursuant to the terms of the Call Agreement and (iii) provide all reasonable consultation rights to Parent in respect thereof.

           Section 5.20  Confidentiality. Each of Parent, Intermediate Parent and Merger Sub shall hold, and shall cause their respective Representatives to hold, in confidence all documents and information delivered, made available or furnished to it or its Representatives by or on behalf of the Company pursuant to the terms of the Confidentiality Agreement. Intermediate Parent and Merger Sub each agree to be bound by the terms of the Confidentiality Agreement as fully as if it were an original party thereto. If for any reason this Agreement is terminated prior to the Closing Date, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

           Section 5.21  Indemnification of Escrow Agent. Parent, on the one hand, and the Stockholders' Representative (on behalf of the Stockholders) only, on the other hand, shall each be responsible for paying one-half of any reimbursement and/or indemnification amounts payable to the Escrow Agent pursuant to the provisions of the Escrow Agreement (any such obligations being herein referred to as "Escrow Agent Indemnification Obligations"); provided, however, that in seeking reimbursement or indemnification of any such amounts from the Stockholders' Representative under the Escrow Agreement, Parent acknowledges that the Escrow Agent (or any of its officers, directors, employees or agents) shall be permitted to make a claim against, and shall only be reimbursed from, the Escrow Fund for amounts of such reimbursement or indemnification from the Stockholders' Representative (on behalf of the Stockholders). In the event that Parent shall pay to the Escrow Agent any Escrow Agent Indemnification Obligations in excess of its one-half share thereof, then Parent shall be entitled to offset the excess so paid from any future amounts otherwise payable to the Stockholders with respect to the Common Stock Deferred Payment. In the event that the Escrow Agent pays to itself from the Escrow Fund any Escrow Agent Indemnification Obligations in excess of the Stockholders' Representative's one-half share thereof, then Parent shall within three (3) Business Days of the Stockholders' Representative's demand therefor, pay any such excess to the Stockholders' Representative Expense Account to be retained by the Stockholders' Representative as an additional Top-Up Amount and/or distributed to the Stockholders in accordance with their respective aggregate Pro Rata Share upon termination of the Stockholders' Representative Expense Account.

ARTICLE VI

CONDITIONS

           Section 6.1  Conditions to the Obligations of Each Party. The obligations of the Company, Parent, Intermediate Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

                     (a)   Competition Laws. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act (or any comparable state or foreign laws) shall have expired or been terminated.

                     (b)   No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order or decree, judgment, injunction, ruling or other order, whether temporary, preliminary or permanent (collectively, "Order"), that is then in effect and has the effect of prohibiting the consummation of the Merger or otherwise imposing material limitations on the ability of the Surviving Corporation or the Company Subsidiaries effectively to hold and continue the business of the Company and the Company Subsidiaries after the Effective Time.

                     (c)   Debt Offers. The Debt Offers shall have been commenced and consummated.

                     (d)   Parent Shareholder Approval and Admission. Parent shall have received the Parent Shareholder Approval and effected the Admission.

           Section 6.2  Conditions to the Obligations of Parent, Intermediate Parent and Merger Sub. The obligations of Parent, Intermediate Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following additional conditions, unless waived by Parent in writing:

                     (a)   Representations and Warranties of Company. The representations and warranties of the Company contained in this Agreement that are qualified as to materiality or by reference to Material Adverse Effect shall be true and correct, and the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date.

                     (b)   Covenants and Agreements. The Company shall have performed all obligations and complied with all agreements and covenants of the Company to be performed or complied with by it under this Agreement prior to the Effective Time in each case in all material respects.

                     (c)   No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on the Company nor any change, event or condition that, individually or in the aggregate with any other changes, events and conditions, would reasonably be expected to have a Material Adverse Effect on the Company.

                     (d)   Consents. The Company shall have obtained all material consents and approvals from Governmental Entities necessary or required for the consummation of the transactions contemplated hereby and all consents and approvals from the third parties identified on Schedule 6.2(d) attached hereto, all on terms and conditions reasonably satisfactory to Parent, except where the failure to have obtained such consents, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company or Parent.

                     (e)   Litigation. There shall not be pending any suit, action or proceeding by any Governmental Entity or private party (i) challenging the acquisition by Parent, Merger Sub or any other affiliate of Parent of any shares of the capital stock of the Surviving Corporation, seeking to restrain or prohibit the consummation of the Merger or any other transaction contemplated hereby or seeking to obtain from the Company, Parent, Merger Sub or any other affiliate of Parent any damages that are material in relation to the Company, (ii) seeking to impose limitations on the ability of Parent or any affiliate of Parent to hold, or exercise full rights of ownership of, any shares of capital stock of the Surviving Corporation, including the right to vote such shares on all matters properly presented to the shareholders of the Surviving Corporation, (iii) seeking to prohibit Parent or any of its affiliates from effectively controlling in any material respect the business or operations of the Company or any of its affiliates or (iv) that has had or could reasonably be expected to have a Material Adverse Effect on the Company.

                     (f)   Officers' Certificate. At the Closing, the Company shall deliver an officers' certificate, duly executed by the Company's Chief Executive Officer and Chief Financial Officer, stating that the conditions to Closing set forth in Sections 6.2(a) through (e) above have been satisfied.

                     (g)   Financing. The Financing shall have been consummated.

                     (h)   Certified Copies. At the Closing, the Company shall deliver certified copies of (i) the resolutions duly adopted by the Board authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby applicable to it and the transactions contemplated hereby and (ii) the certificate of incorporation and the bylaws of the Company.

                     (i)   Resignations. At the Closing, the Company shall deliver signed letters of resignation from each director of the Company and each Company Subsidiary pursuant to which each such director resigns from his position as a director of the Company or a Company Subsidiary, as applicable, and makes such resignation effective at or prior to the Effective Time.

                     (j)   Certification. The Company shall have furnished to Parent a certification in accordance with Treas. Reg. § 1.1445-2(c), and otherwise in form and substance reasonably satisfactory to Parent, certifying that an interest in the Company is not a United States real property interest (as defined in Section 897(c)(1)(A) of the Code) because the Company is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

           Section 6.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following additional conditions, unless waived by the Company in writing:

                     (a)   Representations and Warranties. The representations and warranties of Parent, Intermediate Parent and Merger Sub contained in this Agreement that are qualified as to materiality or by reference to Material Adverse Effect shall be true and correct, and the representations and warranties of Parent, Intermediate Parent and Merger Sub contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date.

                     (b)   Covenants and Agreements. Parent, Intermediate Parent and Merger Sub shall have performed all obligations and complied with all agreements and covenants of Parent, Intermediate Parent and Merger Sub to be performed or complied with by them under this Agreement prior to the Effective Time in each case in all material respects.

                     (c)   Officers' Certificate. At the Closing, Parent, Intermediate Parent and Merger Sub shall have delivered a certificate, duly executed by an executive officer of Parent, stating that the conditions to Closing set forth in Section 6.3(a) and (b) above have been satisfied.

                     (d)   Certified Copies. At the Closing, Parent, Intermediate Parent and Merger Sub shall deliver certified copies of (i) the resolutions duly adopted by Parent, Intermediate Parent and Merger Sub's board of directors authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby applicable to them and the transactions contemplated hereby, (ii) the resolutions duly adopted by Merger Sub's stockholder approving this Agreement and the transactions contemplated hereby, and (iii) the certificate of incorporation and the bylaws of Parent, Intermediate Parent and Merger Sub.

                     (e)   Litigation. There shall not be pending any suit, action or proceeding by any Governmental Entity or private party (i) challenging the acquisition by Parent, Merger Sub or any other affiliate of Parent of any shares of the capital stock of the Surviving Corporation, seeking to restrain or prohibit the consummation of the Merger or any other transaction contemplated hereby or seeking to obtain from the Company, Parent, Merger Sub or any other affiliate of Parent any damages that are material in relation to the Company or (ii) that has had or could reasonably be expected to have a Material Adverse Effect on the Company.

ARTICLE VII

TERMINATION

           Section 7.1  Termination by Mutual Consent. This Agreement may be terminated and the Merger and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time by the mutual written consent of the Company and Parent.

           Section 7.2  Termination by Either Parent or the Company. This Agreement may be terminated and the Merger and the other transactions contemplated hereby may be abandoned by either the Company or Parent if (a) the Merger shall not have been consummated on or before September 30, 2006 (the "Outside Date"), (b) there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited or any Order (which the parties used their reasonable best efforts to remove, resolve or lift) that is final and nonappealable preventing the consummation of the Merger or (c) the condition set forth in Section 6.1(d) hereof shall fail to be satisfied on or prior to the second Business Day after August 15, 2006; provided, that the right to terminate this Agreement pursuant to this Section 7.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Merger to be consummated or, as the case may be, the failure of the condition set forth in Section 6.1(d) hereof to be satisfied.

           Section 7.3  Termination by Parent. This Agreement may be terminated and the Merger and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time by Parent if (a) the condition set forth in Section 6.2(g) hereof shall fail to be satisfied or (ii) there has been a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement such that any of the conditions set forth in Section 6.1 or 6.2 would not be satisfied; provided, however, that, if such breach is curable by the Company through the exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts (but in no event longer than twenty (20) days after Parent's written notification to the Company of the occurrence of such breach), Parent may not terminate this Agreement under this Section 7.3.

           Section 7.4  Termination by the Company. This Agreement may be terminated and the Merger and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time by the Company if prior to the Effective Time there has been a breach of any representation, warranty, covenant or agreement on the part of Parent, Intermediate Parent or Merger Sub set forth in this Agreement such that any of the conditions set forth in Section 6.1 or 6.3 would not be satisfied; provided, however, that, if such breach is curable by Parent, Intermediate Parent or Merger Sub through the exercise of its reasonable best efforts and for so long as Parent, Intermediate Parent or Merger Sub continues to exercise such reasonable best efforts (but in no event longer than twenty (20) days after the Company's written notification to Parent, Intermediate Parent or Merger Sub of the occurrence of such breach), the Company may not terminate this Agreement under this Section 7.4.

           Section 7.5  Effect of Termination. In the event of termination of this Agreement pursuant to this Article VII, no party hereto (or any of its directors or officers or affiliates) shall have any liability or further obligation to any other party to this Agreement, except pursuant to Section 5.5, Section 5.13(d), Section 5.20, Section 7.6 and Article X, and except that that nothing herein will relieve the Company, Parent, Intermediate Parent or Merger Sub from liability for any willful breach of this Agreement.

           Section 7.6  Termination Fee. In the event that (i) this Agreement is terminated by Parent or the Company pursuant to Section 7.2(c) or by Parent pursuant to Section 7.3(a), and there does not exist a breach by the Company of any representation, warranty, covenant or other agreement contained in this Agreement which would give rise to a failure of a condition set forth in Section 6.1 or Section 6.2 or (ii) all of the conditions set forth in Section 6.1 and Section 6.2 (other than Section 6.2(g)) shall have been satisfied or waived; provided that with respect to Section 6.1(c), only the Consent Condition needs to have been satisfied or waived, or, with respect to the conditions set forth in Sections 6.2(f), 6.2(h) and 6.2(i), the Company shall have delivered an officers' certificate, duly executed by the Company's Chief Executive Officer and Chief Financial Officer, stating that the conditions to Closing (x) set forth in Sections 6.2(a) through (e) have been satisfied as of the Outside Date and (y) set forth in Sections 6.2(f), 6.2(h) and 6.2(i) are capable of being satisfied on the Outside Date (but for the fact that the Closing was not actually occurring) and the condition set forth in Section 6.2(g) shall fail to have been satisfied on or before the Outside Date and this Agreement has not previously been terminated in accordance with its terms, then Parent shall pay the Company a sum equal to eleven million three hundred thousand dollars ($11,300,000) (the "Termination Fee"), which Termination Fee shall be the Company's sole remedy in respect of termination of this Agreement except in the case of any willful breach of this Agreement by Parent, Intermediate Parent or Merger Sub. In the event the Termination Fee shall be payable hereunder, such Termination Fee shall be paid in same day funds within three Business Days of the date of such termination. Parent, Intermediate Parent and Merger Sub agree that this Section 7.6 is an integral part of the transactions contemplated by this Agreement. Accordingly, in the event the Termination Fee shall be payable hereunder and, in order to obtain payment of such Termination Fee, the Company takes legal action against Parent, Intermediate Parent or Merger Sub, then Parent, Intermediate Parent or Merger Sub shall be jointly and severally obligated to pay to the Company its reasonable costs and expenses (including reasonable fees and expenses of legal counsel) in connection with such legal action.

ARTICLE VIII

INDEMNIFICATION

           Section 8.1  Indemnification.

                     (a)   Following the Closing, Parent and the Surviving Corporation and their respective officers, directors, agents and affiliates shall be entitled to indemnification (from the Escrow Amount only and only to the extent of the Escrow Amount) against any and all losses, liabilities, damages, deficiencies, claims, Taxes, costs and expenses suffered, sustained, or incurred (collectively, "Losses") that they may suffer, sustain, incur or become subject to arising out of, in connection with or due to (i) any inaccuracy of any representation or breach of any warranty of the Company contained in this Agreement, including, without limitation, the representations and warranties made in the officers' certificate delivered pursuant to Section 6.2(f), without giving effect, except in respect of Section 3.6 hereof, to any "materiality," "Material Adverse Effect," or similar qualifier or qualifiers contained therein; provided, however that the representation and warranty of the Company contained in Section 3.10 shall not survive the Closing, (ii) Environmental Costs, (iii) any claims made by Stockholders not executing Stockholders' Letter Agreements in respect of the transactions contemplated by this Agreement and (iv) the Severance Payments, if any, paid by the Surviving Corporation or any affiliate thereof under Section 10(f) of the employment agreements between the Company and each of the officers of the Company listed on Exhibit E hereto (such Section 10(f) to be added to such employment agreements pursuant to the SVP Amendments after the date of this Agreement) (it being understood that, for purposes of this clause (iv) only, the term "Losses" shall mean solely an amount or amounts equal to one-half of the Severance Payments paid under such Section 10(f), based on the Base Salaries of such officers as in effect on the date of this Agreement). The term "Losses" shall include interest, penalties, fees and reasonable professional fees and expenses incurred in connection with any of the foregoing, including without limitation the costs of defending any claim or other proceeding covered by this indemnity, and in investigating (in response to a claim) and seeking indemnification pursuant to this Article VIII, net of any insurance proceeds (net of the present value of any increase in premiums paid over the next five years attributable to such insurance recovery) or other recoveries (net of all collection and other costs incurred or attributable to such other recoveries) actually received by the Indemnified Party or its affiliates in connection with the facts giving rise to the right to indemnification; provided, however, that the term "Losses" shall not include any amounts recovered, or recoverable, by Parent pursuant to Section 9.6 hereof.

                     (b)   No indemnification shall be available under Section 8.1(a)(i) through (iii) unless and until the aggregate amount of all Losses under Section 8.1(a)(i) through (iii) exceeds $2.0 million (the "Deductible Amount"), in which case, indemnification shall be available for all Losses arising above such Deductible Amount; provided that no indemnification shall be available under Sections 8.1(a)(i) and 8.1(a)(ii) for Losses arising from any individual item or circumstance which does not exceed $25,000, but once such $25,000 threshold is exceeded for such individual item or circumstance, indemnification shall be available for all Losses so arising from such individual item or circumstance; provided, further, that in respect of Losses which constitute Environmental Costs, the $25,000 threshold set forth above in this Section 8.1(b) shall apply on a property by property (rather than an individual item or circumstance) basis (such $25,000 thresholds being "de minimus Thresholds"); provided, however, that such limitations shall not apply to any fraudulent breach of any representation or warranty. If the Losses on an individual item or circumstance or, in the case of an Environmental Cost, on a property by property basis, do not exceed the de minimus Threshold, then Losses attributable to such individual item or circumstance or, in the case of an Environmental Cost, on a property by property basis, shall not be counted towards the Deductible Amount. Notwithstanding anything to the contrary, the aggregate of indemnification obligations pursuant to (i) this Section 8.1 shall not exceed the Escrow Amount and any claims for indemnification may be made only against the Escrow Amount and (ii) Section 8.1(a)(ii) shall not exceed $10,000,000 of the Escrow Amount and any claims for indemnification may be made only against such portion of the Escrow Amount, subject in each case to the provisions of Section 8.2 hereof.

                     (c)   The right to indemnification based on representations, warranties, covenants and obligations in this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Effective Time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification based on such representations, warranties, covenants and obligations.

                     (d)   The representations and warranties of the Company contained in this Agreement shall survive the Effective Time and shall expire on the date that is twelve (12) months after the Effective Time; provided, however, that the representations and warranties of the Company contained in Sections 3.5, 3.8, 3.9, 3.13, 3.14, 3.15, 3.17, 3.18, 3.19, 3.20, 3.21, 3.22 and 3.23 shall expire on the date that is three (3) months after the Effective Time, the representations and warranties of the Company contained in Sections 3.7 and 3.11 shall expire on the date that is six (6) months after the Effective Time, and the representation and warranty of the Company contained in Section 3.6 shall expire on the date that is nine (9) months after the Effective Time and the representations and warranties of the Company contained in Section 3.10 shall not survive the Closing; provided further, however, that if, at any time prior to expiration of the applicable representation and warranty, any Indemnified Party delivers to the Stockholders' Representative and the Escrow Agent a written Claim Notice as provided in Section 8.3(a) alleging the existence of an inaccuracy in or a breach of such representation and warranty and asserting a claim for recovery under Section 8.1(a)(i) based on such alleged inaccuracy or breach, then the representation or warranty underlying the claim asserted in such notice shall survive with respect to such claim only until such time as such claim is fully and finally resolved. All representations and warranties made by Parent, Intermediate Parent and Merger Sub shall terminate and expire at the Effective Time. Subject to the second proviso of the first sentence of this Section 8.1(d), upon the expiration of a representation or warranty, any Losses that would have been attributable to a breach of such representation or warranty shall no longer be recoverable under a claim for indemnification under this Agreement, it being understood that the non-survivability of the representations and warranties of the Company contained in Section 3.10 shall not effect the right to indemnification under Section 8.1(a)(ii).

                     (e)   Claims in respect of Section 8.1(a)(ii) shall be made on or prior to the date that is six (6) months after the Effective Time by delivery to the Stockholders' Representative and the Escrow Agent of a written Claim Notice as provided in Section 8.3(a) alleging the existence of an Environmental Cost and asserting a claim for recovery under Section 8.1(a)(ii) based on such alleged Environmental Cost, in which case the claim asserted in such notice shall survive until such time as such claim is fully and finally resolved.

                     (f)   Claims in respect of Section 8.1(a)(iii) shall be made on or prior to the date that is three (3) months after the Effective Time by delivery to the Stockholders' Representative and the Escrow Agent of a written Claim Notice as provided in Section 8.3(a) asserting a claim for recovery under Section 8.1(a)(iii) in which case the claim asserted in such notice shall survive until such time as such claim is fully and finally resolved.

           Section 8.2  Releases of the Escrow Amount. Subject to any outstanding Claims as contemplated by Section 8.3 hereof and the Escrow Agreement, portions of the Escrow Amount will be released pursuant to the terms of the Escrow Agreement as follows:

                     (a)   Within three Business Days after the date that is six months after the Effective Time (the "Six Month Claim Period"), (i) $10.0 million less an amount equal to all Claims timely made in respect of Section 8.1(a)(ii) plus (ii) $6,000,000 (the "Six Month Non-Environmental Cost Release Amount") less an amount equal to (x) all Claims timely made in respect of Section 8.1(a)(i) and Section 8.1(a)(iii) and (y) any payments made during the Six Month Claim Period in respect of Section 8.5(c) and/or Section 9.6 hereof and Section 5.1(d) and Section 5.1(f) of the Escrow Agreement less (iii) an amount equal to the Top-Up Amount, if any, payable to the Stockholders' Representative Expense Account pursuant to Section 9.3(c) hereof plus (iv) interest, if any, earned on the Escrow Amount during the Six Month Claim Period (net of any reimbursement to Intermediate Parent for Taxes paid pursuant to the Escrow Agreement).

                     (b)   Within three Business Days after the date that is nine months after the Effective Time (the "Nine Month Claim Period"), $6,000,000 (the "Nine Month Non-Environmental Cost Release Amount") (A) less an amount equal to (i) any Claims referred to in Section 8.2(a)(ii) to the extent such Claims exceed the Six Month Non-Environmental Cost Release Amount, (ii) any Claims timely made in respect of Section 8.1(a)(i) and Section 8.1(a)(iii) and any Claims timely made in respect of Section 8.1(a)(iv) subsequent to the Six Month Claim Period and prior to the conclusion of the Nine Month Claim Period, (iii) an amount equal to the Top-Up Amount, if any, payable to the Stockholders' Representative Expense Account pursuant to Section 9.3(c) hereof and (iv) any payments made subsequent to the Six Month Claim Period and prior to the conclusion of the Nine Month Claim Period in respect of Section 8.5(c) and/or Section 9.6 hereof and Section 5.1(d) and Section 5.1(f) of the Escrow Agreement, and (B) plus interest, if any, earned on the Escrow Amount during the period between the Six Month Claim Period and the Nine Month Claim Period (net of any reimbursement to Intermediate Parent for Taxes paid pursuant to the Escrow Agreement).

                     (c)   Within three Business Days after the date that is twelve months after the Effective Time (the "Twelve Month Claim Period"), $6,000,000 (A) less an amount equal to (i) any Claims referred to in Section 8.2(a)(ii) to the extent such Claims exceed the Six Month Non-Environmental Cost Release Amount and the Nine Month Non-Environmental Cost Release Amount, (ii) any Claims referred to in Section 8.2(b)(A)(ii) to the extent such Claims exceed the Nine Month Non-Environmental Cost Release Amount, (iii) any Claims timely made in respect of Section 8.1(a)(i) and Section 8.1(a)(iii) and any Claims timely made in respect of Section 8.1(a)(iv) subsequent to the Nine Month Claim Period and prior to the conclusion of the Twelve Month Claim Period, (iv) an amount equal to the Top-Up Amount, if any, payable to the Stockholders' Representative Expense Account pursuant to Section 9.3(c) hereof and (v) any payments made subsequent to the Nine Month Claim Period and prior to the conclusion of the Twelve Month Claim Period in respect of Section 8.5(c) and/or Section 9.6 hereof and Section 5.1(d) and Section 5.1(f) of the Escrow Agreement, and (B) plus interest, if any, earned on the Escrow Amount during the period between the Nine Month Claim Period and the Twelve Month Claim Period (net of any reimbursement to Intermediate Parent for Taxes paid pursuant to the Escrow Agreement).

                     (d)   Notwithstanding anything to the contrary in this Section 8.2, portions of the Escrow Amount shall be distributed from time to time as a result of the final settlement of Claims, and any funds remaining in the Escrow Fund following the end of the Twelve Month Claim Period shall be distributed as and when Claims are finally resolved.

           Section 8.3  Adjustment to Escrow Amount

                     (a)   In order to seek indemnification under Section 8.1(a), the Person seeking indemnification hereunder (the "Indemnified Party") shall deliver to the Stockholders' Representative and the Escrow Agent a claim notice (a "Claim Notice") stating in reasonable detail the basis for such claim (the "Claim") and the calculation of the Losses with respect to such Claim to the extent practicable and the clause of Section 8.1(a) pursuant to which such Claim is being made.

                     (b)   Within 30 days after delivery of a Claim Notice, the Stockholders' Representative shall deliver to the Indemnified Party a response, in which the Stockholders' Representative shall: (i) agree that the Indemnified Party is entitled to receive all of the amount claimed in the Claim Notice (in which case, the Stockholders' Representative and Parent shall deliver to the Escrow Agent, within two days following the delivery of the response, a written notice executed by both parties instructing the Escrow Agent to pay such full amount to the Indemnified Party from the Escrow Amount), (ii) agree that the Indemnified Party is entitled to receive a portion of the amount claimed in the Claim Notice (in which case, the Stockholders' Representative and Parent shall deliver to the Escrow Agent, within five days following the delivery of the response, a written notice executed by both parties instructing the Escrow Agent to pay such amount to the Indemnified Party from the Escrow Amount), or (iii) dispute that the Indemnified Party is entitled to receive any of the amount claimed in the Claim Notice. In the event the Stockholders' Representative does not deliver a response within 30 days after delivery of a Claim Notice, the Indemnified Party shall be entitled to receive all of the amount claimed in the Claim Notice.

                     (c)   In respect of Claims not subject to Section 8.5 hereof, during the 30-day period following the delivery of a response under Sections 8.3(b)(ii) or 8.3(b)(iii) above, the Stockholders' Representative and the Indemnified Party shall attempt to resolve the dispute. If the dispute is not resolved within such 30-day period, the Stockholders' Representative or the Indemnified Party shall be permitted to submit such disputed Claim for resolution by litigation in the forum described in Section 10.5. Within five days of the resolution of the dispute (whether by mutual agreement or litigation), a written notice executed by the Stockholders' Representative and Parent shall be delivered to the Escrow Agent instructing the Escrow Agent as to what (if any) payment is to be made to Surviving Corporation or its successor or, if after the Six Month Claim Period, Nine Month Claim Period, or Twelve Month Claim Period, the Stockholders' Representative, as applicable, from the Escrow Amount (which notice shall be consistent with the terms of the resolution of the dispute).

                     (d)   The notification and dispute resolution procedures set forth in this Section 8.3 also shall apply to any facts or circumstances that would be a basis for a claim for indemnification hereunder but for the fact that the Deductible Amount has not been reached. Failure of any Indemnified Person to comply with the provisions of this Section 8.3(d) in respect of such facts or circumstances shall disqualify any Losses arising from or relating to such facts or circumstances from counting toward the Deductible Amount or from being the basis for a Claim for indemnification hereunder.

           Section 8.4  Manner and Limitation of Indemnification of the Indemnified Parties.

                     (a)   The Stockholders' Representative shall have the right to dispute any claim for indemnification, including on the grounds that (i) no breach of representation, warranty, agreement or covenant has occurred and/or (ii) the amount of any Loss set forth in any claim for indemnification exceeds a reasonable estimate of Loss with respect to the claim for indemnification.

                     (b)   All claims for indemnification shall be made only against the Escrow Amount.

                     (c)   Each claim for indemnification made by an Indemnified Party shall be made only in accordance with this Article VIII and the Escrow Agreement.

           Section 8.5  Third Party Claims. The following procedures shall apply in respect of any claim, action or proceeding made, brought or initiated by any party other than the parties to this Agreement, their Subsidiaries and controlled affiliates:

                     (a)   An Indemnified Party shall notify the Stockholders' Representative in writing within five Business Days following the receipt of notice of the commencement of any action or proceeding by a third party giving rise to indemnity pursuant to this Article VIII or within ten Business Days of the assertion of any claim against such Indemnified Party giving rise to indemnity pursuant to this Article VIII (any five or ten Business Day notification requirement shall begin to run, in the case of a claim which is amended so as to give rise to an amended claim for which indemnification is provided pursuant to this Article VIII from the first day such claim is so amended), such notice to describe in reasonable detail the basis of the Indemnified Party's belief that such claim, action or proceeding gives rise to indemnity pursuant to this Article VIII. The failure to give notice as required by this Section 8.5(a) in a timely fashion shall not result in a waiver of any right to indemnification hereunder except to the extent that the Stockholders' Representative's ability to defend against the event with respect to which indemnification is sought is materially and adversely affected by the failure of the Indemnified Party to give notice in a timely fashion as required by this Section 8.5(a).

                     (b)   The Stockholders' Representative shall be entitled (but not obligated) to assume the defense or settlement of any such action or proceeding, or to participate in any negotiations or proceedings to settle or otherwise eliminate any claim, if it shall provide the Indemnified Parties a written acknowledgement of its liability for the indemnity against Losses relating to such claim; provided, however, that Parent shall have the sole right, with counsel of its choice, to defend, settle or otherwise dispose of in its sole discretion, any action, claim or proceeding that constitutes a Non-Controllable Claim, and the Stockholders' Representative shall not be entitled to assume the defense thereof. If the Stockholders' Representative assumes any such defense or settlement or any such negotiations, it timely shall pursue such defense, settlement or negotiations in good faith. If the Stockholders' Representative fails to elect in writing within five Business Days of the notification referred to above to assume the defense, or fails to timely pursue any such defense, settlement or negotiation, the Indemnified Party may engage counsel to defend, settle or otherwise dispose of such action or proceeding; and provided, further, that the Indemnified Party shall not settle or compromise any such action, proceeding or claim without the consent or agreement of the Stockholders' Representative (which consent will not be unreasonably withheld or delayed.)

                     (c)   In cases where the Stockholders' Representative has assumed the defense or settlement with respect to a claim, action or proceeding giving rise to indemnity hereunder, the Stockholders' Representative shall be entitled to assume the defense or settlement thereof with counsel of its own choosing, provided, however, that: (A) the Indemnified Party (and its counsel) shall be entitled to continue to participate at its own cost (except as provided below) in any such action or proceeding or in any negotiations or proceedings to settle or otherwise eliminate any such claim for which indemnification is being sought; (B) the Stockholders' Representative shall have the right, in its reasonable discretion, to settle any such claim if such settlement involves solely money damages having a value less than the remaining amount of the non-disputed Escrow Amount pertaining to such claim, (C) except as provided in clause (B), the Stockholders' Representative shall not be entitled to settle or compromise any such action, proceeding or claim without the consent or agreement of the Indemnified Party (which consent will not be unreasonably withheld or delayed); and (D) after written notice by the Stockholders' Representative to the Indemnified Party (as provided above) of its election to assume control of the defense of any claim, the Stockholders' Representative shall not be liable to such Indemnified Party hereunder for any attorneys' fees and disbursements subsequently incurred by such Indemnified Party in connection therewith (except as provided below). In cases where the Stockholders' Representative has assumed the defense or settlement with respect to a claim, action or proceeding giving rise to indemnity hereunder, the Stockholders' Representative shall be entitled to reimbursement, to the extent of available funds, from the Escrow Amount for reasonable attorneys' fees and disbursements of outside counsel and other out-of-pocket costs of the Stockholders' Representative incurred in the defense or settlement of any such claim, action or proceeding and promptly after presenting Parent with appropriate backup substantiating any such costs or expenses, Parent and the Stockholders' Representative shall provide the Escrow Agent with joint written instructions authorizing the Escrow Agent to release such amounts to or at the direction of the Stockholders' Representative.

                     (d)   Notwithstanding anything to the contrary in this Section 8.5, the reasonable attorneys' fees and disbursements of outside counsel and other out-of pocket costs of such Indemnified Party incurred (A) relating to such Indemnified Party's participation in any claim, action or proceeding giving rise to indemnity for which the Indemnified Party has provided notice to the Stockholders' Representative under this Section 8.5 (whether or not the Stockholders' Representative shall have assumed the defense of such claim, action or proceeding) to the extent such participation relates to a claim or defense that the Indemnified Party has that the Stockholders' Representative does not have, or relates to a claim or defense as to which the Stockholders' Representative may have a conflict of interest, or (B) relating to discovery against or testimony of such Indemnified Party and for participation of such Indemnified Party's own counsel in such discovery and testimony, in each case, shall be borne from the Escrow Amount.

                     (e)   In the event Parent elects to defend, settle or otherwise dispose of a Non-Controllable Claim, it shall pursue such defense, settlement or other disposition in good faith. Promptly upon the reasonable request of the Stockholders' Representative, but no more frequently than once a calendar quarter, Parent shall provide the Stockholders' Representative with a report summarizing any material developments in any Non-Controllable Claim that is being defended by Parent and shall make available a designated representative to consult with or otherwise discuss any such Non-Controllable Claim with the Stockholders' Representative. Nothing herein shall be deemed to require Parent to (A) make any disclosure that, in its judgment, could prejudice its position or waive any privilege or (B) take or refrain from taking any action; it being understood that the defense, settlement or other disposition of any Non-Controllable Claim shall be conducted in Parent's sole discretion.

                     (f)   Parent shall give the Stockholders' Representative prompt written notice of any determination by Parent that a Claim is a Non-Controllable Claim.

ARTICLE IX

THE STOCKHOLDERS' REPRESENTATIVE

           Section 9.1  Appointment of the Stockholders' Representative. By virtue of the Merger and without any further action on the part of the Stockholders, from and after the Effective Time, the Stockholders' Representative shall act as agent and attorney-in-fact on behalf of the Stockholders for purposes of taking action or receiving notice pursuant to Article VIII hereof, the Escrow Agreement and Schedule 1.1(a) hereto, to taking any and all actions and making any and all decisions required or permitted to be taken by it under this Agreement, the Escrow Agreement and Schedule 1.1(a) hereto, and to exercising such rights, power and authority as are incidental hereto (including the right, power and authority to retain attorneys, accountants and other advisors to assist it in the performance of its duties hereunder). The Stockholders' Representative shall have the ability and power to execute and deliver all instruments, certificates and other documents of every kind incident to the foregoing and with all right, power and authority to act on behalf of the Stockholders in connection herewith. Parent shall be entitled to deal exclusively with the Stockholders' Representative on all matters relating to Article VIII of this Agreement, the Escrow Agreement and Schedule 1.1(a) hereto. If the then-current Stockholders' Representative shall resign its position or be unable to fulfill its responsibilities as agent of the Stockholders, then the then-current Stockholders' Representative shall as soon as practicable appoint a successor representative reasonably satisfactory to Parent. Any such successor shall become the "Stockholders' Representative" for purposes of Article VIII of this Agreement, the Escrow Agreement and Schedule 1.1(a) hereto; and no such resignation of the then-current Stockholders' Representative shall be effective as to the then-current Stockholders' Representative until the new Stockholders' Representative shall accept such appointment.

           Section 9.2  Liability of the Stockholders' Representative. By virtue of the Merger, each Stockholder shall be deemed to have waived any claims it may have or assert, including those (on its behalf and on behalf of its affiliates) that may arise in the future, against the Stockholders' Representative for, and agree that the Stockholders' Representative shall have no liability for, any action or inaction taken or not taken by the Stockholders' Representative in connection with its capacity as the Stockholders' Representative, except to the extent that such action or inaction shall have been held by a court of competent jurisdiction to constitute gross negligence or willful misconduct. The Stockholders' Representative may consult with legal counsel and may rely on, and shall be fully protected in reliance on, any such advice of counsel.

           Section 9.3  Fees and Expenses of the Stockholders' Representative.

                     (a)   The Stockholders' Representative shall not be entitled to any fee, commission or other compensation for the performance of its services hereunder, but shall be entitled to the payment of all of its reasonable and documented post-Closing out-of-pocket expenses incurred (including the costs, expenses and disbursements incurred in connection with retaining outside counsel) in connection with the performance of its duties hereunder and pursuant to the Escrow Agreement, in each case as provided in this Section 9.3, to the extent of the Stockholders' Representative Amount and any available Top-Up Amount payments.

                     (b)   At the Closing, Parent shall deliver, or cause to be delivered, to a bank designated by the Stockholders' Representative, in cash, the Stockholders' Representative Amount to be available from time to time to the Stockholders' Representative solely in connection with the provisions of Section 9.3(a) hereof (the "Stockholders' Representative Expense Account"). The Stockholders' Representative shall maintain the Stockholders' Representative Expense Account in a segregated account. The Stockholders' Representative shall be responsible for maintaining a complete and accurate itemized accounting of all expenses incurred in connection with the foregoing and shall provide promptly a copy of same to any Common Stockholder from time to time upon the request of such Common Stockholder.

                     (c)   From time to time as funds would otherwise be releasable pursuant to the Escrow Agreement to or at the direction of the Stockholders' Representative, the Stockholders' Representative shall be permitted to cause to be retained from amounts that would otherwise be distributed to the Stockholders hereunder, and deposited into the Stockholders' Representative Expense Account, upon reasonable advance written notice to the Escrow Agent and Parent, such additional amounts (the "Top-Up Amount") as the Stockholders' Representative shall determine in its reasonable discretion to be necessary or advisable to provide sufficient funds to permit it to carry out its obligations under this Agreement; provided, however, that the Stockholders' Representative shall only be permitted to cause to be retained such amounts as would not cause the Stockholders' Representative Expense Account to exceed five million dollars ($5,000,000).

                     (d)   The Stockholders' Representative shall deliver to the Stockholders, including, as applicable, the Stockholders' Representative, in accordance with their respective aggregate Pro Rata Share, any amount of the Stockholders' Representative Expense Account not applied to the payment of any such costs and expenses as soon as reasonably practicable after the occurrence of the later of (i) the termination of the Escrow Agreement upon the final distribution therefrom, and (ii) no further amounts being payable with respect to the Common Stock Deferred Payment.

           Section 9.4  Capacity of the Stockholders' Representative. The obligations of the Stockholders' Representative hereunder are obligations strictly in its capacity as agent and attorney-in-fact of the Stockholders.

           Section 9.5  Claims Determined in Favor of the Stockholders' Representative. Notwithstanding anything to the contrary set forth in this Agreement, if the Stockholders' Representative shall (a) dispute any Claim for indemnification hereunder and, pursuant to the provisions of this Agreement, it shall be finally adjudicated that the Indemnified Parties shall not have been entitled to indemnification therefor, or (b) dispute any calculation or other matter with respect to the Common Stock Deferred Payment or any matter under the Escrow Agreement and, pursuant to the provisions of this Agreement or the Escrow Agreement, as the case may be, such dispute shall be finally adjudicated against Parent or any applicable Indemnified Party, then any costs or expenses incurred by the Stockholders' Representative in connection with the defense or settlement of any such Claim, or in disputing the Indemnified Parties' entitlement to indemnification therefor, or in disputing any calculation or other matter with respect to the Common Stock Deferred Payment or any matter under the Escrow Agreement shall, in each case, be reimbursed to the Stockholders' Representative by Parent within three (3) Business Days of the Stockholders' Representative's demand therefor.

           Section 9.6  Claims Determined in Favor of Parent. Notwithstanding anything to the contrary set forth in this Agreement, if the Stockholders' Representative shall dispute any calculation or other matter with respect to the Common Stock Deferred Payment or any matter under the Escrow Agreement and, pursuant to the provisions of this Agreement or the Escrow Agreement, as the case may be, such dispute shall be finally adjudicated against the Stockholders' Representative, then any costs or expenses incurred by Parent in connection therewith shall be reimbursed to Parent from the Escrow Amount within three (3) Business Days of Parent's demand therefor.

ARTICLE X

MISCELLANEOUS; GENERAL

           Section 10.1  Payment of Expenses. Except as contemplated hereby, each party shall pay its own Expenses. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of outside counsel, investment bankers, experts and consultants to a party hereto) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters relating to the closing of the transactions contemplated hereby.

           Section 10.2  Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, the parties to this Agreement may modify or amend this Agreement, by written agreement executed and delivered by duly authorized representatives of the parties hereto.

           Section 10.3  Waiver of Conditions.

                     (a)   Any provision of this Agreement may be waived prior to the Effective Time if, and only if, such waiver is in writing and signed by an authorized representative of the party against whom the waiver is to be effective.

                     (b)   No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided in this Agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

           Section 10.4  Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

           Section 10.5  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. Each of the parties: (i) consents to submit itself to the non-exclusive personal jurisdiction of the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware), in the event of any dispute related to or arising out of this Agreement or any transaction contemplated hereby (except as otherwise specifically contemplated by the terms of the Escrow Agreement); (ii) agrees not to commence any action, suit or proceeding related to or arising out of this Agreement or any transaction contemplated hereby except in such courts or any other court located in the United States of America; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (iv) consents to service of process by delivery pursuant to Section 10.6 hereof.

           Section 10.6  Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given: (i) when sent if sent by facsimile, provided that receipt of the fax is promptly confirmed by telephone; (ii) when delivered, if delivered personally to the intended recipient; (iii) three (3) Business Days following sending by registered or certified mail, postage prepaid; and (iv) one (1) Business Day following sending, if sent by overnight delivery via a national courier service providing proof of delivery, and in each case, addressed to a party at the following address for such party (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.6):

If to Intermediate Parent or: Merger Sub	c/o Sunbelt Rentals, Inc. 1337 Hundred Oaks Drive Charlotte, NC 28217 Attention: Cliff Miller

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP 333 West Wacker Drive Chicago, IL 60606 Attention: Gary P. Cullen Facsimile No. (312) 407-0411

If to Parent:	Ashtead Group plc 41-51 Kingston Road Leatherhead, Surrey England KT22 7AP Attention: Ian Robson Facsimile No. +44 1372 376610

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP 333 West Wacker Drive Chicago, IL 60606 Attention: Gary P. Cullen Facsimile No. (312) 407-0411

If to the Company:	NationsRent Companies, Inc. 450 E. Las Olas Boulevard 14th Floor Ft. Lauderdale, FL 33301 Attention: Joseph H. Izhakoff Facsimile No.: (954) 760-6565

with a copy (which shall not constitute notice) to:

Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038 Attention: Christopher Doyle, Esq. Facsimile No. (212) 806-2641

with a copy (which shall not constitute notice) to:

Baupost Capital, L.L.C. c/o The Baupost Group, L.L.C. 10 St. James Avenue, Suite 2000 Boston, MA 02116 Attention: Messrs. Thomas W. Blumenthal and James F. Mooney Facsimile No.: (617) 451-7337

with a copy (which shall not constitute notice) to:

Phoenix Rental Partners, LLC 101 Lake Street Sherborn, MA 01770 Attention: Douglas M. Suliman, Jr.

with a copy (which shall not constitute notice) to:

Ropes & Gray One International Place Boston, MA 02110-2624 Attention: Collin J. Beecroft, Esq. Facsimile No.: (617) 951-7050

If to the Stockholders' Representative:	Baupost Capital, L.L.C. c/o The Baupost Group, L.L.C. 10 St. James Avenue, Suite 2000 Boston, MA 02116 Attention: Messrs. Thomas W. Blumenthal and James F. Mooney Facsimile No.: (617) 451-7337

with a copy (which shall not constitute notice) to:

Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038 Attention: Christopher Doyle, Esq. Facsimile No. (212) 806-2641

with a copy (which shall not constitute notice) to:

Ropes & Gray One International Place Boston, MA 02110-2624 Attention: Collin J. Beecroft, Esq. Facsimile No.: (617) 951-7050

           Section 10.7  Entire Agreement, etc. This Agreement and the agreements referenced herein or contemplated hereby and the letter agreement, dated as of the date of this Agreement, between Parent and the Company (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof, and (b) shall not be assignable by operation of law or otherwise except that Parent and Merger Sub may assign, in their sole discretion, any or all of their rights, interests hereunder to either any direct or indirect wholly-owned subsidiary of Parent or to one or more sources of the Financing; provided, that no assignment shall relieve Parent, Intermediate Parent or Merger Sub of their obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

           Section 10.8  Interpretation. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. References in this Agreement to Articles and Sections are references to Articles and Sections of this Agreement, unless expressly otherwise stated. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The definitions in this Agreement are applicable to the singular as well as the plural forms of such terms.

           Section 10.9  No Third Party Beneficiaries. Except for those persons entitled to the benefits of Section 5.12 hereof, this Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person not a party hereto.

           Section 10.10  Specific Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

           Section 10.11  Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.11.

           Section 10.12  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

           Section 10.13  Company Disclosure Schedule. Any disclosure made in a section of the Company Disclosure Schedule shall be deemed disclosed and incorporated by reference with respect to any other section if its relevance to the information called for by another section of such schedule is readily apparent, in which case, such disclosure shall be deemed to have been included in such other section, notwithstanding the omission of a cross reference thereto. The fact that any item of information is disclosed in the Company Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms "material" or "Material Adverse Effect" or other similar terms in this Agreement.

           Section 10.14  Counsel to the Stockholders and the Stockholders' Representative. The parties hereto acknowledge and agree that from and after the Effective Time, Stroock & Stroock & Lavan LLP shall be permitted to represent the Stockholders and the Stockholders' Representative in any matter whatsoever including, without limitation, any disputes under Article VIII hereof, under the Escrow Agreement and with respect to Schedule 1.1(a) hereto and Parent, Intermediate Parent, Merger Sub and, from and after the Effective Time, the Surviving Corporation, hereby waive any conflict or other objection to any such representation.

[Signature pages follow.]

           IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

ASHTEAD GROUP PLC

By:	/s/ Stuart Ian Robson Name: Stuart Ian Robson Title: Finance Director

SUNBELT RENTALS, INC.

By:	/s/ Suzanne H. Wood Name: Suzanne H. Wood Title: Executive Vice President and CFO

NEPTUNE VENTURES GROUP, INC.

By:	/s/ Suzanne H. Wood Name: Suzanne H. Wood Title: Executive Vice President and CFO

NATIONSRENT COMPANIES, INC.

By:	/s/ Joseph H. Izkahoff Name: Joseph H. Izkahoff Title: Executive President, General Counsel and Secretary

BAUPOST CAPITAL, L.L.C., as Stockholders' Representative

By:	/s/ Thomas W. Blumenthal Name: Thomas W. Blumenthal Title: Managing Director

PHOENIX RENTAL PARTNERS, LLC

By: Sunny Isles, LLC, its Manager

By:  /s/ Bryan T. Rich
Name: Bryan T. Rich
Title: Manager

By: Lake Street, LLC, its Manager

By:  /s/ Douglas M. Suliman, Jr.
Name: Douglas M. Suliman, Jr.
Title: Manager

Exhibit A

Written Consent

EXHIBIT A

NATIONSRENT COMPANIES, INC.

Written Consent of Stockholders
In Lieu of Meeting

           The undersigned, being the holders of a majority of the issued and outstanding shares of the Common Stock, par value $0.01 per share (the “Common Stock”), of NationsRent Companies, Inc., a Delaware corporation (the “Company”), and in excess of 66-2/3% of the issued and outstanding shares of Series A Preferred Stock, par value $0.01 per share (the “Preferred Stock”), acting in accordance with the By-laws of the Company and Section 228 of the Delaware General Corporation Law hereby (i) waive any requirement that the Company provide notice to such stockholders in connection with the subject matter of this written consent and (ii) consent to the taking of the following actions and the adoption of the following resolutions and agree that such actions and resolutions shall have the same force and effect as if duly adopted at a meeting of the stockholders duly called and held for the purpose:

           WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of July [•], 2006 (including the Exhibits and Schedules attached thereto, the “Merger Agreement”), by and among the Company, Athena Group plc, a company with limited liability incorporated under the laws of England and Wales (“Parent”), Sunbelt Rentals, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Parent (“Sunbelt”), and Neptune Ventures Group, Inc., a Delaware corporation and wholly-owned direct subsidiary of Sunbelt (“Merger Sub”), Merger Sub will be merged (the “Merger”) with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement, and at the time of the closing of the Merger (the “Effective Time”) each share of Common Stock issued and outstanding immediately prior to the Effective Time (including all outstanding restricted shares of Common Stock, which shall become vested in connection with the Merger as contemplated by Section 2.2 of the Merger Agreement and other than shares issued and held in the Company’s treasury) will be converted into the right to receive the Common Stock Consideration (as defined in the Merger Agreement), in such amounts, in such proportion and in such manner as described in the Merger Agreement; and

           WHEREAS, the Board of Directors of the Company has deemed it advisable to enter into and consummate the transactions contemplated in the Merger Agreement and has recommended to the stockholders that they approve the Merger Agreement and the transactions contemplated thereby.

           NOW THEREFORE, each of the undersigned adopts the following resolutions:

           RESOLVED, that after consideration of the terms and conditions of the Merger Agreement, the stockholders approve the Merger Agreement in the form attached hereto as Exhibit A and the transactions contemplated thereby, including without limitation, the approval of the Merger; and be it further

           RESOLVED, that this consent may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall be considered one and the same instrument; and that this consent may be executed by facsimile; and be it further

           RESOLVED, that these resolutions be filed with the records of the stockholders of the Company.

[The remainder of this page has been intentionally left blank]

Signature Page to Written Consent of Stockholders of NationsRent Companies, Inc.

           IN WITNESS WHEREOF, each of the undersigned stockholders has executed this Written Consent of Stockholders as of the date set forth next to each such stockholder’s name below.

PHOENIX RENTAL PARTNERS, LLC

By: Sunny Isles, LLC, its Manager

By  /s/ Bryan T. Rich
      Name: Bryan T. Rich
      Title: Manager

By: Lake Street, LLC, its Manager

By  /s/ Douglas M. Suliman, Jr.
      Name: Douglas M. Suliman, Jr.
      Title: Manager

BAUPOST PRIVATE
   INVESTMENTS A-1, L.L.C.

By Baupost Limited Partnership 1983 A-1,
      its sole Member

By The Baupost Group, L.L.C.,
      its Managing General Partner

By  /s/ Thomas W. Blumenthal
      Name: Thomas W. Blumenthal
      Title: Managing Director

BAUPOST PRIVATE
   INVESTMENTS B-1, L.L.C.

By Baupost Limited Partnership 1983 B-1,
      its sole Member

By The Baupost Group, L.L.C.,
      its Managing General Partner

By  /s/ Thomas W. Blumenthal
      Name: Thomas W. Blumenthal
      Title: Managing Director

BAUPOST PRIVATE
   INVESTMENTS C-1, L.L.C.

By Baupost Limited Partnership 1983 C-1,
      its sole Member

By The Baupost Group, L.L.C.,
      its Managing General Partner

By  /s/ Thomas W. Blumenthal
      Name: Thomas W. Blumenthal
      Title: Managing Director

BAUPOST PRIVATE
   INVESTMENTS H-1, L.L.C.

By HB Institutional Limited Partnership,
      its sole Member

By The Baupost Group, L.L.C.,
      its Managing General Partner

By  /s/ Thomas W. Blumenthal
      Name: Thomas W. Blumenthal
      Title: Managing Director

BAUPOST PRIVATE
   INVESTMENTS P-1, L.L.C.

By PB Institutional Limited Partnership,
      its sole Member

By The Baupost Group, L.L.C.,
      its Managing General Partner

By  /s/ Thomas W. Blumenthal
      Name: Thomas W. Blumenthal
      Title: Managing Director

BAUPOST PRIVATE
   INVESTMENTS Y-1, L.L.C.

By YB Institutional Limited Partnership,
      its sole Member

By The Baupost Group, L.L.C.,
      its Managing General Partner

By  /s/ Thomas W. Blumenthal
      Name: Thomas W. Blumenthal
      Title: Managing Director

BAUPOST PRIVATE
   INVESTMENTS BVI-1, L.L.C.

By Baupost Value Partners, L.P.-I,
      its sole Member

By The Baupost Group, L.L.C.,
      its Managing General Partner

By  /s/ Thomas W. Blumenthal
      Name: Thomas W. Blumenthal
      Title: Managing Director

BAUPOST PRIVATE
   INVESTMENTS BVII-1, L.L.C.

By Baupost Value Partners, L.P.-II,
      its sole Member

By The Baupost Group, L.L.C.,
      its Managing General Partner

By  /s/ Thomas W. Blumenthal
      Name: Thomas W. Blumenthal
      Title: Managing Director

BAUPOST PRIVATE
   INVESTMENTS BVIII-1, L.L.C.

By Baupost Value Partners, L.P.-III,
      its sole Member

By The Baupost Group, L.L.C.,
      its Managing General Partner

By  /s/ Thomas W. Blumenthal
      Name: Thomas W. Blumenthal
Title: Managing Director

Exhibit B

Form of Escrow Agreement

EXHIBIT B

FORM OF ESCROW AGREEMENT

           This ESCROW AGREEMENT (this Escrow Agreement, including all Schedules and Exhibits attached hereto, all of the terms and conditions that are incorporated herein by reference, in each case as amended and/or supplemented from time to time in accordance with the terms hereof, this “Agreement”), dated as of August [•], 2006, is by and among Ashtead Group plc, a company with limited liability incorporated under the laws of England and Wales (“Parent”), Sunbelt Rentals, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Parent (“Intermediate Parent”), Baupost Capital, L.L.C., a Massachusetts limited liability company (“Baupost Capital”), as stockholders’ representative (Baupost Capital in its capacity as stockholders’ representative or any successor stockholders’ representative appointed in accordance with the terms of the Merger Agreement, the Support Agreement and the Stockholders’ Letter Agreements, the “Stockholders’ Representative”), on behalf of each of the holders of Company Common Stock immediately prior to the Effective Time set forth on Schedule A attached hereto (each a “Stockholder” and collectively, the “Stockholders”), and Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, as escrow agent (the “Escrow Agent”).

           WHEREAS, NationsRent Companies, Inc., a Delaware corporation (“NationsRent”), Parent, Intermediate Parent, and Neptune Ventures Group, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Parent are parties to an Agreement and Plan of Merger dated as of July 18, 2006 (as amended and in effect from time to time, the “Merger Agreement”), a copy of which is attached hereto as Exhibit A;

           WHEREAS, the Majority Stockholders are parties to the Support Agreement dated July 18, 2006 (the “Support Agreement”) and certain of the Other Stockholders are parties to Stockholders’ Letter Agreements dated prior to the date hereof (the “Stockholders’ Letter Agreements”);

           WHEREAS, the Stockholders’ Representative has been appointed as the agent and attorney-in-fact of the Stockholders for the purposes set forth in the Merger Agreement (including Schedule 1.1(a) thereto), the Support Agreement, the Stockholders’ Letter Agreements, this Agreement and other documents confirming the appointment of the Stockholders’ Representative in such capacities, and the Stockholders’ Representative has agreed to serve in such capacities in accordance with the terms of the Merger Agreement, the Support Agreement, this Agreement and the Stockholders’ Letter Agreements, including by giving all notices required by the terms of the Merger Agreement to be delivered by the Stockholders’ Representative to the Escrow Agent;

           WHEREAS, the Merger Agreement contemplates that Parent shall deposit twenty-eight million dollars ($28,000,000) (the “Escrow Amount”) with the Escrow Agent in connection with, among other things, certain indemnity obligations pursuant to the Merger Agreement to be held and disbursed by the Escrow Agent in accordance with the Merger Agreement and this Agreement; and

           WHEREAS, Parent and the Stockholders’ Representative desire to provide for the receipt, holding and distribution of the Escrow Fund (as hereinafter defined) by the Escrow Agent in accordance with the terms and conditions of this Agreement.

           NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

           Section 1.1  Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement. Any amendments to such capitalized terms in the Merger Agreement after the date hereof shall not be incorporated herein by reference unless prior joint written notice of such amendment is provided by Parent and the Stockholders’ Representative to the Escrow Agent in accordance with the terms of Section 6.1 hereof.

           Section 1.2  Certain Rules of Construction. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term “Article” refers to articles of this Agreement, (b) the capitalized term “Section” refers to sections of this Agreement, (c) references to a particular Article or Section include all subsections thereof, (d) the word “including” shall be construed as “including without limitation”, (e) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulations or rules, in each case as from time to time in effect, (f) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement or the Merger Agreement and (g) references to “$” mean such coin or currency of the United States of America as at the time shall be legal tender therein for the payment of public and private debts.

ARTICLE II

           Section 2.1  Appointment and Agreement of Escrow Agent. Parent and the Stockholders’ Representative hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Agreement.

           Section 2.2  Establishment of Escrow Account. Pursuant to the Merger Agreement, at the Effective Time, Parent shall deliver the Escrow Amount by wire transfer of immediately available funds to the Escrow Agent. Upon the Escrow Agent’s receipt of the Escrow Amount, the Escrow Agent (a) shall deposit the Escrow Amount into an escrow account (the “Escrow Account”) and (b) shall, as promptly as practicable thereafter, acknowledge receipt of the Escrow Amount in writing by executing and delivering to Parent, with a copy to the Stockholders’ Representative, a receipt in the form attached hereto as Exhibit B. The total of (i) the Escrow Amount, plus (ii) interest, gains on sales of securities and other income, if any, received in respect of the Escrow Amount or any other funds in the Escrow Account, less (iii) any amounts paid in respect of Claims (as hereinafter defined), less (iv) any amounts released to Stockholders or to the Stockholders’ Representative in accordance with Article III of this Agreement, less (v) any amounts paid to Intermediate Parent in accordance with Article IV of this Agreement is referred to herein as the “Escrow Fund”. The Escrow Agent shall have no obligation, and shall incur no liability for its failure, to solicit the delivery of the Escrow Amount.

           Section 2.3  Stockholders’ Percentage Interests in Escrow Fund. Attached hereto as Schedule A is a schedule listing each Stockholder and such Stockholder’s pro rata interest in the Escrow Fund (expressed as a percentage, based on the relative number of shares of Company Common Stock held by such Stockholder immediately prior to the Effective Time).

ARTICLE III

ESCROW

           Section 3.1  Purposes of Escrow:

                     (a)   The Escrow Fund and/or the Escrow Amount, as the case may be, shall be available to fund the following requirements of the Merger Agreement: (i) to pay Claims (as defined below) by Indemnified Parties for indemnification under, and pursuant to the terms and conditions of, Article VIII of the Merger Agreement; (ii) to reimburse the Stockholders’ Representative for amounts reimbursable to it pursuant to Section 8.5 of the Merger Agreement; (iii) to pay the Top-Up Amount pursuant to Section 9.3(c) of the Merger Agreement; and (iv) to pay the costs and expenses described in Section 9.6 of the Merger Agreement.

                     (b)   The Escrow Fund also shall be available from time to time to fund the requirements of Sections 4.3, 5.1(d) and 5.1(f) hereof.

           Section 3.2  Agreement of Parent and Stockholders’ Representative to Provide Joint Written Instructions. Each of Parent and the Stockholders’ Representative agree to timely provide joint written instructions to the Escrow Agent to effectuate the escrow release provisions of Section 8.2 of the Merger Agreement.

           Section 3.3  Disbursements from Escrow Fund/Escrow Amount.

                     (a)   In accordance with the provisions of Section 8.3 of the Merger Agreement, Parent shall be permitted to deliver to the Stockholders’ Representative and the Escrow Agent one or more written claim notices (each, a “Claim Notice”) (such notice to be given in accordance with Section 6.1 hereof) stating in reasonable detail the basis for such claim (the “Claim”), the calculation of the Losses with respect to such Claim to the extent practicable and the clause of Section 8.1(a) of the Merger Agreement pursuant to which such Claim is being made. Promptly after its receipt of a Claims Notice, the Escrow Agent shall use commercially reasonable efforts to forward a copy thereof to the Stockholders’ Representative.

                     (b)   For a period of 30 days after the delivery of a Claim Notice to the Stockholders’ Representative and the Escrow Agent, the Escrow Agent shall make no payment pursuant to Section 3.3(d) hereof unless the Escrow Agent shall have received written authorization from the Stockholders’ Representative to make such payment with respect to such Claim. After the expiration of such 30-day period, the Escrow Agent may make payments in accordance with Section 3.3(d) hereof, provided, however, that no such payment may be made with respect to any Claim set forth in such Claim Notice to the extent that the Stockholders’ Representative shall object to such payment in a written statement delivered to the Escrow Agent within such 30-day period. A duplicate copy of any such statement shall be delivered to Parent at the same time it is delivered to the Escrow Agent.

                     (c)   If the Stockholders’ Representative shall object in writing in respect of any Claim or Claims made in any Claim Notice within such 30-day period, the Escrow Agent shall make no payment with respect to any such disputed Claim or Claims until the Escrow Agent shall have received a final determination as to the validity and amount of any Claim or Claims in such Claim Notice set forth in either (i) a memorandum prepared and signed by the Stockholders’ Representative and Parent (a “Joint Memorandum”) or (ii) an order of a court of competent jurisdiction, that shall be furnished to the Escrow Agent, accompanied by an opinion of counsel for the party delivering such order addressed to the Escrow Agent to the effect that such order is final and nonappealable (an “Order and Opinion”). The Escrow Agent shall be entitled to act in accordance with such Joint Memorandum or Order and Opinion, as applicable, and shall make payments out of the Escrow Fund in accordance therewith and with Section 3.3(d) hereof.

                     (d)   Upon the expiration of the 30-day period (in cases covered by Section 3.3(b) hereof) or the receipt of a copy of a Joint Memorandum or an Order and Opinion (in cases covered by Sections 3.3(c) hereof), the Escrow Agent shall deliver to Parent out of the Escrow Amount, an amount of cash equal to the amount specified in the Claim Notice (in cases covered by Section 3.3(b) hereof), or in a Joint Memorandum or an Order and Opinion, as the case may be (in cases covered by Section 3.3(c) hereof). In addition, portions of the Escrow Amount shall be distributed to the Stockholders or the Stockholders’ Representative, as the case may be, from time to time as a result of the final settlement of Claims as evidenced by the receipt of a copy of a Joint Memorandum or an Order and Opinion, and any funds remaining in the Escrow Fund following the end of the Twelve Month Claim Period shall be distributed as and when Claims are finally resolved in accordance with the provisions of the Merger Agreement and this Escrow Agreement.

                     (e)   In addition, and notwithstanding anything to the contrary set forth in this Agreement, if Parent delivers to the Escrow Agent a Joint Memorandum or an Order and Opinion resolving a dispute against the Stockholders’ Representative in accordance with Section 9.6 of the Merger Agreement, then within three (3) Business Days of delivery of such Joint Memorandum or an Order and Opinion the Escrow Agent shall pay from the Escrow Amount to an account designated by an authorized signatory of Parent such amount as is set forth in such Joint Memorandum or an Order and Opinion.

                     (f)   In addition, from time to time Parent and the Stockholders’ Representative may deliver to the Escrow Agent joint written instructions directing the Escrow Agent to release certain amounts from the Escrow Fund. The Escrow Agent agrees to, as soon as reasonably practicable after receipt of any such joint written instructions, pay amounts from the Escrow Fund in accordance with any such joint written instructions to the extent of funds available in the Escrow Fund.

           Section 3.4  Releases of the Escrow Amount. Portions of the Escrow Fund will be released to the Stockholders as follows:

                     (a)   Within three Business Days after the date that is six months after the Effective Time (the “Six Month Claim Period”), (i) $10.0 million less an amount equal to all Claims timely made in respect of Section 8.1(a)(ii) of the Merger Agreement plus (ii) $6,000,000 (the “Six Month Non-Environmental Cost Release Amount”) less an amount equal to (x) all Claims timely made in respect of Section 8.1(a)(i) and Section 8.1(a)(iii) of the Merger Agreement and (y) any payments made during the Six Month Claim Period in respect of Section 8.5(c) and/or Section 9.6 of the Merger Agreement and Section 5.1(d) and Section 5.1(f) of this Agreement less (iii) an amount equal to the Top-Up Amount, if any, payable to the Stockholders’ Representative Expense Account pursuant to Section 3.4(d) hereof plus (iv) interest, if any, earned on the Escrow Amount during the Six Month Claim Period (net of any reimbursement to Intermediate Parent for Taxes paid pursuant to this Agreement). (b) Within three Business Days after the date that is nine months after the Effective Time (the “Nine Month Claim Period”), $6,000,000 (the “Nine Month Non-Environmental Cost Release Amount”) (A) less an amount equal to (i) any Claims referred to in Section 8.2(a)(ii) of the Merger Agreement to the extent such Claims exceed the Six Month Non-Environmental Cost Release Amount, (ii) any Claims timely made in respect of Section 8.1(a)(i) and Section 8.1(a)(iii) of the Merger Agreement and any Claims timely made in respect of Section 8.1(a)(iv) of the Merger Agreement subsequent to the Six Month Claim Period and prior to the conclusion of the Nine Month Claim Period, (iii) an amount equal to the Top-Up Amount, if any, payable to the Stockholders’ Representative Expense Account pursuant to Section 3.4(d) hereof and (iv) any payments made subsequent to the Six Month Claim Period and prior to the conclusion of the Nine Month Claim Period in respect of Section 8.5(c) and/or Section 9.6 of the Merger Agreement and Section 5.1(d) and Section 5.1(f) of this Agreement, and (B) plus interest, if any, earned on the Escrow Amount during the period between the Six Month Claim Period and the Nine Month Claim Period (net of any reimbursement to Intermediate Parent for Taxes paid pursuant to the Escrow Agreement).

                     (c)   Within three Business Days after the date that is twelve months after the Effective Time (the “Twelve Month Claim Period”), $6,000,000 (A) less an amount equal to (i) any Claims referred to in Section 8.2(a)(ii) of the Merger Agreement to the extent such Claims exceed the Six Month Non-Environmental Cost Release Amount and the Nine Month Non-Environmental Cost Release Amount, (ii) any Claims referred to in Section 8.2(b)(A)(ii) of the Merger Agreement to the extent such Claims exceed the Nine Month Non-Environmental Cost Release Amount, (iii) any Claims timely made in respect of Section 8.1(a)(i) and Section 8.1(a)(iii) of the Merger Agreement and any Claims timely made in respect of Section 8.1(a)(iv) of the Merger Agreement subsequent to the Nine Month Claim Period and prior to the conclusion of the Twelve Month Claim Period, (iv) an amount equal to the Top-Up Amount, if any, payable to the Stockholders’ Representative Expense Account pursuant to Section 3.4(d) hereof and (v) any payments made subsequent to the Nine Month Claim Period and prior to the conclusion of the Twelve Month Claim Period in respect of Section 8.5(c) and/or Section 9.6 of the Merger Agreement and Section 5.1(d) and Section 5.1(f) of this Agreement, and (B) plus interest, if any, earned on the Escrow Amount during the period between the Nine Month Claim Period and the Twelve Month Claim Period (net of any reimbursement to Intermediate Parent for Taxes paid pursuant to the Escrow Agreement).

                     (d)   Prior to any release to the Stockholders from the Escrow Fund, an authorized signatory of the Stockholders’ Representative shall provide the Escrow Agent with such payment information as is required by the Escrow Agent to make payments via check as required hereunder to the Stockholders. Prior to any release to the Stockholders from the Escrow Fund, an authorized signatory of the Stockholders’ Representative may give to Parent and Escrow Agent written notice requesting a Top-Up Amount pursuant to Section 9.3(c) of the Merger Agreement. Upon receipt of such notice, the Escrow Agent shall deduct the Top-Up Amount from the amounts otherwise being released to the Stockholders hereunder and pay such amount to the Stockholders’ Representative Expense Account instead, distributing the remaining amounts to be released in accordance with the other provisions of this Agreement.

           Section 3.5  Authorized Signatories. The signature of a duly authorized signatory of Parent and/or the Stockholders’ Representative shall be affixed to any notice, request, demand or instruction required or contemplated to be delivered to the Escrow Agent by Parent or the Stockholders’ Representative hereunder.

ARTICLE IV

INVESTMENTS

           Section 4.1  Investment of Escrow Account. The Escrow Agent shall invest and reinvest moneys on deposit in the Escrow Account in a Citibank Institutional Market Deposit Account, a dollar for dollar interest bearing deposit obligation of the Escrow Agent, which is an FDIC money market deposit account. The Escrow Agent shall have no obligation to invest or reinvest any property deposited in the Escrow Account until the next Business Day following the day of deposit if such property is deposited in the Escrow Account after 12:00 p.m. Eastern Time on the day of deposit. The Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to distributed amounts from the Escrow Account pursuant to the terms of this Agreement. Requests or instructions received after 12:00 p.m. Eastern Time by the Escrow Agent to liquidate all or any portion of the Escrow Account will be treated as if received on the following Business Day in New York. The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the escrowed property, provided that the Escrow Agent has made such investment, reinvestment or liquidation of the escrowed property in accordance with the terms, and subject to the conditions of, this Agreement.

           Section 4.2  Investment Income. Any interest, gains on sale of securities or other income received by the Escrow Agent in respect of the Escrow Fund, reduced by any taxes, brokerage fees and other expenses or losses incurred in connection with the investment of the Escrow Fund, shall be distributed as provided in this Agreement.

           Section 4.3  Taxes. The parties hereto agree that, for tax reporting purposes, Intermediate Parent is the owner of any cash in the Escrow Fund until such cash is distributed in accordance with this Agreement, and that all interest on or other taxable income, if any, earned from the investment of such cash shall be treated for tax purposes as earned by Intermediate Parent, and Intermediate Parent shall pay any Taxes thereon; provided, however, that Intermediate Parent shall be reimbursed from the Escrow Fund for the payment of such Taxes as follows: (a) not later than seven (7) Business Days prior to each of April 15, June 15, September 15 and December 15, and the date on which any funds are to be released from the Escrow Fund to the Stockholders or the Stockholders’ Representative, as the case may be, (each, an “Estimated Tax Date”), Escrow Agent shall give Intermediate Parent monthly account statements setting forth an estimate of the taxable income attributable to the Escrow Fund for Intermediate Parent’s estimated tax period ending immediately prior to the Estimated Tax Date; (b) not later than two (2) Business Days prior to the Estimated Tax Date, Intermediate Parent shall give the Escrow Agent a signed, written schedule setting forth the amount of Taxes payable by Intermediate Parent with respect to such taxable income, taking into account the highest marginal federal, state and local tax rates applicable to Intermediate Parent for such tax period and the deductibility of state and local income taxes for U.S. federal income tax purposes; and (c) not later than the Estimated Tax Date, the Escrow Agent shall release to an account designated by Intermediate Parent in the written schedule provided for in clause (b) above an amount, in cash, equal to such Taxes payable by Intermediate Parent. In the event the amount released hereunder does not cover the actual Taxes payable by Intermediate Parent in connection with such taxable income, an authorized signatory of Intermediate Parent may provide the Escrow Agent (with a copy to the Stockholders’ Representative) with a revised signed, written schedule of the actual Taxes payable by it, and Escrow Agent shall within two (2) Business Days after receipt of such revised schedule release to an account designated by Intermediate Parent in the written schedule provided for herein an amount, in cash, equal to the difference. In the event the amount released hereunder exceeds the actual Taxes payable by Intermediate Parent in connection with such taxable income, an authorized signatory of Intermediate Parent shall provide the Escrow Agent (with a copy to the Stockholders’ Representative) with a revised signed, written schedule of the actual Taxes payable by it, and Intermediate Parent shall within two (2) Business Days after delivery of such revised schedule repay to the Escrow Account an amount, in cash, equal to the difference. In no event shall the amounts payable to the Intermediate Parent pursuant to this Section 4.3 exceed the amount of interest on or other taxable income, if any, earned from the investment of the Escrow Fund.

ARTICLE V

ESCROW AGENT

           Section 5.1  The Escrow Agent.

                     (a)   Except as expressly contemplated by this Agreement or by joint written instructions signed by an authorized signatory of both Parent and the Stockholders’ Representative, the Escrow Agent shall not sell, transfer or otherwise dispose of all or any portion of the Escrow Fund, except pursuant to an order of a court of competent jurisdiction.

                     (b)   The duties and obligations of the Escrow Agent shall be determined solely by this Agreement (and, solely to the extent specifically incorporated by reference herein, the Merger Agreement), and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants shall be read into this Agreement against the Escrow Agent.

                     (c)   In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely without any investigation into the underlying facts upon any certificate, statement, opinion, report, notice, request, consent, order, approval, document, instrument, signature or other paper document believed by it in good faith to be genuine and signed by any party or parties hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any Person purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

                     (d)   Parent and the Stockholders’ Representative (on behalf of the Stockholders), jointly and severally, shall be liable for and shall reimburse and indemnify Escrow Agent and hold Escrow Agent (and its officers, directors, employees and agents) harmless from and against any and all losses, liabilities, damages or expenses (including reasonable attorneys’ fees, costs and disbursements) that the Escrow Agent may suffer or incur in connection with this Agreement and its performance hereunder or in connection herewith, except to the extent such loss, liability, damage or expense arises from its willful misconduct, bad faith or gross negligence as adjudicated by a court of competent jurisdiction; provided, however, in seeking reimbursement or indemnification from the Stockholders’ Representative hereunder, the Escrow Agent (or any of its officers, directors, employees or agents) may make a claim against, and shall only be reimbursed from, the Escrow Fund, and, in no event shall the Stockholders’ Representative be liable for any claims in its individual capacity. This Section 5.1(d) shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

                     (e)   The Escrow Agent shall be under no duty to give the property held in escrow by it hereunder any greater degree of care than it gives its own similar property.

                     (f)   The fees and expenses of the Escrow Agent are set forth on Schedule B attached hereto. The Escrow Agent’s annual fee shall be payable upon the execution of this Agreement and thereafter on each anniversary date of this Agreement. The first annual fee payable to the Escrow Agent hereunder shall be paid to the Escrow Agent by Parent. Thereafter the annual fee shall be paid one-half by Parent and one-half by the Stockholders (payable solely from the Escrow Fund). The Escrow Agent shall be entitled to receive all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Escrow Agent in connection with this Agreement. All such expenses, disbursements and advances, and any fees in addition to the annual fee, payable to the Escrow Agent hereunder shall be paid to the Escrow Agent one-half by Parent and one-half by the Stockholders (payable solely from the Escrow Fund). The Escrow Agent shall give the Stockholders’ Representative and Parent prompt written notice of all payments made to the Escrow Agent from the Escrow Fund pursuant to this Section 5.1(f). Except as set forth herein, the Escrow Agent does not have and will not have any interest in the funds deposited hereunder but is serving only as escrow holder and having only possession thereof. This Section 5.1(f) shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

                     (g)   The Escrow Agent shall be reimbursed upon request for all reasonable out-of-pocket expenses, disbursements and advances, including reasonable fees of outside counsel and of all persons not regularly in its employ, if any, incurred or made by it in connection with the preparation of this Agreement or any other documents executed in connection herewith and the carrying out of its duties under this Agreement. All such fees and expenses shall be paid to the Escrow Agent one-half by Parent and one-half on behalf of the Stockholders (payable solely from the Escrow Fund). The obligations of Parent and the Stockholders under this Section 5.1(g) to compensate the Escrow Agent and to pay or reimburse the Escrow Agent for reasonable out-of-pocket expenses, disbursements and advances shall survive the satisfaction and discharge of this Agreement or the earlier resignation or removal of the Escrow Agent.

                     (h)   The Escrow Agent may, in its sole discretion, resign and terminate its position hereunder at any time following thirty (30) Business Days’ written notice to the parties to this Agreement. Any such resignation shall terminate all obligations and duties of the Escrow Agent hereunder. The Stockholders’ Representative and Parent may at any time jointly remove the Escrow Agent by giving twenty (20) Business Days’ written notice signed by each of them to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be a bank or trust company having its principal executive offices in the United States and having assets in excess of five hundred million dollars ($500,000,000), and which shall be mutually agreeable to Parent and the Stockholders’ Representative and appointed by written instrument executed by the Stockholders’ Representative and Parent and delivered to the Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of an authorized signatory of both the Stockholders’ Representative and Parent, execute and deliver to such successor Escrow Agent all the right, title and interest hereunder in and to the Escrow Fund of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent. If no successor Escrow Agent shall have been appointed within twenty (20) Business Days of a notice of resignation by the Escrow Agent, the Escrow Agent’s sole responsibility shall thereafter be to hold the Escrow Fund until the earlier of (i) its receipt of designation of a successor Escrow Agent in a joint written instruction by the Stockholders’ Representative and Parent and (ii) termination of this Agreement in accordance with its terms. If no successor Escrow Agent shall have been appointed within twenty (20) Business Days of the Escrow Agent’s delivery of a notice of resignation, the Escrow Agent may apply to a court of competent jurisdiction for such appointment, or other appropriate relief. Any such resulting appointment shall be binding upon all of the parties to this Agreement.

                     (i)   Within five (5) Business Days following the end of each calendar month prior to termination of this Agreement, the Escrow Agent will supply an official account statement to the Parent and the Stockholders’ Representative setting forth (a) the then current balance of the Escrow Fund, (b) the details of each transaction in the account during such month, and (c) a description of the amount and type of the individual investment positions in the Escrow Fund as of such time.

                     (j)   The Escrow Agent does not have any interest in the Escrow Account but is serving as escrow holder only and having only possession thereof. Upon request, the Escrow Agent shall be paid or reimbursed for any transfer taxes related to the Escrow Fund incurred in connection herewith, and Parent and the Stockholders’ Representative (on behalf of the Stockholders), jointly and severally, shall indemnify and hold harmless the Escrow Agent from any amounts that the Escrow Agent is obligated to pay in the way of such taxes, with responsibility for such payment, reimbursement, indemnity or holding the Escrow Agent harmless to be borne by Parent and by the Stockholders’ Representative; provided, however, in seeking reimbursement or indemnification from the Stockholders’ Representative hereunder, the Escrow Agent may make a claim against, and shall only be reimbursed from, the Escrow Fund, and, in no event shall the Stockholders’ Representative be liable for any claims in its individual capacity. If necessary under applicable law, any payments of income from the Escrow Fund shall be subject to withholding regulations then in force with respect to U.S. taxes. This Section 5.1(j) and Section 5.1(g) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

                     (k)   The Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

                     (l)   The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

                     (m)   In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain such portion of the Escrow Fund that is subject to such adverse claims or demands until the Escrow Agent shall have received (i) a final nonappealable order of a court having jurisdiction directing delivery of the Escrow Fund presented to the Escrow Agent by the prevailing party, or (ii) a written agreement executed by the parties hereto (other than the Escrow Agent) directing delivery of the Escrow Fund, in which event the Escrow Agent shall disburse the Escrow Fund in accordance with such order, judgment or agreement. Any court order shall be accompanied by a legal opinion of counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that said order or judgment is final and nonappealable. The Escrow Agent shall act on such court order or judgment and legal opinion without further question.

                     (n)   The Escrow Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of Parent and the Stockholders’ Representative given under this Agreement. The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder.

                     (o)   None of the provisions of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds, or indemnity satisfactory to it against such risk or liability, is not assured to it.

                     (p)   Whenever in the administration of the provisions of this Agreement the Escrow Agent shall deem it necessary or desirable that a matter be provided or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, bad faith or willful misconduct on the part of the Escrow Agent, be deemed to be conclusively proved and established by a certificate signed by an authorized signatory of both Parent and the Stockholders’ Representative and delivered to the Escrow Agent, and such certificate, in the absence of gross negligence, bad faith or willful misconduct on the part of the Escrow Agent, shall be full warrant to the Escrow Agent for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof as adjudicated by a court of competent jurisdiction.

                     (q)   In no event shall the Escrow Agent be liable for the selection of the investment of the Escrow Fund as provided in Article IV or for investment losses incurred thereon. The Escrow Agent shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of Parent and the Stockholders’ Representative to give timely written liquidation direction.

                     (r)   The Escrow Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or indirectly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any bad faith, willful misconduct or gross negligence on part of any agent, attorney, custodian or nominee so appointed as adjudicated by a court of competent jurisdiction.

                     (s)   Any corporation into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any corporation succeeding to the business of the Escrow Agent, shall be the successor of the Escrow Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, so long as such successor entity shall be a bank or trust company having its principal executive offices in the United States having assets in excess of five hundred million dollars ($500,000,000).

                     (t)   Each of the parties (for itself and any person or entity claiming through it) hereby (i) releases, waives, discharges and exculpates Escrow Agent for any action taken or omitted under this Agreement, except to the extent caused by the Escrow Agent’s gross negligence, bad faith or willful misconduct as adjudicated by a court of competent jurisdiction, and (ii) covenants not to sue the Escrow Agent for any action taken or omitted under this Agreement, except to the extent caused by the Escrow Agent’s gross negligence, bad faith or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                     (u)   The Escrow Agent shall be neither responsible for or under, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document executed between or among the parties hereto, except as may be specifically provided in Exhibit A attached hereto. This Agreement sets forth all of the obligations of the Escrow Agent, and no additional obligations shall be implied from the terms of this Agreement or any other agreement, instrument or document.

                     (v)   The Escrow Agent shall invest the property held in escrow in the manner set forth in Article IV, even though Citibank or its affiliates may receive a benefit or profit therefrom. The Escrow Agent and its affiliates are authorized to act as counterparty, principal, agent, broker or dealer while purchasing or selling investments as specified herein.

                     The parties to this agreement acknowledge that non deposit investment products are not obligations of, or guaranteed by, Citibank/Citigroup or any of its affiliates; are not FDIC insured; and are subject to investment risks, including the possible loss of principal amount invested. Only deposits in the United States are subject to FDIC insurance.

                     (w)   In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone callback to Parent and the Stockholders’ Representative, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. To assure accuracy of the instructions it receives, the Escrow Agent may record such callbacks. If the Escrow Agent is unable to verify the instructions, or is not reasonably satisfied with the verification it receives, it will not execute the instruction until all issues are resolved. The persons and telephone numbers for callbacks may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties agree to notify the Escrow Agent of any errors, delays or other problems within thirty (30) calendar days after receiving notification that a transaction has been executed. If the transaction is determined to have been was delayed or erroneously executed as a result of the Escrow Agent’s error, the Escrow Agent’s sole obligation, unless such transaction was delayed or erroneously executed as a result of the Escrow Agent’s bad faith, willful misconduct or gross negligence as adjudicated by a court of competent jurisdiction, is to pay or refund such amounts as may be required by applicable law. In no event, other than as a result of bad faith, willful misconduct or gross negligence on part of the Escrow Agent as adjudicated by a court of competent jurisdiction, shall the Escrow Agent be responsible for any incidental or consequential damages or expenses in connection with the instruction. Any claim for interest payable will be at the Escrow Agent’s published savings account rate in effect in New York, New York.

                     (x)   The Escrow Agent is authorized, for any securities at any time held hereunder, to register such securities in the name of its nominee(s) or the nominees of any securities depository, and such nominee(s) may sign the name of any of the parties hereto to whom or to which such securities belong and guarantee such signature in order to transfer securities or certify ownership thereof to tax or other governmental authorities.

                     (y)   The Escrow Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility).

                     (z)   No printed or other material in any language, including prospectuses, notices, reports and promotional material that mentions “Citibank” by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent.

ARTICLE VI

MISCELLANEOUS

           Section 6.1  Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing, in English and given or made (and shall be deemed to have been duly given or made upon receipt) by an internationally recognized overnight courier service, by facsimile or by registered or certified mail (postage prepaid, return receipt requested), to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.1):

(a)	If to Parent:

Ashtead Group plc
41-51 Kingston Road
Leatherhead, Surrey
England
KT22 7AP
Attention: S. Ian Robson
Facsimile: +44 1372 376610

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Chicago, Illinois 60606
United States of America
Facsimile: (312) 407-8504
Attention: Gary Cullen, Esq.

(b)	If to Intermediate Parent

Sunbelt Rentals, Inc.
1337 Hundred Oaks Drive
Charlotte, NC 28217
Attention: Cliff Miller
Facsimile:

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Chicago, Illinois 60606
United States of America
Facsimile: (312) 407-8504
Attention: Gary Cullen, Esq.

(c)	If to Stockholders' Representative:

Baupost Capital, L.L.C.
c/o The Baupost Group, L.L.C.
10 St. James Avenue
Suite 2000
Boston, MA 02116
Facsimile: (617) 451-7337
Attention: Mr. Thomas W. Blumenthal
                  Mr. James F. Mooney

With a copy (which shall not constitute notice) to:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038
Facsimile: (212) 806-2641
Attention: Christopher Doyle, Esq.

And with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
Facsimile: (617) 951-7050
United States of America
Attention: Collin J. Beecroft, Esq.
Greg A. Sheehan, Esq.

(d)	If to Escrow Agent:

Citibank, N.A.
c/o The Citigroup Private Bank
Preferred Custody Services
485 Lexington Avenue, 10th Floor
New York, NY 10017
Attention: Ms. Kerry M. McDonough
Phone: (212) 783-3762
Facsimile: (212) 783-3785

And with a copy (which shall not constitute notice) to:

Patterson Belknap Webb & Tyler LLP
1133 Avenue of the Americas
New York, NY 10036
Attention: Herman H. Raspé, Esq.
Phone: (212) 336-2301
Facsimile: (212) 336-2222

           Section 6.2 Termination. This Agreement shall automatically terminate on the later of (a) the date on which there are no funds or other property remaining in the Escrow Account, (b) ten (10) Business Days following the date after the Claims, if any, made by Parent shall have been resolved, and (c) the date on which the Escrow Agent receives a joint written termination notice signed by each of the parties hereto (other than the Escrow Agent) instructing the Escrow Agent to terminate the Escrow Account and distribute the Escrow Fund in a specified manner.

           Section 6.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of the City of New York, provided, however, that if such federal court does not have jurisdiction over such action, such action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of the City of New York. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of the City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive and agree not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

           Section 6.4 Amendments. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the parties hereto or (b) by a waiver in accordance with Section 6.5 of this Agreement.

           Section 6.5 Waiver. Any party to this Agreement may (a) extend the time for the performance of any obligations or other acts of any other party hereto or (b) waive compliance with any agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or as a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. The parties hereto agree to forward a copy of any waiver executed by one or more of the parties to the Escrow Agent for information purposes.

           Section 6.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

           Section 6.7 Entire Agreement. The Merger Agreement, the Support Agreement and the Stockholders’ Letter Agreements (with respect to the parties hereto except for the Escrow Agent) and this Agreement (with respect to the parties hereto), constitute the entire agreement with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof.

           Section 6.8 No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

           Section 6.9 Headings. The headings in this Agreement are for reference purposes only and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party hereto.

           Section 6.10 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

           Section 6.11 Ancillary Documents. The parties hereto, as applicable, will deliver to the Escrow Agent various ancillary account opening documents, including incumbency certificates for the authorized escrow parties, reference letters and documents or other information required to be delivered under the USA Patriot Act (title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

           IN WITNESS WHEREOF, each of the parties hereto has duly executed, or has caused this Agreement to be duly executed by its duly authorized representative, as of the date first written above.

ASHTEAD GROUP PLC By: Name: Title: SUNBELT RENTALS, INC. By: Name: Title: BAUPOST CAPITAL, L.L.C., as Stockholders' Representative By: Name: Title: CITIBANK, N.A. as Escrow Agent By: Name: Title:

Exhibit C1

Form of Stockholders' Letter Agreements for Restricted Stockholders

EXHIBIT C1

FORM OF STOCKHOLDERS’ LETTER AGREEMENT
[Restricted Stockholder Version]

July __, 2006

Ashtead Group plc
41-51 Kingston Road
Leatherhead, Surrey
England
KT22 7AP

Attention: Ian Robson

Ladies and Gentlemen:

           The Stockholder (each, a “Stockholder”) understands that on July 18, 2006, Ashtead Group plc, a company with limited liability incorporated under the laws of England and Wales (“Parent”), Sunbelt Rentals, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Parent (“Intermediate Parent”), Neptune Ventures Group, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Parent (“Merger Sub”), and NationsRent Companies, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (including the Exhibits and Schedules attached thereto, the “Merger Agreement”) providing for the merger of Merger Sub with and into the Company (the “Merger”), in which (i) all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) (including all outstanding restricted shares of Company Common Stock, which shall become vested in connection with the Merger, and other than shares issued and held in the Company’s treasury) shall be converted into the right to receive the Common Stock Cash Consideration, the Escrow Fund, if any, as may be distributed in accordance with the Merger Agreement and the Escrow Agreement, the Common Stock Deferred Payment and the amount remaining, if any, in the Stockholders’ Representative Expense Account, as it may be distributed in accordance with the terms of the Merger Agreement, in each case, as determined in accordance with the terms of the Merger Agreement and, additionally, in the case of the Escrow Fund, with the terms of the Escrow Agreement and (ii) all of the issued and outstanding shares of Series A Preferred Stock, par value $0.01 per share, of the Company (the “Company Preferred Stock”) (other than any such shares issued and held in the Company’s treasury) shall be converted into the right to receive an amount in cash as determined in accordance with the terms of the Merger Agreement. In addition, the Stockholder understands that concurrently with the execution of the Merger Agreement, certain stockholders of the Company owning approximately 61.5% of the outstanding Company Common Stock and 68.3% of the outstanding Company Preferred Stock (the “Majority Stockholders”), by written consent, approved the Merger Agreement and the transactions contemplated thereby, including without limitation, the approval of the Merger. Capitalized terms used without definition in this letter agreement shall have the meanings ascribed thereto in the Merger Agreement.

           The Stockholder confirms its agreement with Parent, as follows:

           1.       Voting Agreement. During the term of this letter agreement, the Stockholder hereby agrees to vote all the Shares (as defined in paragraph 6(a)) owned by the Stockholder and any other capital stock of the Company that the Stockholder becomes entitled to vote, whether through contract, purchase, exercise of an option or otherwise (“Additional Shares”) to approve and adopt the Merger Agreement (and any subsequent amendments thereto that do not effect the consideration payable to the Stockholder or adversely effect the Stockholder in any other manner), the Merger and all other agreements and actions to be undertaken in connection therewith, at every meeting of stockholders, if any, of the Company, and at every adjournment thereof (or by written consent in lieu of a meeting), at which such matters are submitted for the consideration and vote of stockholders of the Company. The Stockholder hereby further agrees that it will not vote (or give a written consent with respect to) any Shares or Additional Shares in favor of the approval of (i) any proposal or offer for a merger, consolidation, business combination, tender offer, sale of substantially all of the Company’s assets, sale of shares of capital stock or similar transactions involving the Company or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement, (ii) any reorganization, recapitalization, liquidation, winding up of the Company or any other similar extraordinary transaction involving the Company, or (iii) any corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the Merger or the transactions contemplated by the Merger Agreement. Except as set forth in the previous two sentences of this paragraph 1, the Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company. Nothing in this letter agreement shall be construed as creating any obligations of, or restrictions on, any officers, directors, employees or other representatives of such Stockholder in their capacities as officers, directors and/or employees of the Company.

           2.       Revocation of Prior Proxies. The Stockholder hereby revokes any and all previous proxies granted with respect to the Stockholder’s Shares and/or Additional Shares with respect to the matters set forth in paragraph 1.

           3.       Waiver of Appraisal Rights. The Stockholder hereby agrees not to exercise her, his or its appraisal rights pursuant to Section 262 of the Delaware General Corporation Law or other relevant provisions with respect to the Merger, the Merger Agreement or the transactions contemplated thereby.

           4.       Appointment of Stockholders’ Representative. (a) The Stockholder hereby irrevocably agrees to the appointment of Baupost Capital, L.L.C. (the “Stockholders’ Representative”) as his, her or its agent and attorney-in-fact for purposes of taking action with respect to Article VIII of the Merger Agreement, the Escrow Agreement and Schedule 1.1(a) to the Merger Agreement, and consents to the taking by the Stockholders’ Representative of any and all actions and the making of any decisions required or permitted to be taken by it under the Merger Agreement, the Escrow Agreement and Schedule 1.1(a) to the Merger Agreement and to exercise such rights, power and authority, as are incidental thereto (including the right, power and authority to retain attorneys, accountants and other advisors to assist it in the performance of its duties thereunder). The Stockholder agrees that the Stockholders’ Representative shall have the ability and power to execute and deliver all instruments, certificates and other documents of every kind incident to the foregoing and with all right, power and authority to act on its behalf in connection therewith. Parent shall be entitled to deal exclusively with the Stockholders’ Representative on all matters relating to Article VIII of the Merger Agreement, the Escrow Agreement and Schedule 1.1(a) to the Merger Agreement. If the Stockholders’ Representative shall resign its position or be unable to fulfill its responsibilities as agent of the Company stockholders, then Phoenix Rental Partners, LLC shall, within ten days after a request by Parent, appoint a successor representative. Any such successor shall become the “Stockholders’ Representative” for purposes of Article VIII of the Merger Agreement, the Escrow Agreement and Schedule 1.1(a) to the Merger Agreement. If for any reason there is no Stockholders’ Representative at any time, all references herein to the Stockholders’ Representative shall be deemed to refer to Baupost Capital, L.L.C.

                     (b)   The Stockholder also agrees with the provisions in Article IX of the Merger Agreement in respect of the Stockholders’ Representative.

           5.       Agreement as to Merger Consideration. The Stockholder acknowledges and agrees that the Common Stock Consideration and/or Preferred Stock Consideration payable in respect of its Shares are as set forth on Schedule A hereto.

           6.       Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Parent that:

                     (a)   Valid Title. The Stockholder is the sole record and a beneficial owner of that number of shares of Company Common Stock and/or Company Preferred Stock (collectively, the “Shares”) set forth under the name of the Stockholder on Schedule A to this letter agreement, and, except pursuant to the Stockholders’ Agreement (as defined below), there are no restrictions on the Stockholder’s voting rights with respect to such Shares. Except pursuant to this letter agreement and the Stockholders’ Agreement, none of the Stockholder’s Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

                     (b)   Non-Contravention. The execution, delivery and performance by the Stockholder of this letter agreement and the consummation of the transactions contemplated hereby (i) are within the Stockholder’s powers, have been duly authorized by all necessary action on the part of the Stockholder (including any consultation, approval or other action by or with any other person), (ii) require no action relating to the Stockholder by or in respect of, or filing by the Stockholder with, any governmental body, agency, official or authority, and (iii) do not and will not violate, contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Stockholder or to a loss of any benefit of the Stockholder under, any statute, rule or regulation applicable to the Stockholder or injunction, order, decree, or other instrument binding on the Stockholder or result in the imposition of any lien on any Shares owned by the Stockholder or Additional Shares which the Stockholder is entitled to vote.

                     (c)   Binding Effect. This letter agreement has been duly executed and delivered by the Stockholder and, assuming this letter agreement is a valid and binding agreement of Parent and the Company, is a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (b) general principles of equity. If this letter agreement is being executed on behalf of the Stockholder in a representative or fiduciary capacity, the person signing this letter agreement on behalf of the Stockholder has full power and authority to enter into and perform this letter agreement on behalf of the Stockholder.

                     (d)   Total Shares. As of the date hereof, the Stockholder is the legal and beneficial owner of the number of Shares set forth under its name on Schedule A hereto, which Shares represent the only shares of capital stock or other securities (including debt securities) of the Company legally or beneficially owned by the Stockholder and, except as set forth in the Stockholders’ Agreement or on Schedule A, the Stockholder owns no options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any securities of the Company.

                     (e)   Stockholders’ Agreement Representations. The Stockholders’ Agreement, dated as of June 13, 2003, as amended and in effect on the date hereof (the “Stockholders’ Agreement”) among the Company and certain stockholders of the Company, is a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (b) general principles of equity.

                     (f)   No Additional Representation. The Stockholder makes no additional representations or warranties of any kind or nature, express or implied, other than those contained in this paragraph 6.

           7.       Representations and Warranties of the Company. The Company represents and warrants to the Stockholder that:

                     (a)   Non-Contravention. The execution, delivery and performance by the Company of this letter agreement and the consummation of the transactions contemplated hereby (i) are within the Company’s powers, have been duly authorized by all necessary action on the part of the Company (including any consultation, approval or other action by or with any other person), (ii) require no action relating to the Company by or in respect of, or filing by the Company with, any governmental body, agency, official or authority, except for filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), and (iii) do not and will not violate, contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit of the Company under, any statute, rule or regulation applicable to the Company or injunction, order, decree, or other instrument binding on the Company.

                     (b)   Binding Effect. This letter agreement has been duly executed and delivered by the Company and, assuming this letter agreement is a valid and binding agreement of the Stockholder and Parent, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (b) general principles of equity.

                     (c)   Stockholders’ Agreement Representations. The Stockholders’ Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (b) general principles of equity.

                     (d)   Schedule of Stockholders, Holdings and Consideration. Set forth on Schedule B hereto is a copy of Schedule 2.1(c) to the Merger Agreement, which lists the Common Stock Cash Consideration and/or Preferred Stock Consideration payable in respect of each Company stockholder’s shares of Company Common Stock and/or Company Preferred Stock and each Company stockholder’s aggregate pro rata interest in the Escrow Fund, if applicable, each Company stockholder’s aggregate pro rata interest in the Common Stock Deferred Payment, if applicable, and each Company stockholder’s aggregate pro rata interest in the Stockholders’ Representative Expense Account, if applicable.

           8.       Representations and Warranties of Parent. Parent represents and warrants to the Stockholder that:

                     (a)   Non-Contravention. The execution, delivery and performance by Parent of this letter agreement and the consummation of the transactions contemplated hereby (i) are within Parent’s powers, have been duly authorized by all necessary action on the part of Parent and its shareholders (including any consultation, approval or other action by or with any other person), (ii) require no action relating to Parent by or in respect of, or filing by Parent with, any governmental body, agency, official or authority, except for filings required by the HSR Act, and (iii) do not and will not violate, contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of Parent or to a loss of any benefit of Parent under, any statute, rule or regulation applicable to Parent or injunction, order, decree, or other instrument binding on Parent.

                     (b)   Binding Effect. This letter agreement has been duly executed and delivered by Parent and, assuming this letter agreement is a valid and binding agreement of the Stockholder and the Company, is a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (b) general principles of equity.

                     (c)   Schedule of Stockholders, Holdings and Consideration. Set forth on Schedule B hereto is a copy of Schedule 2.1(c) to the Merger Agreement, which lists the Common Stock Cash Consideration and/or Preferred Stock Consideration payable in respect of each Company stockholder’s shares of Company Common Stock and/or Company Preferred Stock and each Company stockholder’s aggregate pro rata interest in the Escrow Fund, if applicable, each Company stockholder’s aggregate pro rata interest in the Common Stock Deferred Payment, if applicable, and each Company stockholder’s aggregate pro rata interest in the Stockholders’ Representative Expense Account, if applicable.

           9.       No Proxies for or Encumbrances on Stockholder’s Shares. Except as permitted by this letter agreement, the Stockholder shall not, during the term of this letter agreement, without the prior written consent of Parent, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or Additional Shares, with respect to the matters set forth in paragraph 1, (ii) except as provided in paragraph 10, sell, pledge, hypothecate, assign, transfer, encumber or otherwise dispose of (each, a “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer of, any of its Shares or Additional Shares, or (iii) take any other action that would in any way restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder.

           10.     Permitted Transfers of Shares. Notwithstanding anything in this letter agreement to the contrary, the Stockholder may Transfer any or all of its Shares and Additional Shares in accordance with applicable Law; provided, however, that, prior to and as a condition to the effectiveness of such Transfer, each Person to which any of such Shares or Additional Shares or any interest in any of such Shares or Additional Shares is or may be Transferred shall have executed and delivered to Parent a counterpart of this letter agreement pursuant to which such Person shall be bound by all of the terms and provisions of this letter agreement, and shall have agreed in writing with Parent to hold such Shares or Additional Shares or interest in such Shares or Additional Shares subject to all of the terms and provisions of this letter agreement.

           11.     Restrictions on Transfer by the Stockholder of Common Stock Deferred Payment. The Stockholder may not effect, cause to be effected or permit the direct or indirect, voluntary or involuntary, Transfer of the Stockholder’s right to receive its aggregate pro rata interest in the Common Stock Deferred Payment pursuant to the Merger Agreement and Schedule 1.1(a) to the Merger Agreement, except as set forth in Schedule 1.1(a) to the Merger Agreement. Any purported Transfer in violation of the provisions of Schedule 1.1(a) to the Merger Agreement shall be null and void and shall not be given effect by the Company, the Surviving Corporation or Parent, and any purported transferee of such Transfer shall not acquire any right or interest in any portion of the Common Stock Deferred Payment covered by such purported Transfer.

           12.     Conduct of the Stockholder. The Stockholder will not (i) take, or agree or commit to take, any action that would make any representation or warranty of the Stockholder hereunder inaccurate in any material respect as of any time prior to the termination of this letter agreement or (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

           13.     Release by the Stockholder.

                     (a)   General Release. Effective as of the Effective Time, the Stockholder, for itself and any other Person (natural or otherwise) acting or purporting to act on behalf of the Stockholder, (collectively, “Stockholder Releasers”), does hereby release, waive, and forever discharge the Company, Parent, Merger Sub and each of their respective past, present and future stockholders, interest holders, members, partners, agents, subsidiaries, parents, affiliates, related organizations, employees, officers, directors, attorneys, administrators, plans, plan administrators, insurers, successors and assigns (collectively, the “Company Releasees”) from, and does fully waive any obligation of Company Releasees to Stockholder Releasers for, any and all liability, actions, charges, causes of action, demands, damages, or claims for relief, remuneration, sums of money, accounts or expenses (including, but not limited to, attorneys’ fees and costs) of any kind whatsoever, whether known or unknown, contingent or absolute, which heretofore has been or which hereafter may be suffered or sustained, directly or indirectly, by Stockholder Releasers in consequence of, arising out of, or in any way relating to: (a) the ownership of the Stockholder of any ownership interests in the Company or its subsidiaries; (b) any events occurring on or prior to the date of this letter agreement; and (c) transactions between (i) the Stockholder and (ii) any of the Company Releasees occurring prior to the Stockholder’s execution of this letter agreement. The foregoing release and discharge, waiver and covenant not to sue includes, but is not limited to, all claims and any obligations or causes of action arising from such claims, under common law including wrongful or retaliatory discharge, breach of contract and any action arising in tort including libel, slander, defamation or intentional infliction of emotional distress, and claims under any federal, state or local statute including the Age Discrimination in Employment Act (“ADEA”), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866 and 1871 (42 U.S.C. § 1981), the National Labor Relations Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973 or the discrimination or employment laws of any state or municipality, and/or any claims under any express or implied contract which any Stockholder Releaser may claim existed with Company Releasees. This also includes a release by each Stockholder Releaser of Releasees of any claims for alleged physical or personal injury and emotional distress relating to or arising out of the Stockholder’s employment with the Company or any of its affiliates prior to the Stockholder’s execution of this letter agreement. This release and waiver does not apply to: (i) any liability or obligation with respect to the Stockholder’s right to receive any of the Common Stock Consideration or the Preferred Stock Consideration; (ii) any rights to enforce the terms of this letter agreement or the Merger Agreement or other documents entered into in connection therewith, (iii) any agreement entered into after the date hereof, (iv) any right to indemnification now existing under the charter or bylaws of the Company or under or pursuant to any contract or agreement in existence prior to the date hereof, including without limitation the any director indemnification agreement to which the Stockholder is a party and the Merger Agreement, (v) any claims arising from events occurring after the date the Stockholder executes this letter agreement and (vi) any claims arising under any employment agreement, change of control agreement, severance arrangement or agreement between the Stockholder, on the one hand, and the Company and/or its affiliates on the other hand.

                     (b)   General Release Exclusions. Excluded from the general release provided in paragraph 13(a) are any claims which cannot be waived by law. The Stockholder represents and warrants that the Stockholder has not filed any complaint, charge, or lawsuit against the Company Releasees with any government agency or any court.

                     (c)   Violation of General Release. The Stockholder agrees never to seek personal recovery from the Company Releasees in any forum for any claim released by the above waiver and release in paragraph 13(a), except that if the Stockholder is a natural person, the Stockholder may bring a claim under ADEA to challenge this paragraph 13. If the Stockholder violates this paragraph 13 by suing the Company Releasees, other than under ADEA or as otherwise set forth in paragraph 13(a) hereof, and the Company Releasees prevail in the lawsuit, the Stockholder shall be liable to the Company Releasees for their reasonable attorneys’ fees and other litigation costs incurred in defending against such a suit. Nothing in this letter agreement is intended to reflect any party’s belief that, if the Stockholder is a natural person, the Stockholder’s waiver of claims under ADEA is invalid or unenforceable, it being the intent of the parties that such claims are waived.

                     (d)   General Release Acknowledgments. The Stockholder acknowledges and recites that

(i) it has executed this letter agreement knowingly and voluntarily;

(ii) it has read and understands this letter agreement, including this paragraph 13, in its entirety;

(iii) it has been advised and directed orally and in writing (and this subparagraph (iii) constitutes such written direction) to consult with an attorney and seek any other advice it wishes with respect to the terms of this paragraph 13 before executing this letter agreement;

(iv) the general release provided in paragraph 13(a) does not govern any rights or claims that might arise under the ADEA after the date this letter agreements is signed by the parties;

(v) the execution of this letter agreement by the Stockholder has not been forced by an employee or agent of the Company, Parent or Merger Sub, and the Stockholder has had an opportunity to negotiate about the terms of this letter agreement;

(vi) the Stockholder has been provided a full and ample opportunity to review this letter agreement, including a period of at least twenty-one (21) calendar days after receipt of the letter agreement to consider its terms before executing this letter agreement; and

(vii) to the extent that the Stockholder takes less than twenty-one (21) calendar days to consider this letter agreement prior to execution, the Stockholder acknowledges that he or she had sufficient time to consider this letter agreement with counsel and that he or she expressly, voluntarily and knowingly waives any additional time.

                     (e)   Revocation of Agreement. The Stockholder, if a natural person, acknowledges and agrees that he or she is aware of his or her right to revoke paragraph 13 with respect to ADEA claims at any time within the seven (7) day period following the date on which he or she signs the letter agreement and that paragraph 13 with respect to ADEA claims shall not become effective or enforceable until the seven (7) day revocation period expires. Notice of revocation must be made to the Company as provided in paragraph 16 of this letter agreement, and must be received no later than 5:00 p.m. (EST) on the seventh (7th) day after the Stockholder signs this letter agreement.

           14.     Further Assurances. Except as otherwise provided in the Merger Agreement, the Stockholder, the Company and Parent will execute and deliver, or cause to be executed and delivered, all further documents and instruments, and take such reasonable further action, as may be reasonably necessary or reasonably requested by the other parties hereto in order to consummate or effectuate the transactions contemplated hereby and by the Merger Agreement and the Merger.

           15.     Specific Performance. The parties hereto agree and the Stockholder expressly acknowledges that Parent and/or the Company may be irreparably damaged if for any reason the Stockholder fails to perform any of its obligations under this letter agreement, and that Parent and/or the Company may not have any adequate remedy at law for money damages in such event. Accordingly, the Stockholder agrees that in the case of the failure of the Stockholder to perform, Parent and/or the Company shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this letter agreement by the Stockholder, and further agrees that any such specific performance and injunctive and/or other equitable relief, in addition to remedies at law or damages, is the appropriate remedy for any such failure to perform, and further agrees that the Stockholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Parent’s and/or the Company’s seeking or obtaining such equitable relief. This provision is without prejudice to any other rights that Parent and/or the Company may have against the Stockholder for any failure to perform his, her or its obligations under this letter agreement.

           16.     Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered on the date of receipt, if delivered by hand, or one business day after it is sent by receipt – confirmed telecopy or via a reputable nationwide overnight courier service for next business day delivery, if to Parent, at its address set forth below its signature hereto, together with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 333 West Wacker Drive, Chicago, IL 60606 (Attention: Gary P. Cullen); and if to the Stockholder, to the Stockholder at his, her or its address set forth on Schedule A hereto. Any party may give any notice, request, demand, claim, or other communication hereunder using any other means (including expedited courier, messenger service, telecopy, mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

           17.     Term of Agreement; Termination. The term of this letter agreement shall commence on the date hereof and such term and this letter agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) the date on which the Merger Agreement is terminated in accordance with its terms, (iii) the date on which Parent provides written notice of termination to each of the Stockholders, or (iv) October 31, 2006. Notwithstanding the preceding sentence, the provisions of paragraphs 11 and 13 hereof shall survive the termination of this letter agreement pursuant to clause (i) above. Upon any such termination (other than in respect of paragraphs 11 and 13 hereof in the event of a termination of this letter agreement pursuant to clause (i) above), no party hereto shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party hereto from liability for any willful breach of this letter agreement prior to such termination.

           18.     Survival of Representations and Warranties. All representations warranties and covenants contained in this letter agreement shall survive delivery of and payment for the Shares, but shall not survive beyond the later of (i) termination of this letter agreement in accordance with paragraph 17 above and (ii) October 31, 2006.

           19.     Amendments. This letter agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

           20.     Successors and Assigns. The provisions of this letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, that Parent may assign its rights to any affiliate of Parent; provided, further, that no assignment shall relieve Parent of its obligations hereunder; and provided, further, that the Stockholder may not assign, delegate or otherwise transfer any of its rights or obligations under this letter agreement without the consent of Parent, except as otherwise provided in paragraphs 10 and 11 hereof.

           21.     Governing Law; Forum. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. All disputes between the parties arising under or in connection with this letter agreement may be subject to adjudication on an exclusive basis in the Federal or state courts located in Wilmington, Delaware and the parties consent to such jurisdiction and agree to accept service of process pursuant to the provisions of paragraph 16 of this letter agreement. Each of the parties: (i) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware), in the event of any dispute related to or arising out of this letter agreement; (ii) agrees not to commence any action, suit or proceeding related to or arising out of this letter agreement except in such courts; and (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

           22.     WAIVER OF JURY TRIAL. THE STOCKHOLDER, THE COMPANY AND PARENT EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LETTER AGREEMENT. THE STOCKHOLDER, THE COMPANY AND PARENT ACKNOWLEDGE THAT THIS JURY WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS LETTER AGREEMENT, THAT EACH HAS RELIED ON THIS JURY WAIVER IN ENTERING INTO THIS LETTER AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THIS JURY WAIVER IN ANY RELATED FUTURE DEALINGS. THE STOCKHOLDER, THE COMPANY AND PARENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVERS ITS JURY TRIAL RIGHTS.

           23.     Entire Agreement. This letter agreement and the agreements referenced herein or contemplated hereby constitute the entire agreement, and supersede all other prior agreements and understandings, both written or oral, among the parties, with respect to the subject matter hereof.

           24.     Waiver of Conditions.

                     (a)   Any provision of this letter agreement may be waived only if such waiver is in writing and signed by an authorized representative of the party against of the party against whom the waiver is to be effective.

                     (b)   No failure or delay by any party in exercising any right, power or privilege under this letter agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided in this letter agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

           25.     Severability. If any term or other provision of this letter agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this letter agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this letter agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this letter agreement are fulfilled to the extent possible.

           26.     Expenses. Except as may otherwise be provided herein, no party hereto shall be responsible for the payment of any other parties’ expenses incurred in connection with this letter agreement.

           27.     Counterparts. This letter agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instruments.

[Remainder of page intentionally blank; signature page follows.]

           Please confirm that the foregoing correctly states the understanding between the Stockholder and you by signing and returning to us a counterpart hereof.

Very truly yours,

STOCKHOLDER:

[NAME]

By:

Confirmed as of the date first written above:

NATIONSRENT COMPANIES, INC.

By:
Name:
Title:

ASHTEAD GROUP PLC

By:
Name:
Title:
41-51 Kingston Road
Leatherhead, Surrey
England
KT22 7AP

Exhibit C2

Form of Stockholders' Letter Agreements for Non-Restricted Stockholders

EXHIBIT C2

FORM OF STOCKHOLDERS’ LETTER AGREEMENT
[Non-Restricted Stockholder Version]

July __, 2006

Ashtead Group plc
41-51 Kingston Road
Leatherhead, Surrey
England
KT22 7AP

Attention: Ian Robson

Ladies and Gentlemen:

           The Stockholder (each, a “Stockholder”) understands that on July 18, 2006, Ashtead Group plc, a company with limited liability incorporated under the laws of England and Wales (“Parent”), Sunbelt Rentals, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Parent (“Intermediate Parent”), Neptune Ventures Group, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Parent (“Merger Sub”), and NationsRent Companies, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (including the Exhibits and Schedules attached thereto, the “Merger Agreement”) providing for the merger of Merger Sub with and into the Company (the “Merger”), in which (i) all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) (including all outstanding restricted shares of Company Common Stock, which shall become vested in connection with the Merger, and other than shares issued and held in the Company’s treasury) shall be converted into the right to receive the Common Stock Cash Consideration, the Escrow Fund, if any, as may be distributed in accordance with the Merger Agreement and the Escrow Agreement, the Common Stock Deferred Payment and the amount remaining, if any, in the Stockholders’ Representative Expense Account, as it may be distributed in accordance with the terms of the Merger Agreement, in each case, as determined in accordance with the terms of the Merger Agreement and, additionally, in the case of the Escrow Fund, with the terms of the Escrow Agreement and (ii) all of the issued and outstanding shares of Series A Preferred Stock, par value $0.01 per share, of the Company (the “Company Preferred Stock”) (other than any such shares issued and held in the Company’s treasury) shall be converted into the right to receive an amount in cash as determined in accordance with the terms of the Merger Agreement. In addition, the Stockholder understands that concurrently with the execution of the Merger Agreement, certain stockholders of the Company owning approximately 61.5% of the outstanding Company Common Stock and 68.3% of the outstanding Company Preferred Stock (the “Majority Stockholders”), by written consent, approved the Merger Agreement and the transactions contemplated thereby, including without limitation, the approval of the Merger. Capitalized terms used without definition in this letter agreement shall have the meanings ascribed thereto in the Merger Agreement.

           The Stockholder confirms its agreement with Parent, as follows:

           1.       Voting Agreement. During the term of this letter agreement, the Stockholder hereby agrees to vote all the Shares (as defined in paragraph 6(a)) owned by the Stockholder and any other capital stock of the Company that the Stockholder becomes entitled to vote, whether through contract, purchase, exercise of an option or otherwise (“Additional Shares”) to approve and adopt the Merger Agreement (and any subsequent amendments thereto that do not effect the consideration payable to the Stockholder or adversely effect the Stockholder in any other manner), the Merger and all other agreements and actions to be undertaken in connection therewith, at every meeting of stockholders, if any, of the Company, and at every adjournment thereof (or by written consent in lieu of a meeting), at which such matters are submitted for the consideration and vote of stockholders of the Company. The Stockholder hereby further agrees that it will not vote (or give a written consent with respect to) any Shares or Additional Shares in favor of the approval of (i) any proposal or offer for a merger, consolidation, business combination, tender offer, sale of substantially all of the Company’s assets, sale of shares of capital stock or similar transactions involving the Company or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement, (ii) any reorganization, recapitalization, liquidation, winding up of the Company or any other similar extraordinary transaction involving the Company, or (iii) any corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the Merger or the transactions contemplated by the Merger Agreement. Except as set forth in the previous two sentences of this paragraph 1, the Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company. Nothing in this letter agreement shall be construed as creating any obligations of, or restrictions on, the Stockholder or any of its officers, directors, employees or other representatives in its or their capacities as officers, directors and/or employees of the Company.

           2.       Revocation of Prior Proxies. The Stockholder hereby revokes any and all previous proxies granted with respect to the Stockholder’s Shares and/or Additional Shares with respect to the matters set forth in paragraph 1.

           3.       Waiver of Appraisal Rights. The Stockholder hereby agrees not to exercise her, his or its appraisal rights pursuant to Section 262 of the Delaware General Corporation Law or other relevant provisions with respect to the Merger, the Merger Agreement or the transactions contemplated thereby.

           4.       Appointment of Stockholders’ Representative. (a) The Stockholder hereby irrevocably agrees to the appointment of Baupost Capital, L.L.C. (the “Stockholders’ Representative”) as his, her or its agent and attorney-in-fact for purposes of taking action with respect to Article VIII of the Merger Agreement, the Escrow Agreement and Schedule 1.1(a) to the Merger Agreement, and consents to the taking by the Stockholders’ Representative of any and all actions and the making of any decisions required or permitted to be taken by it under the Merger Agreement, the Escrow Agreement and Schedule 1.1(a) to the Merger Agreement and to exercise such rights, power and authority, as are incidental thereto (including the right, power and authority to retain attorneys, accountants and other advisors to assist it in the performance of its duties thereunder). The Stockholder agrees that the Stockholders’ Representative shall have the ability and power to execute and deliver all instruments, certificates and other documents of every kind incident to the foregoing and with all right, power and authority to act on its behalf in connection therewith. Parent shall be entitled to deal exclusively with the Stockholders’ Representative on all matters relating to Article VIII of the Merger Agreement, the Escrow Agreement and Schedule 1.1(a) to the Merger Agreement. If the Stockholders’ Representative shall resign its position or be unable to fulfill its responsibilities as agent of the Company stockholders, then Phoenix Rental Partners, LLC shall, within ten days after a request by Parent, appoint a successor representative. Any such successor shall become the “Stockholders’ Representative” for purposes of Article VIII of the Merger Agreement, the Escrow Agreement and Schedule 1.1(a) to the Merger Agreement. If for any reason there is no Stockholders’ Representative at any time, all references herein to the Stockholders’ Representative shall be deemed to refer to Baupost Capital, L.L.C.

                     (b)   The Stockholder also agrees with the provisions in Article IX of the Merger Agreement in respect of the Stockholders’ Representative.

           5.       Agreement as to Merger Consideration. The Stockholder acknowledges and agrees that the Common Stock Consideration and/or Preferred Stock Consideration payable in respect of its Shares are as set forth on Schedule A hereto.

           6.       Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Parent that:

                     (a)   Valid Title. The Stockholder is the sole record and a beneficial owner of that number of shares of Company Common Stock and/or Company Preferred Stock (collectively, the “Shares”) set forth under the name of the Stockholder on Schedule A to this letter agreement, and, except pursuant to the Stockholders’ Agreement (as defined below), there are no restrictions on the Stockholder’s voting rights with respect to such Shares. Except pursuant to this letter agreement and the Stockholders’ Agreement, none of the Stockholder’s Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

                     (b)   Non-Contravention. The execution, delivery and performance by the Stockholder of this letter agreement and the consummation of the transactions contemplated hereby (i) are within the Stockholder’s powers, have been duly authorized by all necessary action on the part of the Stockholder (including any consultation, approval or other action by or with any other person), (ii) require no action relating to the Stockholder by or in respect of, or filing by the Stockholder with, any governmental body, agency, official or authority, and (iii) do not and will not violate, contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Stockholder or to a loss of any benefit of the Stockholder under, any statute, rule or regulation applicable to the Stockholder or injunction, order, decree, or other instrument binding on the Stockholder or result in the imposition of any lien on any Shares owned by the Stockholder or Additional Shares which the Stockholder is entitled to vote.

                     (c)   Binding Effect. This letter agreement has been duly executed and delivered by the Stockholder and, assuming this letter agreement is a valid and binding agreement of Parent and the Company, is a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (b) general principles of equity. If this letter agreement is being executed on behalf of the Stockholder in a representative or fiduciary capacity, the person signing this letter agreement on behalf of the Stockholder has full power and authority to enter into and perform this letter agreement on behalf of the Stockholder.

                     (d)   Total Shares. As of the date hereof, the Stockholder is the legal and beneficial owner of the number of Shares set forth under its name on Schedule A hereto, which Shares represent the only shares of capital stock or other securities (including debt securities) of the Company legally or beneficially owned by the Stockholder and, except as set forth in the Stockholders’ Agreement or on Schedule A, the Stockholder owns no options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any securities of the Company.

                     (e)   Stockholders’ Agreement Representations. The Stockholders’ Agreement, dated as of June 13, 2003, as amended and in effect on the date hereof (the “Stockholders’ Agreement”) among the Company and certain stockholders of the Company, is a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (b) general principles of equity.

                     (f)   No Additional Representation. The Stockholder makes no additional representations or warranties of any kind or nature, express or implied, other than those contained in this paragraph 6.

           7.       Representations and Warranties of the Company. The Company represents and warrants to the Stockholder that:

                     (a)   Non-Contravention. The execution, delivery and performance by the Company of this letter agreement and the consummation of the transactions contemplated hereby (i) are within the Company’s powers, have been duly authorized by all necessary action on the part of the Company (including any consultation, approval or other action by or with any other person), (ii) require no action relating to the Company by or in respect of, or filing by the Company with, any governmental body, agency, official or authority, except for filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), and (iii) do not and will not violate, contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit of the Company under, any statute, rule or regulation applicable to the Company or injunction, order, decree, or other instrument binding on the Company.

                     (b)   Binding Effect. This letter agreement has been duly executed and delivered by the Company and, assuming this letter agreement is a valid and binding agreement of the Stockholder and Parent, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (b) general principles of equity.

                     (c)   Stockholders’ Agreement Representations. The Stockholders’ Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (b) general principles of equity.

                     (d)   Schedule of Stockholders, Holdings and Consideration. Set forth on Schedule B hereto is a copy of Schedule 2.1(c) to the Merger Agreement, which lists the Common Stock Cash Consideration and/or Preferred Stock Consideration payable in respect of each Company stockholder’s shares of Company Common Stock and/or Company Preferred Stock and each Company stockholder’s aggregate pro rata interest in the Escrow Fund, if applicable, each Company stockholder’s aggregate pro rata interest in the Common Stock Deferred Payment, if applicable, and each Company stockholder’s aggregate pro rata interest in the Stockholders’ Representative Expense Account, if applicable.

           8.       Representations and Warranties of Parent. Parent represents and warrants to the Stockholder that:

                     (a)   Non-Contravention. The execution, delivery and performance by Parent of this letter agreement and the consummation of the transactions contemplated hereby (i) are within Parent’s powers, have been duly authorized by all necessary action on the part of Parent and its shareholders (including any consultation, approval or other action by or with any other person), (ii) require no action relating to Parent by or in respect of, or filing by Parent with, any governmental body, agency, official or authority, except for filings required by the HSR Act, and (iii) do not and will not violate, contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of Parent or to a loss of any benefit of Parent under, any statute, rule or regulation applicable to Parent or injunction, order, decree, or other instrument binding on Parent.

                     (b)   Binding Effect. This letter agreement has been duly executed and delivered by Parent and, assuming this letter agreement is a valid and binding agreement of the Stockholder and the Company, is a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (b) general principles of equity.

                     (c)   Schedule of Stockholders, Holdings and Consideration. Set forth on Schedule B hereto is a copy of Schedule 2.1(c) to the Merger Agreement, which lists the Common Stock Cash Consideration and/or Preferred Stock Consideration payable in respect of each Company stockholder’s shares of Company Common Stock and/or Company Preferred Stock and each Company stockholder’s aggregate pro rata interest in the Escrow Fund, if applicable, each Company stockholder’s aggregate pro rata interest in the Common Stock Deferred Payment, if applicable, and each Company stockholder’s aggregate pro rata interest in the Stockholders’ Representative Expense Account, if applicable.

           9.       No Proxies for or Encumbrances on Stockholder’s Shares. Except as permitted by this letter agreement, the Stockholder shall not, during the term of this letter agreement, without the prior written consent of Parent, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or Additional Shares, with respect to the matters set forth in paragraph 1, (ii) except as provided in paragraph 10, sell, pledge, hypothecate, assign, transfer, encumber or otherwise dispose of (each, a “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer of, any of its Shares or Additional Shares, or (iii) take any other action that would in any way restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder.

           10.     Permitted Transfers of Shares. Notwithstanding anything in this letter agreement to the contrary, the Stockholder may Transfer any or all of its Shares and Additional Shares in accordance with applicable Law; provided, however, that, prior to and as a condition to the effectiveness of such Transfer, each Person to which any of such Shares or Additional Shares or any interest in any of such Shares or Additional Shares is or may be Transferred shall have executed and delivered to Parent a counterpart of this letter agreement pursuant to which such Person shall be bound by all of the terms and provisions of this letter agreement, and shall have agreed in writing with Parent to hold such Shares or Additional Shares or interest in such Shares or Additional Shares subject to all of the terms and provisions of this letter agreement.

           11.     Restrictions on Transfer by the Stockholder of Common Stock Deferred Payment. The Stockholder may not effect, cause to be effected or permit the direct or indirect, voluntary or involuntary, Transfer of the Stockholder’s right to receive its aggregate pro rata interest in the Common Stock Deferred Payment pursuant to the Merger Agreement and Schedule 1.1(a) to the Merger Agreement, except as set forth in Schedule 1.1(a) to the Merger Agreement. Any purported Transfer in violation of the provisions of Schedule 1.1(a) to the Merger Agreement shall be null and void and shall not be given effect by the Company, the Surviving Corporation or Parent, and any purported transferee of such Transfer shall not acquire any right or interest in any portion of the Common Stock Deferred Payment covered by such purported Transfer.

           12.     Conduct of the Stockholder. The Stockholder will not (i) take, or agree or commit to take, any action that would make any representation or warranty of the Stockholder hereunder inaccurate in any material respect as of any time prior to the termination of this letter agreement or (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

           13.     [Reserved].

           14.     Further Assurances. Except as otherwise provided in the Merger Agreement, the Stockholder, the Company and Parent will execute and deliver, or cause to be executed and delivered, all further documents and instruments, and take such reasonable further action, as may be reasonably necessary or reasonably requested by the other parties hereto in order to consummate or effectuate the transactions contemplated hereby and by the Merger Agreement and the Merger.

           15.     Specific Performance. The parties hereto agree and the Stockholder expressly acknowledges that Parent and/or the Company may be irreparably damaged if for any reason the Stockholder fails to perform any of its obligations under this letter agreement, and that Parent and/or the Company may not have any adequate remedy at law for money damages in such event. Accordingly, the Stockholder agrees that in the case of the failure of the Stockholder to perform, Parent and/or the Company shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this letter agreement by the Stockholder, and further agrees that any such specific performance and injunctive and/or other equitable relief, in addition to remedies at law or damages, is the appropriate remedy for any such failure to perform, and further agrees that the Stockholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Parent’s and/or the Company’s seeking or obtaining such equitable relief. This provision is without prejudice to any other rights that Parent and/or the Company may have against the Stockholder for any failure to perform his, her or its obligations under this letter agreement.

           16.     Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered on the date of receipt, if delivered by hand, or one business day after it is sent by receipt – confirmed telecopy or via a reputable nationwide overnight courier service for next business day delivery, if to Parent, at its address set forth below its signature hereto, together with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 333 West Wacker Drive, Chicago, IL 60606 (Attention: Gary P. Cullen); and if to the Stockholder, to the Stockholder at his, her or its address set forth on Schedule A hereto. Any party may give any notice, request, demand, claim, or other communication hereunder using any other means (including expedited courier, messenger service, telecopy, mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

           17.     Term of Agreement; Termination. The term of this letter agreement shall commence on the date hereof and such term and this letter agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) the date on which the Merger Agreement is terminated in accordance with its terms, (iii) the date on which Parent provides written notice of termination to each of the Stockholders, or (iv) October 31, 2006. Notwithstanding the preceding sentence, the provisions of paragraphs 11 and 13 hereof shall survive the termination of this letter agreement pursuant to clause (i) above. Upon any such termination (other than in respect of paragraphs 11 and 13 hereof in the event of a termination of this letter agreement pursuant to clause (i) above), no party hereto shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party hereto from liability for any willful breach of this letter agreement prior to such termination.

           18.     Survival of Representations and Warranties. All representations warranties and covenants contained in this letter agreement shall survive delivery of and payment for the Shares, but shall not survive beyond the later of (i) termination of this letter agreement in accordance with paragraph 17 above and (ii) October 31, 2006.

           19.     Amendments. This letter agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

           20.     Successors and Assigns. The provisions of this letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, that Parent may assign its rights to any affiliate of Parent; provided, further, that no assignment shall relieve Parent of its obligations hereunder; and provided, further, that the Stockholder may not assign, delegate or otherwise transfer any of its rights or obligations under this letter agreement without the consent of Parent, except as otherwise provided in paragraphs 10 and 11 hereof.

           21.     Governing Law; Forum. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. All disputes between the parties arising under or in connection with this letter agreement may be subject to adjudication on an exclusive basis in the Federal or state courts located in Wilmington, Delaware and the parties consent to such jurisdiction and agree to accept service of process pursuant to the provisions of paragraph 16 of this letter agreement. Each of the parties: (i) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware), in the event of any dispute related to or arising out of this letter agreement; (ii) agrees not to commence any action, suit or proceeding related to or arising out of this letter agreement except in such courts; and (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

           22.     WAIVER OF JURY TRIAL. THE STOCKHOLDER, THE COMPANY AND PARENT EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LETTER AGREEMENT. THE STOCKHOLDER, THE COMPANY AND PARENT ACKNOWLEDGE THAT THIS JURY WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS LETTER AGREEMENT, THAT EACH HAS RELIED ON THIS JURY WAIVER IN ENTERING INTO THIS LETTER AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THIS JURY WAIVER IN ANY RELATED FUTURE DEALINGS. THE STOCKHOLDER, THE COMPANY AND PARENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVERS ITS JURY TRIAL RIGHTS.

           23.     Entire Agreement. This letter agreement and the agreements referenced herein or contemplated hereby constitute the entire agreement, and supersede all other prior agreements and understandings, both written or oral, among the parties, with respect to the subject matter hereof.

           24.     Waiver of Conditions.

                     (a)   Any provision of this letter agreement may be waived only if such waiver is in writing and signed by an authorized representative of the party against of the party against whom the waiver is to be effective.

                     (b)   No failure or delay by any party in exercising any right, power or privilege under this letter agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided in this letter agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

           25.     Severability. If any term or other provision of this letter agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this letter agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this letter agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this letter agreement are fulfilled to the extent possible.

           26.     Expenses. Except as may otherwise be provided herein, no party hereto shall be responsible for the payment of any other parties’ expenses incurred in connection with this letter agreement.

           27.     Counterparts. This letter agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instruments.

[Remainder of page intentionally blank; signature page follows.]

           Please confirm that the foregoing correctly states the understanding between the Stockholder and you by signing and returning to us a counterpart hereof.

Very truly yours,

STOCKHOLDER:

[NAME]

By:
Name:
Title:

Confirmed as of the date first written above:

NATIONSRENT COMPANIES, INC.

By:
Name:
Title:

ASHTEAD GROUP PLC

By:
Name:
Title:
41-51 Kingston Road
Leatherhead, Surrey
England
KT22 7AP

Exhibit C3

Stockholders' Letter Agreements for Certain Restricted Stockholders

Execution Copy

STOCKHOLDERS’ LETTER AGREEMENT

July 18, 2006

Ashtead Group plc
41-51 Kingston Road
Leatherhead, Surrey
England
KT22 7AP

Attention: Ian Robson

Ladies and Gentlemen:

           The Stockholder (each, a “Stockholder”) understands that on July 18, 2006, Ashtead Group plc, a company with limited liability incorporated under the laws of England and Wales (“Parent”), Sunbelt Rentals, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Parent (“Intermediate Parent”), Neptune Ventures Group, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Parent (“Merger Sub”), and NationsRent Companies, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (including the Exhibits and Schedules attached thereto, the “Merger Agreement”) providing for the merger of Merger Sub with and into the Company (the “Merger”), in which (i) all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) (including all outstanding restricted shares of Company Common Stock, which shall become vested in connection with the Merger, and other than shares issued and held in the Company’s treasury) shall be converted into the right to receive the Common Stock Cash Consideration, the Escrow Fund, if any, as may be distributed in accordance with the Merger Agreement and the Escrow Agreement, the Common Stock Deferred Payment and the amount remaining, if any, in the Stockholders’ Representative Expense Account, as it may be distributed in accordance with the terms of the Merger Agreement, in each case, as determined in accordance with the terms of the Merger Agreement and, additionally, in the case of the Escrow Fund, with the terms of the Escrow Agreement and (ii) all of the issued and outstanding shares of Series A Preferred Stock, par value $0.01 per share, of the Company (the “Company Preferred Stock”) (other than any such shares issued and held in the Company’s treasury) shall be converted into the right to receive an amount in cash as determined in accordance with the terms of the Merger Agreement. In addition, the Stockholder understands that concurrently with the execution of the Merger Agreement, certain stockholders of the Company owning approximately 61.5% of the outstanding Company Common Stock and 68.3% of the outstanding Company Preferred Stock (the “Majority Stockholders”), by written consent, approved the Merger Agreement and the transactions contemplated thereby, including without limitation, the approval of the Merger. Capitalized terms used without definition in this letter agreement shall have the meanings ascribed thereto in the Merger Agreement.

           The Stockholder confirms its agreement with Parent, as follows:

           1.       Voting Agreement. During the term of this letter agreement, the Stockholder hereby agrees to vote all the Shares (as defined in paragraph 6(a)) owned by the Stockholder and any other capital stock of the Company that the Stockholder becomes entitled to vote, whether through contract, purchase, exercise of an option or otherwise (“Additional Shares”) to approve and adopt the Merger Agreement (and any subsequent amendments thereto that do not effect the consideration payable to the Stockholder or adversely effect the Stockholder in any other manner), the Merger and all other agreements and actions to be undertaken in connection therewith, at every meeting of stockholders, if any, of the Company, and at every adjournment thereof (or by written consent in lieu of a meeting), at which such matters are submitted for the consideration and vote of stockholders of the Company. The Stockholder hereby further agrees that it will not vote (or give a written consent with respect to) any Shares or Additional Shares in favor of the approval of (i) any proposal or offer for a merger, consolidation, business combination, tender offer, sale of substantially all of the Company’s assets, sale of shares of capital stock or similar transactions involving the Company or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement, (ii) any reorganization, recapitalization, liquidation, winding up of the Company or any other similar extraordinary transaction involving the Company, or (iii) any corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the Merger or the transactions contemplated by the Merger Agreement. Except as set forth in the previous two sentences of this paragraph 1, the Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company. Nothing in this letter agreement shall be construed as creating any obligations of, or restrictions on, any officers, directors, employees or other representatives of such Stockholder in their capacities as officers, directors and/or employees of the Company.

           2.       Revocation of Prior Proxies. The Stockholder hereby revokes any and all previous proxies granted with respect to the Stockholder’s Shares and/or Additional Shares with respect to the matters set forth in paragraph 1.

           3.       Waiver of Appraisal Rights. The Stockholder hereby agrees not to exercise her, his or its appraisal rights pursuant to Section 262 of the Delaware General Corporation Law or other relevant provisions with respect to the Merger, the Merger Agreement or the transactions contemplated thereby.

           4.       Appointment of Stockholders’ Representative. (a) The Stockholder hereby irrevocably agrees to the appointment of Baupost Capital, L.L.C. (the “Stockholders’ Representative”) as his, her or its agent and attorney-in-fact for purposes of taking action with respect to Article VIII of the Merger Agreement, the Escrow Agreement and Schedule 1.1(a) to the Merger Agreement, and consents to the taking by the Stockholders’ Representative of any and all actions and the making of any decisions required or permitted to be taken by it under the Merger Agreement, the Escrow Agreement and Schedule 1.1(a) to the Merger Agreement and to exercise such rights, power and authority, as are incidental thereto (including the right, power and authority to retain attorneys, accountants and other advisors to assist it in the performance of its duties thereunder). The Stockholder agrees that the Stockholders’ Representative shall have the ability and power to execute and deliver all instruments, certificates and other documents of every kind incident to the foregoing and with all right, power and authority to act on its behalf in connection therewith. Parent shall be entitled to deal exclusively with the Stockholders’ Representative on all matters relating to Article VIII of the Merger Agreement, the Escrow Agreement and Schedule 1.1(a) to the Merger Agreement. If the Stockholders’ Representative shall resign its position or be unable to fulfill its responsibilities as agent of the Company stockholders, then Phoenix Rental Partners, LLC shall, within ten days after a request by Parent, appoint a successor representative. Any such successor shall become the “Stockholders’ Representative” for purposes of Article VIII of the Merger Agreement, the Escrow Agreement and Schedule 1.1(a) to the Merger Agreement. If for any reason there is no Stockholders’ Representative at any time, all references herein to the Stockholders’ Representative shall be deemed to refer to Baupost Capital, L.L.C.

                     (b)   The Stockholder also agrees with the provisions in Article IX of the Merger Agreement in respect of the Stockholders’ Representative.

           5.       Agreement as to Merger Consideration. The Stockholder acknowledges and agrees that the Common Stock Consideration and/or Preferred Stock Consideration payable in respect of its Shares are as set forth on Schedule A hereto.

           6.       Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Parent that:

                     (a)   Valid Title. The Stockholder is the sole record and a beneficial owner of that number of shares of Company Common Stock and/or Company Preferred Stock (collectively, the “Shares”) set forth under the name of the Stockholder on Schedule A to this letter agreement, and, except pursuant to the Stockholders’ Agreement (as defined below), there are no restrictions on the Stockholder’s voting rights with respect to such Shares. Except pursuant to this letter agreement and the Stockholders’ Agreement, none of the Stockholder’s Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

                     (b)   Non-Contravention. The execution, delivery and performance by the Stockholder of this letter agreement and the consummation of the transactions contemplated hereby (i) are within the Stockholder’s powers, have been duly authorized by all necessary action on the part of the Stockholder (including any consultation, approval or other action by or with any other person), (ii) require no action relating to the Stockholder by or in respect of, or filing by the Stockholder with, any governmental body, agency, official or authority, and (iii) do not and will not violate, contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Stockholder or to a loss of any benefit of the Stockholder under, any statute, rule or regulation applicable to the Stockholder or injunction, order, decree, or other instrument binding on the Stockholder or result in the imposition of any lien on any Shares owned by the Stockholder or Additional Shares which the Stockholder is entitled to vote.

                     (c)   Binding Effect. This letter agreement has been duly executed and delivered by the Stockholder and, assuming this letter agreement is a valid and binding agreement of Parent and the Company, is a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (b) general principles of equity. If this letter agreement is being executed on behalf of the Stockholder in a representative or fiduciary capacity, the person signing this letter agreement on behalf of the Stockholder has full power and authority to enter into and perform this letter agreement on behalf of the Stockholder.

                     (d)   Total Shares. As of the date hereof, the Stockholder is the legal and beneficial owner of the number of Shares set forth under its name on Schedule A hereto, which Shares represent the only shares of capital stock or other securities (including debt securities) of the Company legally or beneficially owned by the Stockholder and, except as set forth in the Stockholders’ Agreement or on Schedule A, the Stockholder owns no options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any securities of the Company.

                     (e)   Stockholders’ Agreement Representations. The Stockholders’ Agreement, dated as of June 13, 2003, as amended and in effect on the date hereof (the “Stockholders’ Agreement”) among the Company and certain stockholders of the Company, is a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (b) general principles of equity.

                     (f)   No Additional Representation. The Stockholder makes no additional representations or warranties of any kind or nature, express or implied, other than those contained in this paragraph 6.

           7.       Representations and Warranties of the Company. The Company represents and warrants to the Stockholder that:

                     (a)   Non-Contravention. The execution, delivery and performance by the Company of this letter agreement and the consummation of the transactions contemplated hereby (i) are within the Company’s powers, have been duly authorized by all necessary action on the part of the Company (including any consultation, approval or other action by or with any other person), (ii) require no action relating to the Company by or in respect of, or filing by the Company with, any governmental body, agency, official or authority, except for filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), and (iii) do not and will not violate, contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit of the Company under, any statute, rule or regulation applicable to the Company or injunction, order, decree, or other instrument binding on the Company.

                     (b)   Binding Effect. This letter agreement has been duly executed and delivered by the Company and, assuming this letter agreement is a valid and binding agreement of the Stockholder and Parent, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (b) general principles of equity.

                     (c)   Stockholders’ Agreement Representations. The Stockholders’ Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (b) general principles of equity.

                     (d)   Schedule of Stockholders, Holdings and Consideration. Set forth on Schedule B hereto is a copy of Schedule 2.1(c) to the Merger Agreement, which lists the Common Stock Cash Consideration and/or Preferred Stock Consideration payable in respect of each Company stockholder’s shares of Company Common Stock and/or Company Preferred Stock and each Company stockholder’s aggregate pro rata interest in the Escrow Fund, if applicable, each Company stockholder’s aggregate pro rata interest in the Common Stock Deferred Payment, if applicable, and each Company stockholder’s aggregate pro rata interest in the Stockholders’ Representative Expense Account, if applicable.

           8.       Representations and Warranties of Parent. Parent represents and warrants to the Stockholder that:

                     (a)   Non-Contravention. The execution, delivery and performance by Parent of this letter agreement and the consummation of the transactions contemplated hereby (i) are within Parent’s powers, have been duly authorized by all necessary action on the part of Parent and its shareholders (including any consultation, approval or other action by or with any other person), (ii) require no action relating to Parent by or in respect of, or filing by Parent with, any governmental body, agency, official or authority, except for filings required by the HSR Act, and (iii) do not and will not violate, contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of Parent or to a loss of any benefit of Parent under, any statute, rule or regulation applicable to Parent or injunction, order, decree, or other instrument binding on Parent.

                     (b)   Binding Effect. This letter agreement has been duly executed and delivered by Parent and, assuming this letter agreement is a valid and binding agreement of the Stockholder and the Company, is a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (b) general principles of equity.

                     (c)   Schedule of Stockholders, Holdings and Consideration. Set forth on Schedule B hereto is a copy of Schedule 2.1(c) to the Merger Agreement, which lists the Common Stock Cash Consideration and/or Preferred Stock Consideration payable in respect of each Company stockholder’s shares of Company Common Stock and/or Company Preferred Stock and each Company stockholder’s aggregate pro rata interest in the Escrow Fund, if applicable, each Company stockholder’s aggregate pro rata interest in the Common Stock Deferred Payment, if applicable, and each Company stockholder’s aggregate pro rata interest in the Stockholders’ Representative Expense Account, if applicable.

           9.          No Proxies for or Encumbrances on Stockholder’s Shares. Except as permitted by this letter agreement, the Stockholder shall not, during the term of this letter agreement, without the prior written consent of Parent, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or Additional Shares, with respect to the matters set forth in paragraph 1, (ii) except as provided in paragraph 10, sell, pledge, hypothecate, assign, transfer, encumber or otherwise dispose of (each, a “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer of, any of its Shares or Additional Shares, or (iii) take any other action that would in any way restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder.

           10.     Permitted Transfers of Shares. Notwithstanding anything in this letter agreement to the contrary, the Stockholder may Transfer any or all of its Shares and Additional Shares in accordance with applicable Law; provided, however, that, prior to and as a condition to the effectiveness of such Transfer, each Person to which any of such Shares or Additional Shares or any interest in any of such Shares or Additional Shares is or may be Transferred shall have executed and delivered to Parent a counterpart of this letter agreement pursuant to which such Person shall be bound by all of the terms and provisions of this letter agreement, and shall have agreed in writing with Parent to hold such Shares or Additional Shares or interest in such Shares or Additional Shares subject to all of the terms and provisions of this letter agreement.

           11.     Restrictions on Transfer by the Stockholder of Common Stock Deferred Payment. The Stockholder may not effect, cause to be effected or permit the direct or indirect, voluntary or involuntary, Transfer of the Stockholder’s right to receive its aggregate pro rata interest in the Common Stock Deferred Payment pursuant to the Merger Agreement and Schedule 1.1(a) to the Merger Agreement, except as set forth in Schedule 1.1(a) to the Merger Agreement. Any purported Transfer in violation of the provisions of Schedule 1.1(a) to the Merger Agreement shall be null and void and shall not be given effect by the Company, the Surviving Corporation or Parent, and any purported transferee of such Transfer shall not acquire any right or interest in any portion of the Common Stock Deferred Payment covered by such purported Transfer.

           12.     Non-Solicit.

                     (a)   As a separate and independent covenant, the undersigned agrees that he will not, except with Parent’s prior written consent, during the two (2) year period following the Effective Time (the “Non-Competition Period”), directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, lender, consultant or otherwise with, any business or organization (other than the Surviving Corporation) in any part of the United States of America in which the Surviving Corporation sells products or provides services, which, directly or indirectly, Competes (as hereinafter defined) with the Surviving Corporation. For purposes of this Agreement, a business or organization shall be deemed to “Compete” with the Surviving Corporation if such business or organization (i) competes with the business of the Surviving Corporation as it is conducted at any time during the undersigned’s period of employment commencing at the Effective Time or (ii) engages in the development, production, sale or rental of products, or the rendering of services, which are the same as, similar to or competitive with, the products or services being developed, provided, sold, rented or rendered by the Surviving Corporation at the Effective Time. Nothing in this paragraph shall prohibit the undersigned or any of his affiliates from owning for passive investment purposes less than 5% of the publicly traded securities of any corporation listed on the New York Stock Exchange or the American Stock Exchange or whose securities are quoted on the NASDAQ National Market or the NASDAQ SmallCap Market.

                     (b)   During the Non-Competition Period, the undersigned shall not, directly or indirectly, (i) solicit, raid, entice or induce, any person that currently or at the time of such act is an employee of Parent or any Subsidiary of Parent to become employed by any person or entity (other than Parent or any Subsidiary of Parent), or (ii) approach any such employee for such purpose or authorize or participate with the taking of such actions by any other person or entity, or assist or participate with any such person or entity in taking such action. The provisions of this paragraph shall not apply with respect to any person or entity who was not induced, directly or indirectly, to leave the employ of Parent or any Subsidiary of Parent by or with the cooperation of the undersigned.

                     (c)   Notwithstanding anything to the contrary contained in this Agreement, the undersigned’s obligations under the previous two paragraphs shall terminate and cease to be of any further force or effect if the Company (or the Surviving Corporation) shall breach from and after the Effective Time its obligations under the Employment Agreement, dated as of July 9, 2003, by and between the undersigned and the Company, as amended, including the Company’s (or the Surviving Corporation’s) obligation to pay to the undersigned any Severance Payments thereunder.

           13.     Conduct of the Stockholder. The Stockholder will not (i) take, or agree or commit to take, any action that would make any representation or warranty of the Stockholder hereunder inaccurate in any material respect as of any time prior to the termination of this letter agreement or (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

           14.     Release by the Stockholder.

                     (a)   General Release. Effective as of the Effective Time, the Stockholder, for itself and any other Person (natural or otherwise) acting or purporting to act on behalf of the Stockholder, (collectively, “Stockholder Releasers”), does hereby release, waive, and forever discharge the Company, Parent, Merger Sub and each of their respective past, present and future stockholders, interest holders, members, partners, agents, subsidiaries, parents, affiliates, related organizations, employees, officers, directors, attorneys, administrators, plans, plan administrators, insurers, successors and assigns (collectively, the “Company Releasees”) from, and does fully waive any obligation of Company Releasees to Stockholder Releasers for, any and all liability, actions, charges, causes of action, demands, damages, or claims for relief, remuneration, sums of money, accounts or expenses (including, but not limited to, attorneys’ fees and costs) of any kind whatsoever, whether known or unknown, contingent or absolute, which heretofore has been or which hereafter may be suffered or sustained, directly or indirectly, by Stockholder Releasers in consequence of, arising out of, or in any way relating to: (a) the ownership of the Stockholder of any ownership interests in the Company or its subsidiaries; (b) any events occurring on or prior to the date of this letter agreement; and (c) transactions between (i) the Stockholder and (ii) any of the Company Releasees occurring prior to the Stockholder’s execution of this letter agreement. The foregoing release and discharge, waiver and covenant not to sue includes, but is not limited to, all claims and any obligations or causes of action arising from such claims, under common law including wrongful or retaliatory discharge, breach of contract and any action arising in tort including libel, slander, defamation or intentional infliction of emotional distress, and claims under any federal, state or local statute including the Age Discrimination in Employment Act (“ADEA”), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866 and 1871 (42 U.S.C. § 1981), the National Labor Relations Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973 or the discrimination or employment laws of any state or municipality, and/or any claims under any express or implied contract which any Stockholder Releaser may claim existed with Company Releasees. This also includes a release by each Stockholder Releaser of Releasees of any claims for alleged physical or personal injury and emotional distress relating to or arising out of the Stockholder’s employment with the Company or any of its affiliates prior to the Stockholder’s execution of this letter agreement. This release and waiver does not apply to: (i) any liability or obligation with respect to the Stockholder’s right to receive any of the Common Stock Consideration or the Preferred Stock Consideration; (ii) any rights to enforce the terms of this letter agreement or the Merger Agreement or other documents entered into in connection therewith, (iii) any agreement entered into after the date hereof, (iv) any right to indemnification now existing under the charter or bylaws of the Company or under or pursuant to any contract or agreement in existence prior to the date hereof, including without limitation the any director indemnification agreement to which the Stockholder is a party and the Merger Agreement, (v) any claims arising from events occurring after the date the Stockholder executes this letter agreement and (vi) any claims arising under any employment agreement, change of control agreement, severance arrangement or agreement between the Stockholder, on the one hand, and the Company and/or its affiliates on the other hand.

                     (b)   General Release Exclusions. Excluded from the general release provided in paragraph 14(a) are any claims which cannot be waived by law. The Stockholder represents and warrants that the Stockholder has not filed any complaint, charge, or lawsuit against the Company Releasees with any government agency or any court.

                     (c)   Violation of General Release. The Stockholder agrees never to seek personal recovery from the Company Releasees in any forum for any claim released by the above waiver and release in paragraph 14(a), except that if the Stockholder is a natural person, the Stockholder may bring a claim under ADEA to challenge this paragraph 14. If the Stockholder violates this paragraph 14 by suing the Company Releasees, other than under ADEA or as otherwise set forth in paragraph 14(a) hereof, and the Company Releasees prevail in the lawsuit, the Stockholder shall be liable to the Company Releasees for their reasonable attorneys’ fees and other litigation costs incurred in defending against such a suit. Nothing in this letter agreement is intended to reflect any party’s belief that, if the Stockholder is a natural person, the Stockholder’s waiver of claims under ADEA is invalid or unenforceable, it being the intent of the parties that such claims are waived.

                     (d)   General Release Acknowledgments. The Stockholder acknowledges and recites that:

(i) it has executed this letter agreement knowingly and voluntarily;

(ii) it has read and understands this letter agreement, including this paragraph 14, in its entirety;

(iii) it has been advised and directed orally and in writing (and this subparagraph (iii) constitutes such written direction) to consult with an attorney and seek any other advice it wishes with respect to the terms of this paragraph 13 before executing this letter agreement;

(iv) the general release provided in paragraph 14(a) does not govern any rights or claims that might arise under the ADEA after the date this letter agreements is signed by the parties;

(v) the execution of this letter agreement by the Stockholder has not been forced by an employee or agent of the Company, Parent or Merger Sub, and the Stockholder has had an opportunity to negotiate about the terms of this letter agreement;

(vi) the Stockholder has been provided a full and ample opportunity to review this letter agreement, including a period of at least twenty-one (21) calendar days after receipt of the letter agreement to consider its terms before executing this letter agreement; and

(vii) to the extent that the Stockholder takes less than twenty-one (21) calendar days to consider this letter agreement prior to execution, the Stockholder acknowledges that he or she had sufficient time to consider this letter agreement with counsel and that he or she expressly, voluntarily and knowingly waives any additional time.

                     (e)   Revocation of Agreement. The Stockholder, if a natural person, acknowledges and agrees that he or she is aware of his or her right to revoke paragraph 14 with respect to ADEA claims at any time within the seven (7) day period following the date on which he or she signs the letter agreement and that paragraph 14 with respect to ADEA claims shall not become effective or enforceable until the seven (7) day revocation period expires. Notice of revocation must be made to the Company as provided in paragraph 17 of this letter agreement, and must be received no later than 5:00 p.m. (EST) on the seventh (7th) day after the Stockholder signs this letter agreement.

           15.     Further Assurances. Except as otherwise provided in the Merger Agreement, the Stockholder, the Company and Parent will execute and deliver, or cause to be executed and delivered, all further documents and instruments, and take such reasonable further action, as may be reasonably necessary or reasonably requested by the other parties hereto in order to consummate or effectuate the transactions contemplated hereby and by the Merger Agreement and the Merger.

           16.     Specific Performance. The parties hereto agree and the Stockholder expressly acknowledges that Parent and/or the Company may be irreparably damaged if for any reason the Stockholder fails to perform any of its obligations under this letter agreement, and that Parent and/or the Company may not have any adequate remedy at law for money damages in such event. Accordingly, the Stockholder agrees that in the case of the failure of the Stockholder to perform, Parent and/or the Company shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this letter agreement by the Stockholder, and further agrees that any such specific performance and injunctive and/or other equitable relief, in addition to remedies at law or damages, is the appropriate remedy for any such failure to perform, and further agrees that the Stockholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Parent’s and/or the Company’s seeking or obtaining such equitable relief. This provision is without prejudice to any other rights that Parent and/or the Company may have against the Stockholder for any failure to perform his, her or its obligations under this letter agreement.

           17.     Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered on the date of receipt, if delivered by hand, or one business day after it is sent by receipt – confirmed telecopy or via a reputable nationwide overnight courier service for next business day delivery, if to Parent, at its address set forth below its signature hereto, together with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 333 West Wacker Drive, Chicago, IL 60606 (Attention: Gary P. Cullen); and if to the Stockholder, to the Stockholder at his, her or its address set forth on Schedule A hereto. Any party may give any notice, request, demand, claim, or other communication hereunder using any other means (including expedited courier, messenger service, telecopy, mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

           18.     Term of Agreement; Termination. The term of this letter agreement shall commence on the date hereof and such term and this letter agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) the date on which the Merger Agreement is terminated in accordance with its terms, (iii) the date on which Parent provides written notice of termination to each of the Stockholders, or (iv) October 31, 2006. Notwithstanding the preceding sentence, the provisions of paragraphs 11 and 14 hereof shall survive the termination of this letter agreement pursuant to clause (i) above. Upon any such termination (other than in respect of paragraphs 11 and 14 hereof in the event of a termination of this letter agreement pursuant to clause (i) above), no party hereto shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party hereto from liability for any willful breach of this letter agreement prior to such termination.

           19.     Survival of Representations and Warranties. All representations warranties and covenants contained in this letter agreement shall survive delivery of and payment for the Shares, but shall not survive beyond the later of (i) termination of this letter agreement in accordance with paragraph 18 above and (ii) October 31, 2006.

           20.     Amendments. This letter agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

           21.     Successors and Assigns. The provisions of this letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, that Parent may assign its rights to any affiliate of Parent; provided, further, that no assignment shall relieve Parent of its obligations hereunder; and provided, further, that the Stockholder may not assign, delegate or otherwise transfer any of its rights or obligations under this letter agreement without the consent of Parent, except as otherwise provided in paragraphs 10 and 11 hereof.

           22.     Governing Law; Forum. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. All disputes between the parties arising under or in connection with this letter agreement may be subject to adjudication on an exclusive basis in the Federal or state courts located in Wilmington, Delaware and the parties consent to such jurisdiction and agree to accept service of process pursuant to the provisions of paragraph 17 of this letter agreement. Each of the parties: (i) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware), in the event of any dispute related to or arising out of this letter agreement; (ii) agrees not to commence any action, suit or proceeding related to or arising out of this letter agreement except in such courts; and (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

           23.     WAIVER OF JURY TRIAL. THE STOCKHOLDER, THE COMPANY AND PARENT EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LETTER AGREEMENT. THE STOCKHOLDER, THE COMPANY AND PARENT ACKNOWLEDGE THAT THIS JURY WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS LETTER AGREEMENT, THAT EACH HAS RELIED ON THIS JURY WAIVER IN ENTERING INTO THIS LETTER AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THIS JURY WAIVER IN ANY RELATED FUTURE DEALINGS. THE STOCKHOLDER, THE COMPANY AND PARENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVERS ITS JURY TRIAL RIGHTS.

           24.     Entire Agreement. This letter agreement and the agreements referenced herein or contemplated hereby constitute the entire agreement, and supersede all other prior agreements and understandings, both written or oral, among the parties, with respect to the subject matter hereof.

           25.     Waiver of Conditions.

                     (a)   Any provision of this letter agreement may be waived only if such waiver is in writing and signed by an authorized representative of the party against of the party against whom the waiver is to be effective.

                     (b)   No failure or delay by any party in exercising any right, power or privilege under this letter agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided in this letter agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

           26.     Severability. If any term or other provision of this letter agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this letter agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this letter agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this letter agreement are fulfilled to the extent possible.

           27.     Expenses. Except as may otherwise be provided herein, no party hereto shall be responsible for the payment of any other parties’ expenses incurred in connection with this letter agreement.

           28.     Counterparts. This letter agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instruments.

[Remainder of page intentionally blank; signature page follows.]

           Please confirm that the foregoing correctly states the understanding between the Stockholder and you by signing and returning to us a counterpart hereof.

Very truly yours,

STOCKHOLDER:

DOUGLAS M. SULIMAN, JR.

By:  /s/ Douglas M. Suliman, Jr.

Confirmed as of the date first written above:

NATIONSRENT COMPANIES, INC.

By:  /s/ Joseph H. Izhakoff
Name: Joseph H. Izhakoff
Title: Executive Vice President, General Counsel & Secretary

ASHTEAD GROUP PLC

By:  /s/ Stuart Ian Robson
Name: Stuart Ian Robson
Title: Finance Director
41-51 Kingston Road
Leatherhead, Surrey
England
KT22 7AP

Stockholders' Letter Agreements for Certain Restricted Stockholders

Execution Copy

STOCKHOLDERS’ LETTER AGREEMENT

July 18, 2006

Ashtead Group plc
41-51 Kingston Road
Leatherhead, Surrey
England
KT22 7AP

Attention: Ian Robson

Ladies and Gentlemen:

           The Stockholder (each, a “Stockholder”) understands that on July 18, 2006, Ashtead Group plc, a company with limited liability incorporated under the laws of England and Wales (“Parent”), Sunbelt Rentals, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Parent (“Intermediate Parent”), Neptune Ventures Group, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Parent (“Merger Sub”), and NationsRent Companies, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (including the Exhibits and Schedules attached thereto, the “Merger Agreement”) providing for the merger of Merger Sub with and into the Company (the “Merger”), in which (i) all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) (including all outstanding restricted shares of Company Common Stock, which shall become vested in connection with the Merger, and other than shares issued and held in the Company’s treasury) shall be converted into the right to receive the Common Stock Cash Consideration, the Escrow Fund, if any, as may be distributed in accordance with the Merger Agreement and the Escrow Agreement, the Common Stock Deferred Payment and the amount remaining, if any, in the Stockholders’ Representative Expense Account, as it may be distributed in accordance with the terms of the Merger Agreement, in each case, as determined in accordance with the terms of the Merger Agreement and, additionally, in the case of the Escrow Fund, with the terms of the Escrow Agreement and (ii) all of the issued and outstanding shares of Series A Preferred Stock, par value $0.01 per share, of the Company (the “Company Preferred Stock”) (other than any such shares issued and held in the Company’s treasury) shall be converted into the right to receive an amount in cash as determined in accordance with the terms of the Merger Agreement. In addition, the Stockholder understands that concurrently with the execution of the Merger Agreement, certain stockholders of the Company owning approximately 61.5% of the outstanding Company Common Stock and 68.3% of the outstanding Company Preferred Stock (the “Majority Stockholders”), by written consent, approved the Merger Agreement and the transactions contemplated thereby, including without limitation, the approval of the Merger. Capitalized terms used without definition in this letter agreement shall have the meanings ascribed thereto in the Merger Agreement.

           The Stockholder confirms its agreement with Parent, as follows:

           1.       Voting Agreement. During the term of this letter agreement, the Stockholder hereby agrees to vote all the Shares (as defined in paragraph 6(a)) owned by the Stockholder and any other capital stock of the Company that the Stockholder becomes entitled to vote, whether through contract, purchase, exercise of an option or otherwise (“Additional Shares”) to approve and adopt the Merger Agreement (and any subsequent amendments thereto that do not effect the consideration payable to the Stockholder or adversely effect the Stockholder in any other manner), the Merger and all other agreements and actions to be undertaken in connection therewith, at every meeting of stockholders, if any, of the Company, and at every adjournment thereof (or by written consent in lieu of a meeting), at which such matters are submitted for the consideration and vote of stockholders of the Company. The Stockholder hereby further agrees that it will not vote (or give a written consent with respect to) any Shares or Additional Shares in favor of the approval of (i) any proposal or offer for a merger, consolidation, business combination, tender offer, sale of substantially all of the Company’s assets, sale of shares of capital stock or similar transactions involving the Company or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement, (ii) any reorganization, recapitalization, liquidation, winding up of the Company or any other similar extraordinary transaction involving the Company, or (iii) any corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the Merger or the transactions contemplated by the Merger Agreement. Except as set forth in the previous two sentences of this paragraph 1, the Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company. Nothing in this letter agreement shall be construed as creating any obligations of, or restrictions on, any officers, directors, employees or other representatives of such Stockholder in their capacities as officers, directors and/or employees of the Company.

           2.       Revocation of Prior Proxies. The Stockholder hereby revokes any and all previous proxies granted with respect to the Stockholder’s Shares and/or Additional Shares with respect to the matters set forth in paragraph 1.

           3.       Waiver of Appraisal Rights. The Stockholder hereby agrees not to exercise her, his or its appraisal rights pursuant to Section 262 of the Delaware General Corporation Law or other relevant provisions with respect to the Merger, the Merger Agreement or the transactions contemplated thereby.

           4.       Appointment of Stockholders’ Representative. (a) The Stockholder hereby irrevocably agrees to the appointment of Baupost Capital, L.L.C. (the “Stockholders’ Representative”) as his, her or its agent and attorney-in-fact for purposes of taking action with respect to Article VIII of the Merger Agreement, the Escrow Agreement and Schedule 1.1(a) to the Merger Agreement, and consents to the taking by the Stockholders’ Representative of any and all actions and the making of any decisions required or permitted to be taken by it under the Merger Agreement, the Escrow Agreement and Schedule 1.1(a) to the Merger Agreement and to exercise such rights, power and authority, as are incidental thereto (including the right, power and authority to retain attorneys, accountants and other advisors to assist it in the performance of its duties thereunder). The Stockholder agrees that the Stockholders’ Representative shall have the ability and power to execute and deliver all instruments, certificates and other documents of every kind incident to the foregoing and with all right, power and authority to act on its behalf in connection therewith. Parent shall be entitled to deal exclusively with the Stockholders’ Representative on all matters relating to Article VIII of the Merger Agreement, the Escrow Agreement and Schedule 1.1(a) to the Merger Agreement. If the Stockholders’ Representative shall resign its position or be unable to fulfill its responsibilities as agent of the Company stockholders, then Phoenix Rental Partners, LLC shall, within ten days after a request by Parent, appoint a successor representative. Any such successor shall become the “Stockholders’ Representative” for purposes of Article VIII of the Merger Agreement, the Escrow Agreement and Schedule 1.1(a) to the Merger Agreement. If for any reason there is no Stockholders’ Representative at any time, all references herein to the Stockholders’ Representative shall be deemed to refer to Baupost Capital, L.L.C.

                     (b)   The Stockholder also agrees with the provisions in Article IX of the Merger Agreement in respect of the Stockholders’ Representative.

           5.       Agreement as to Merger Consideration. The Stockholder acknowledges and agrees that the Common Stock Consideration and/or Preferred Stock Consideration payable in respect of its Shares are as set forth on Schedule A hereto.

           6.       Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Parent that:

                     (a)   Valid Title. The Stockholder is the sole record and a beneficial owner of that number of shares of Company Common Stock and/or Company Preferred Stock (collectively, the “Shares”) set forth under the name of the Stockholder on Schedule A to this letter agreement, and, except pursuant to the Stockholders’ Agreement (as defined below), there are no restrictions on the Stockholder’s voting rights with respect to such Shares. Except pursuant to this letter agreement and the Stockholders’ Agreement, none of the Stockholder’s Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

                     (b)   Non-Contravention. The execution, delivery and performance by the Stockholder of this letter agreement and the consummation of the transactions contemplated hereby (i) are within the Stockholder’s powers, have been duly authorized by all necessary action on the part of the Stockholder (including any consultation, approval or other action by or with any other person), (ii) require no action relating to the Stockholder by or in respect of, or filing by the Stockholder with, any governmental body, agency, official or authority, and (iii) do not and will not violate, contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Stockholder or to a loss of any benefit of the Stockholder under, any statute, rule or regulation applicable to the Stockholder or injunction, order, decree, or other instrument binding on the Stockholder or result in the imposition of any lien on any Shares owned by the Stockholder or Additional Shares which the Stockholder is entitled to vote.

                     (c)   Binding Effect. This letter agreement has been duly executed and delivered by the Stockholder and, assuming this letter agreement is a valid and binding agreement of Parent and the Company, is a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (b) general principles of equity. If this letter agreement is being executed on behalf of the Stockholder in a representative or fiduciary capacity, the person signing this letter agreement on behalf of the Stockholder has full power and authority to enter into and perform this letter agreement on behalf of the Stockholder.

                     (d)   Total Shares. As of the date hereof, the Stockholder is the legal and beneficial owner of the number of Shares set forth under its name on Schedule A hereto, which Shares represent the only shares of capital stock or other securities (including debt securities) of the Company legally or beneficially owned by the Stockholder and, except as set forth in the Stockholders’ Agreement or on Schedule A, the Stockholder owns no options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any securities of the Company.

                     (e)   Stockholders’ Agreement Representations. The Stockholders’ Agreement, dated as of June 13, 2003, as amended and in effect on the date hereof (the “Stockholders’ Agreement”) among the Company and certain stockholders of the Company, is a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (b) general principles of equity.

                     (f)   No Additional Representation. The Stockholder makes no additional representations or warranties of any kind or nature, express or implied, other than those contained in this paragraph 6.

           7.       Representations and Warranties of the Company. The Company represents and warrants to the Stockholder that:

                     (a)   Non-Contravention. The execution, delivery and performance by the Company of this letter agreement and the consummation of the transactions contemplated hereby (i) are within the Company’s powers, have been duly authorized by all necessary action on the part of the Company (including any consultation, approval or other action by or with any other person), (ii) require no action relating to the Company by or in respect of, or filing by the Company with, any governmental body, agency, official or authority, except for filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), and (iii) do not and will not violate, contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit of the Company under, any statute, rule or regulation applicable to the Company or injunction, order, decree, or other instrument binding on the Company.

                     (b)   Binding Effect. This letter agreement has been duly executed and delivered by the Company and, assuming this letter agreement is a valid and binding agreement of the Stockholder and Parent, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (b) general principles of equity.

                     (c)   Stockholders’ Agreement Representations. The Stockholders’ Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (b) general principles of equity.

                     (d)   Schedule of Stockholders, Holdings and Consideration. Set forth on Schedule B hereto is a copy of Schedule 2.1(c) to the Merger Agreement, which lists the Common Stock Cash Consideration and/or Preferred Stock Consideration payable in respect of each Company stockholder’s shares of Company Common Stock and/or Company Preferred Stock and each Company stockholder’s aggregate pro rata interest in the Escrow Fund, if applicable, each Company stockholder’s aggregate pro rata interest in the Common Stock Deferred Payment, if applicable, and each Company stockholder’s aggregate pro rata interest in the Stockholders’ Representative Expense Account, if applicable.

           8.       Representations and Warranties of Parent. Parent represents and warrants to the Stockholder that:

                     (a)   Non-Contravention. The execution, delivery and performance by Parent of this letter agreement and the consummation of the transactions contemplated hereby (i) are within Parent’s powers, have been duly authorized by all necessary action on the part of Parent and its shareholders (including any consultation, approval or other action by or with any other person), (ii) require no action relating to Parent by or in respect of, or filing by Parent with, any governmental body, agency, official or authority, except for filings required by the HSR Act, and (iii) do not and will not violate, contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of Parent or to a loss of any benefit of Parent under, any statute, rule or regulation applicable to Parent or injunction, order, decree, or other instrument binding on Parent.

                     (b)   Binding Effect. This letter agreement has been duly executed and delivered by Parent and, assuming this letter agreement is a valid and binding agreement of the Stockholder and the Company, is a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (b) general principles of equity.

                     (c)   Schedule of Stockholders, Holdings and Consideration. Set forth on Schedule B hereto is a copy of Schedule 2.1(c) to the Merger Agreement, which lists the Common Stock Cash Consideration and/or Preferred Stock Consideration payable in respect of each Company stockholder’s shares of Company Common Stock and/or Company Preferred Stock and each Company stockholder’s aggregate pro rata interest in the Escrow Fund, if applicable, each Company stockholder’s aggregate pro rata interest in the Common Stock Deferred Payment, if applicable, and each Company stockholder’s aggregate pro rata interest in the Stockholders’ Representative Expense Account, if applicable.

           9.          No Proxies for or Encumbrances on Stockholder’s Shares. Except as permitted by this letter agreement, the Stockholder shall not, during the term of this letter agreement, without the prior written consent of Parent, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or Additional Shares, with respect to the matters set forth in paragraph 1, (ii) except as provided in paragraph 10, sell, pledge, hypothecate, assign, transfer, encumber or otherwise dispose of (each, a “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer of, any of its Shares or Additional Shares, or (iii) take any other action that would in any way restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder.

           10.     Permitted Transfers of Shares. Notwithstanding anything in this letter agreement to the contrary, the Stockholder may Transfer any or all of its Shares and Additional Shares in accordance with applicable Law; provided, however, that, prior to and as a condition to the effectiveness of such Transfer, each Person to which any of such Shares or Additional Shares or any interest in any of such Shares or Additional Shares is or may be Transferred shall have executed and delivered to Parent a counterpart of this letter agreement pursuant to which such Person shall be bound by all of the terms and provisions of this letter agreement, and shall have agreed in writing with Parent to hold such Shares or Additional Shares or interest in such Shares or Additional Shares subject to all of the terms and provisions of this letter agreement.

           11.     Restrictions on Transfer by the Stockholder of Common Stock Deferred Payment. The Stockholder may not effect, cause to be effected or permit the direct or indirect, voluntary or involuntary, Transfer of the Stockholder’s right to receive its aggregate pro rata interest in the Common Stock Deferred Payment pursuant to the Merger Agreement and Schedule 1.1(a) to the Merger Agreement, except as set forth in Schedule 1.1(a) to the Merger Agreement. Any purported Transfer in violation of the provisions of Schedule 1.1(a) to the Merger Agreement shall be null and void and shall not be given effect by the Company, the Surviving Corporation or Parent, and any purported transferee of such Transfer shall not acquire any right or interest in any portion of the Common Stock Deferred Payment covered by such purported Transfer.

           12.     Non-Solicit.

                     (a)   As a separate and independent covenant, the undersigned agrees that he will not, except with Parent’s prior written consent, during the two (2) year period following the Effective Time (the “Non-Competition Period”), directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, lender, consultant or otherwise with, any business or organization (other than the Surviving Corporation) in any part of the United States of America in which the Surviving Corporation sells products or provides services, which, directly or indirectly, Competes (as hereinafter defined) with the Surviving Corporation. For purposes of this Agreement, a business or organization shall be deemed to “Compete” with the Surviving Corporation if such business or organization (i) competes with the business of the Surviving Corporation as it is conducted at any time during the undersigned’s period of employment commencing at the Effective Time or (ii) engages in the development, production, sale or rental of products, or the rendering of services, which are the same as, similar to or competitive with, the products or services being developed, provided, sold, rented or rendered by the Surviving Corporation at the Effective Time. Nothing in this paragraph shall prohibit the undersigned or any of his affiliates from owning for passive investment purposes less than 5% of the publicly traded securities of any corporation listed on the New York Stock Exchange or the American Stock Exchange or whose securities are quoted on the NASDAQ National Market or the NASDAQ SmallCap Market.

                     (b)   During the Non-Competition Period, the undersigned shall not, directly or indirectly, (i) solicit, raid, entice or induce, any person that currently or at the time of such act is an employee of Parent or any Subsidiary of Parent to become employed by any person or entity (other than Parent or any Subsidiary of Parent), or (ii) approach any such employee for such purpose or authorize or participate with the taking of such actions by any other person or entity, or assist or participate with any such person or entity in taking such action. The provisions of this paragraph shall not apply with respect to any person or entity who was not induced, directly or indirectly, to leave the employ of Parent or any Subsidiary of Parent by or with the cooperation of the undersigned.

                     (c)   Notwithstanding anything to the contrary contained in this Agreement, the undersigned’s obligations under the previous two paragraphs shall terminate and cease to be of any further force or effect if the Company (or the Surviving Corporation) shall breach from and after the Effective Time its obligations under the Employment Agreement, dated as of July 9, 2003, by and between the undersigned and the Company, as amended, including the Company’s (or the Surviving Corporation’s) obligation to pay to the undersigned any Severance Payments thereunder.

           13.     Conduct of the Stockholder. The Stockholder will not (i) take, or agree or commit to take, any action that would make any representation or warranty of the Stockholder hereunder inaccurate in any material respect as of any time prior to the termination of this letter agreement or (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

           14.     Release by the Stockholder.

                     (a)   General Release. Effective as of the Effective Time, the Stockholder, for itself and any other Person (natural or otherwise) acting or purporting to act on behalf of the Stockholder, (collectively, “Stockholder Releasers”), does hereby release, waive, and forever discharge the Company, Parent, Merger Sub and each of their respective past, present and future stockholders, interest holders, members, partners, agents, subsidiaries, parents, affiliates, related organizations, employees, officers, directors, attorneys, administrators, plans, plan administrators, insurers, successors and assigns (collectively, the “Company Releasees”) from, and does fully waive any obligation of Company Releasees to Stockholder Releasers for, any and all liability, actions, charges, causes of action, demands, damages, or claims for relief, remuneration, sums of money, accounts or expenses (including, but not limited to, attorneys’ fees and costs) of any kind whatsoever, whether known or unknown, contingent or absolute, which heretofore has been or which hereafter may be suffered or sustained, directly or indirectly, by Stockholder Releasers in consequence of, arising out of, or in any way relating to: (a) the ownership of the Stockholder of any ownership interests in the Company or its subsidiaries; (b) any events occurring on or prior to the date of this letter agreement; and (c) transactions between (i) the Stockholder and (ii) any of the Company Releasees occurring prior to the Stockholder’s execution of this letter agreement. The foregoing release and discharge, waiver and covenant not to sue includes, but is not limited to, all claims and any obligations or causes of action arising from such claims, under common law including wrongful or retaliatory discharge, breach of contract and any action arising in tort including libel, slander, defamation or intentional infliction of emotional distress, and claims under any federal, state or local statute including the Age Discrimination in Employment Act (“ADEA”), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866 and 1871 (42 U.S.C. § 1981), the National Labor Relations Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973 or the discrimination or employment laws of any state or municipality, and/or any claims under any express or implied contract which any Stockholder Releaser may claim existed with Company Releasees. This also includes a release by each Stockholder Releaser of Releasees of any claims for alleged physical or personal injury and emotional distress relating to or arising out of the Stockholder’s employment with the Company or any of its affiliates prior to the Stockholder’s execution of this letter agreement. This release and waiver does not apply to: (i) any liability or obligation with respect to the Stockholder’s right to receive any of the Common Stock Consideration or the Preferred Stock Consideration; (ii) any rights to enforce the terms of this letter agreement or the Merger Agreement or other documents entered into in connection therewith, (iii) any agreement entered into after the date hereof, (iv) any right to indemnification now existing under the charter or bylaws of the Company or under or pursuant to any contract or agreement in existence prior to the date hereof, including without limitation the any director indemnification agreement to which the Stockholder is a party and the Merger Agreement, (v) any claims arising from events occurring after the date the Stockholder executes this letter agreement and (vi) any claims arising under any employment agreement, change of control agreement, severance arrangement or agreement between the Stockholder, on the one hand, and the Company and/or its affiliates on the other hand.

                     (b)   General Release Exclusions. Excluded from the general release provided in paragraph 14(a) are any claims which cannot be waived by law. The Stockholder represents and warrants that the Stockholder has not filed any complaint, charge, or lawsuit against the Company Releasees with any government agency or any court.

                     (c)   Violation of General Release. The Stockholder agrees never to seek personal recovery from the Company Releasees in any forum for any claim released by the above waiver and release in paragraph 14(a), except that if the Stockholder is a natural person, the Stockholder may bring a claim under ADEA to challenge this paragraph 14. If the Stockholder violates this paragraph 14 by suing the Company Releasees, other than under ADEA or as otherwise set forth in paragraph 14(a) hereof, and the Company Releasees prevail in the lawsuit, the Stockholder shall be liable to the Company Releasees for their reasonable attorneys’ fees and other litigation costs incurred in defending against such a suit. Nothing in this letter agreement is intended to reflect any party’s belief that, if the Stockholder is a natural person, the Stockholder’s waiver of claims under ADEA is invalid or unenforceable, it being the intent of the parties that such claims are waived.

                     (d)   General Release Acknowledgments. The Stockholder acknowledges and recites that:

(i) it has executed this letter agreement knowingly and voluntarily;

(ii) it has read and understands this letter agreement, including this paragraph 14, in its entirety;

(iii) it has been advised and directed orally and in writing (and this subparagraph (iii) constitutes such written direction) to consult with an attorney and seek any other advice it wishes with respect to the terms of this paragraph 13 before executing this letter agreement;

(iv) the general release provided in paragraph 14(a) does not govern any rights or claims that might arise under the ADEA after the date this letter agreements is signed by the parties;

(v) the execution of this letter agreement by the Stockholder has not been forced by an employee or agent of the Company, Parent or Merger Sub, and the Stockholder has had an opportunity to negotiate about the terms of this letter agreement;

(vi) the Stockholder has been provided a full and ample opportunity to review this letter agreement, including a period of at least twenty-one (21) calendar days after receipt of the letter agreement to consider its terms before executing this letter agreement; and

(vii) to the extent that the Stockholder takes less than twenty-one (21) calendar days to consider this letter agreement prior to execution, the Stockholder acknowledges that he or she had sufficient time to consider this letter agreement with counsel and that he or she expressly, voluntarily and knowingly waives any additional time.

                     (e)   Revocation of Agreement. The Stockholder, if a natural person, acknowledges and agrees that he or she is aware of his or her right to revoke paragraph 14 with respect to ADEA claims at any time within the seven (7) day period following the date on which he or she signs the letter agreement and that paragraph 14 with respect to ADEA claims shall not become effective or enforceable until the seven (7) day revocation period expires. Notice of revocation must be made to the Company as provided in paragraph 17 of this letter agreement, and must be received no later than 5:00 p.m. (EST) on the seventh (7th) day after the Stockholder signs this letter agreement.

           15.     Further Assurances. Except as otherwise provided in the Merger Agreement, the Stockholder, the Company and Parent will execute and deliver, or cause to be executed and delivered, all further documents and instruments, and take such reasonable further action, as may be reasonably necessary or reasonably requested by the other parties hereto in order to consummate or effectuate the transactions contemplated hereby and by the Merger Agreement and the Merger.

           16.     Specific Performance. The parties hereto agree and the Stockholder expressly acknowledges that Parent and/or the Company may be irreparably damaged if for any reason the Stockholder fails to perform any of its obligations under this letter agreement, and that Parent and/or the Company may not have any adequate remedy at law for money damages in such event. Accordingly, the Stockholder agrees that in the case of the failure of the Stockholder to perform, Parent and/or the Company shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this letter agreement by the Stockholder, and further agrees that any such specific performance and injunctive and/or other equitable relief, in addition to remedies at law or damages, is the appropriate remedy for any such failure to perform, and further agrees that the Stockholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Parent’s and/or the Company’s seeking or obtaining such equitable relief. This provision is without prejudice to any other rights that Parent and/or the Company may have against the Stockholder for any failure to perform his, her or its obligations under this letter agreement.

           17.     Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered on the date of receipt, if delivered by hand, or one business day after it is sent by receipt – confirmed telecopy or via a reputable nationwide overnight courier service for next business day delivery, if to Parent, at its address set forth below its signature hereto, together with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 333 West Wacker Drive, Chicago, IL 60606 (Attention: Gary P. Cullen); and if to the Stockholder, to the Stockholder at his, her or its address set forth on Schedule A hereto. Any party may give any notice, request, demand, claim, or other communication hereunder using any other means (including expedited courier, messenger service, telecopy, mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

           18.     Term of Agreement; Termination. The term of this letter agreement shall commence on the date hereof and such term and this letter agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) the date on which the Merger Agreement is terminated in accordance with its terms, (iii) the date on which Parent provides written notice of termination to each of the Stockholders, or (iv) October 31, 2006. Notwithstanding the preceding sentence, the provisions of paragraphs 11 and 14 hereof shall survive the termination of this letter agreement pursuant to clause (i) above. Upon any such termination (other than in respect of paragraphs 11 and 14 hereof in the event of a termination of this letter agreement pursuant to clause (i) above), no party hereto shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party hereto from liability for any willful breach of this letter agreement prior to such termination.

           19.     Survival of Representations and Warranties. All representations warranties and covenants contained in this letter agreement shall survive delivery of and payment for the Shares, but shall not survive beyond the later of (i) termination of this letter agreement in accordance with paragraph 18 above and (ii) October 31, 2006.

           20.     Amendments. This letter agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

           21.     Successors and Assigns. The provisions of this letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, that Parent may assign its rights to any affiliate of Parent; provided, further, that no assignment shall relieve Parent of its obligations hereunder; and provided, further, that the Stockholder may not assign, delegate or otherwise transfer any of its rights or obligations under this letter agreement without the consent of Parent, except as otherwise provided in paragraphs 10 and 11 hereof.

           22.     Governing Law; Forum. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. All disputes between the parties arising under or in connection with this letter agreement may be subject to adjudication on an exclusive basis in the Federal or state courts located in Wilmington, Delaware and the parties consent to such jurisdiction and agree to accept service of process pursuant to the provisions of paragraph 17 of this letter agreement. Each of the parties: (i) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware), in the event of any dispute related to or arising out of this letter agreement; (ii) agrees not to commence any action, suit or proceeding related to or arising out of this letter agreement except in such courts; and (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

           23.     WAIVER OF JURY TRIAL. THE STOCKHOLDER, THE COMPANY AND PARENT EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LETTER AGREEMENT. THE STOCKHOLDER, THE COMPANY AND PARENT ACKNOWLEDGE THAT THIS JURY WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS LETTER AGREEMENT, THAT EACH HAS RELIED ON THIS JURY WAIVER IN ENTERING INTO THIS LETTER AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THIS JURY WAIVER IN ANY RELATED FUTURE DEALINGS. THE STOCKHOLDER, THE COMPANY AND PARENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVERS ITS JURY TRIAL RIGHTS.

           24.     Entire Agreement. This letter agreement and the agreements referenced herein or contemplated hereby constitute the entire agreement, and supersede all other prior agreements and understandings, both written or oral, among the parties, with respect to the subject matter hereof.

           25.     Waiver of Conditions.

                     (a)   Any provision of this letter agreement may be waived only if such waiver is in writing and signed by an authorized representative of the party against of the party against whom the waiver is to be effective.

                     (b)   No failure or delay by any party in exercising any right, power or privilege under this letter agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided in this letter agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

           26.     Severability. If any term or other provision of this letter agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this letter agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this letter agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this letter agreement are fulfilled to the extent possible.

           27.     Expenses. Except as may otherwise be provided herein, no party hereto shall be responsible for the payment of any other parties’ expenses incurred in connection with this letter agreement.

           28.     Counterparts. This letter agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instruments.

[Remainder of page intentionally blank; signature page follows.]

           Please confirm that the foregoing correctly states the understanding between the Stockholder and you by signing and returning to us a counterpart hereof.

Very truly yours,

STOCKHOLDER:

BRYAN T. RICH

By:  /s/ Bryan T. Rich

Confirmed as of the date first written above:

NATIONSRENT COMPANIES, INC.

By:  Joseph H. Izhakoff
Name: Joseph H. Izhakoff
Title: Executive Vice President, General Counsel & Secretary

ASHTEAD GROUP PLC

By:  /s/ Stuart Ian Robson
Name: Stuart Ian Robson
Title: Finance Director
41-51 Kingston Road
Leatherhead, Surrey
England
KT22 7AP

Exhibit D

Support Agreement

Execution Copy

SUPPORT AGREEMENT

July 18, 2006

Ashtead Group plc
41-51 Kingston Road
Leatherhead, Surrey
England
KT22 7AP

Attention: Ian Robson

Ladies and Gentlemen:

           Each of the undersigned (each, a “Stockholder”) understands that Ashtead Group plc, a company with limited liability incorporated under the laws of England and Wales (“Parent”), Sunbelt Rentals, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Parent (“Intermediate Parent”), Neptune Ventures Group, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Parent (“Merger Sub”), and NationsRent Companies, Inc., a Delaware corporation (the “Company”), are, concurrently with the execution and delivery of this letter agreement by such Stockholder, entering into an Agreement and Plan of Merger (including the Exhibits and Schedules attached thereto, the “Merger Agreement”) providing for the merger of Merger Sub with and into the Company (the “Merger”), in which (i) all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) (including all outstanding restricted shares of Company Common Stock, which shall become vested in connection with the Merger, and other than shares issued and held in the Company’s treasury) shall be converted into the right to receive the Common Stock Cash Consideration, the Escrow Fund, if any, as may be distributed in accordance with the Merger Agreement and the Escrow Agreement, the Common Stock Deferred Payment and the amount remaining, if any, in the Stockholders’ Representative Expense Account, as it may be distributed in accordance with the terms of the Merger Agreement, in each case, as determined in accordance with the terms of the Merger Agreement and, additionally, in the case of the Escrow Fund, with the terms of the Escrow Agreement and (ii) all of the issued and outstanding shares of Series A Preferred Stock, par value $0.01 per share, of the Company (the “Company Preferred Stock”) (other than any such shares issued and held in the Company’s treasury) shall be converted into the right to receive an amount in cash as determined in accordance with the terms of the Merger Agreement. Concurrently with the execution of this letter agreement, the Stockholders, collectively being the holders of approximately 61.5% of the outstanding Company Common Stock and 68.3% of the outstanding Company Preferred Stock, are executing a written consent (the “Written Consent”) approving the Merger Agreement and the transactions contemplated thereby, including without limitation, the Merger. Capitalized terms used without definition in this letter agreement shall have the meanings ascribed thereto in the Merger Agreement.

           Each Stockholder confirms its agreement with Parent, as follows:

           1.       Voting Agreement; No Revocation of Written Consent; Bond Tenders. (a) During the term of this letter agreement, each Stockholder hereby agrees to vote all the Shares (as defined in paragraph 6(a)) owned by such Stockholder and any other capital stock of the Company that such Stockholder becomes entitled to vote, whether through contract, purchase, exercise of an option or otherwise (“Additional Shares”) to approve and adopt the Merger Agreement (and any subsequent amendments thereto that do not effect the consideration payable to such Stockholder or adversely effect such Stockholder in any other manner), the Merger and all other agreements and actions to be undertaken in connection therewith, at every meeting of stockholders, if any, of the Company, and at every adjournment thereof (or by written consent in lieu of a meeting), at which such matters are submitted for the consideration and vote of stockholders of the Company. Each Stockholder hereby further agrees that it will not vote (or give a written consent with respect to) any Shares or Additional Shares in favor of the approval of (i) any proposal or offer for a merger, consolidation, business combination, tender offer, sale of substantially all of the Company’s assets, sale of shares of capital stock or similar transactions involving the Company or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement, (ii) any reorganization, recapitalization, liquidation, winding up of the Company or any other similar extraordinary transaction involving the Company, or (iii) any corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the Merger or the transactions contemplated by the Merger Agreement. Each Stockholder expressly agrees that it shall not revoke its consent approving the Merger Agreement and the transactions contemplated thereby, including without limitation, the Merger, such consent evidenced by such Stockholder’s execution of the Written Consent. Except as set forth in the previous three sentences of this paragraph 1(a), no Stockholder shall be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company. Nothing in this letter agreement shall require any Stockholder to acquire Additional Shares. Nothing in this letter agreement shall be construed as creating any obligations of, or restrictions on, any officers, directors, employees or other representatives of such Stockholder in their capacities as officers, directors and/or employees of the Company.

                     (b)   Any of the Company’s 9 1/2% Senior Notes due 2015 or 9 1/2% Senior Secured Notes due 2010 (collectively, the “Company Notes”) that are owned or held of record by such Stockholder shall be tendered and consent shall be given pursuant to the Company’s Offer to Purchase and Consent Solicitation Statement for the Company Notes (the “Company Tender Offer”) within three (3) business days of the commencement of, and upon the terms first presented in, the Company Tender Offer. Such Stockholder also agrees not to withdraw such tender or revoke such consent during the term of the Company Tender Offer.

           2.       Revocation of Prior Proxies. Each Stockholder hereby revokes any and all previous proxies granted with respect to the Stockholder’s Shares and/or Additional Shares with respect to the matters set forth in paragraph 1(a).

           3.       Waiver of Appraisal Rights. Each Stockholder hereby agrees not to exercise its appraisal rights pursuant to Section 262 of the Delaware General Corporation Law or other relevant provisions with respect to the Merger, the Merger Agreement or the transactions contemplated thereby.

           4.       Appointment of Stockholders’ Representative. (a) Each Stockholder hereby irrevocably agrees to the appointment of Baupost Capital, L.L.C. (the “Stockholders’ Representative”) as its agent and attorney-in-fact for purposes of taking action with respect to Article VIII of the Merger Agreement, the Escrow Agreement and Schedule 1.1(a) to the Merger Agreement and consents to the taking by the Stockholders’ Representative of any and all actions and the making of any decisions required or permitted to be taken by it under the Merger Agreement, the Escrow Agreement and Schedule 1.1(a) to the Merger Agreement and to exercise such rights, power and authority, as are incidental thereto (including the right, power and authority to retain attorneys, accountants and other advisors to assist it in the performance of its duties thereunder). Each Stockholder agrees that the Stockholders’ Representative shall have the ability and power to execute and deliver all instruments, certificates and other documents of every kind incident to the foregoing and with all right, power and authority to act on its behalf in connection therewith. Parent shall be entitled to deal exclusively with the Stockholders’ Representative on all matters relating to Article VIII of the Merger Agreement, the Escrow Agreement and Schedule 1.1(a) to the Merger Agreement. If the Stockholders’ Representative shall resign its position or be unable to fulfill its responsibilities as agent of the Company stockholders, then Phoenix Rental Partners, LLC shall, within ten days after a request by Parent, appoint a successor representative. Any such successor shall become the “Stockholders’ Representative” for purposes of Article VIII of the Merger Agreement, the Escrow Agreement and Schedule 1.1(a) to the Merger Agreement. If for any reason there is no Stockholders’ Representative at any time, all references herein to the Stockholders’ Representative shall be deemed to refer to Baupost Capital, L.L.C.

                     (b)   Each Stockholder also agrees with the provisions in Article IX of the Merger Agreement in respect of the Stockholders’ Representative.

           5.       Agreement as to Merger Consideration. Each Stockholder acknowledges and agrees that the Common Stock Consideration and/or Preferred Stock Consideration payable in respect of its Shares are as set forth on Schedule A hereto.

           6.       Representations and Warranties of Stockholders. Each Stockholder severally (and not jointly or jointly and severally) represents and warrants to Parent that:

                     (a)   Valid Title. Such Stockholder is the sole record and a beneficial owner of that number of shares of Company Common Stock and/or Company Preferred Stock (collectively, the “Shares”) set forth under the name of such Stockholder on Schedule A to this letter agreement, and, except pursuant to the Stockholders’ Agreement (as defined below), there are no restrictions on such Stockholder’s voting rights with respect to such Shares. Except pursuant to this letter agreement and the Stockholders’ Agreement, none of such Stockholder’s Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

                     (b)   Non-Contravention. The execution, delivery and performance by such Stockholder of this letter agreement and the consummation of the transactions contemplated hereby (i) are within such Stockholder’s powers, have been duly authorized by all necessary action on the part of such Stockholder (including any consultation, approval or other action by or with any other person), (ii) require no action relating to such Stockholder by or in respect of, or filing by such Stockholder with, any governmental body, agency, official or authority, and (iii) do not and will not violate, contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of such Stockholder or to a loss of any benefit of such Stockholder under, any statute, rule or regulation applicable to such Stockholder or injunction, order, decree, or other instrument binding on such Stockholder or result in the imposition of any lien on any Shares owned by such Stockholder or Additional Shares which such Stockholder is entitled to vote.

                     (c)   Binding Effect. This letter agreement has been duly executed and delivered by such Stockholder and, assuming this letter agreement is a valid and binding agreement of Parent and the Company, is a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (b) general principles of equity. If this letter agreement is being executed on behalf of such Stockholder in a representative or fiduciary capacity, the person signing this letter agreement on behalf of such Stockholder has full power and authority to enter into and perform this letter agreement on behalf of such Stockholder.

                     (d)   Total Shares. As of the date hereof, such Stockholder is the legal and beneficial owner of the number of Shares set forth under its name on Schedule A hereto, which Shares represent the only shares of capital stock or other securities (including debt securities) of the Company legally or beneficially owned by such Stockholder and, except as set forth in the Stockholders’ Agreement or on Schedule A, such Stockholder owns no options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any securities of the Company.

                     (e)   Stockholders’ Agreement Representations. The Stockholders’ Agreement, dated as of June 13, 2003, as amended and in effect on the date hereof (the “Stockholders’ Agreement”) among the Company and certain stockholders of the Company, is a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (b) general principles of equity.

                     (f)   No Additional Representation. Each Stockholder makes no additional representations or warranties of any kind or nature, express or implied, other than those contained in this paragraph 6.

           7.       Representations and Warranties of the Company. The Company represents and warrants to each of the Stockholders that:

                     (a)   Non-Contravention. The execution, delivery and performance by the Company of this letter agreement and the consummation of the transactions contemplated hereby (i) are within the Company’s powers, have been duly authorized by all necessary action on the part of the Company (including any consultation, approval or other action by or with any other person), (ii) require no action relating to the Company by or in respect of, or filing by the Company with, any governmental body, agency, official or authority, except for filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), and (iii) do not and will not violate, contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit of the Company under, any statute, rule or regulation applicable to the Company or injunction, order, decree, or other instrument binding on the Company.

                     (b)   Binding Effect. This letter agreement has been duly executed and delivered by the Company and, assuming this letter agreement is a valid and binding agreement of each Stockholder and Parent, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (b) general principles of equity.

                     (c)   Stockholders’ Agreement Representations. The Stockholders’ Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (b) general principles of equity.

                     (d)   Schedule of Stockholders, Holdings and Consideration. Set forth on Schedule B hereto is a copy of Schedule 2.1(c) to the Merger Agreement, which lists the Common Stock Cash Consideration and/or Preferred Stock Consideration payable in respect of each Company stockholder’s shares of Company Common Stock and/or Company Preferred Stock and each Company stockholder’s aggregate pro rata interest in the Escrow Fund, if applicable, each Company stockholder’s aggregate pro rata interest in the Common Stock Deferred Payment, if applicable, and each Company stockholder’s aggregate pro rata interest in the Stockholders’ Representative Expense Account, if applicable.

           8.       Representations and Warranties of Parent. Parent represents and warrants to each of the Stockholders that:

                     (a)   Non-Contravention. The execution, delivery and performance by Parent of this letter agreement and the consummation of the transactions contemplated hereby (i) are within Parent’s powers, have been duly authorized by all necessary action on the part of Parent and its shareholders (including any consultation, approval or other action by or with any other person), (ii) require no action relating to Parent by or in respect of, or filing by Parent with, any governmental body, agency, official or authority, except for filings required by the HSR Act, and (iii) do not and will not violate, contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of Parent or to a loss of any benefit of Parent under, any statute, rule or regulation applicable to Parent or injunction, order, decree, or other instrument binding on Parent.

                     (b)   Binding Effect. This letter agreement has been duly executed and delivered by Parent and, assuming this letter agreement is a valid and binding agreement of each of the Stockholders and the Company, is a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (b) general principles of equity.

                     (c)   Schedule of Stockholders, Holdings and Consideration. Set forth on Schedule B hereto is a copy of Schedule 2.1(c) to the Merger Agreement, which lists the Common Stock Cash Consideration and/or Preferred Stock Consideration payable in respect of each Company stockholder’s shares of Company Common Stock and/or Company Preferred Stock and each Company stockholder’s aggregate pro rata interest in the Escrow Fund, if applicable, each Company stockholder’s aggregate pro rata interest in the Common Stock Deferred Payment, if applicable, and each Company stockholder’s aggregate pro rata interest in the Stockholders’ Representative Expense Account, if applicable.

           9.       No Proxies for or Encumbrances on Stockholders’ Shares. Except as permitted by this letter agreement, each of the Stockholders shall not, during the term of this letter agreement, without the prior written consent of Parent, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or Additional Shares, with respect to the matters set forth in paragraph 1(a), (ii) except as provided in paragraph 10, sell, pledge, hypothecate, assign, transfer, encumber or otherwise dispose of (each, a “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer of, any of its Shares or Additional Shares, or (iii) take any other action that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder.

           10.     Permitted Transfers of Shares. Notwithstanding anything in this letter agreement to the contrary, each of the Stockholders may Transfer any or all of its Shares and Additional Shares in accordance with applicable Law; provided, however, that, prior to and as a condition to the effectiveness of such Transfer, each Person to which any of such Shares or Additional Shares or any interest in any of such Shares or Additional Shares is or may be Transferred shall have executed and delivered to Parent a counterpart of this letter agreement pursuant to which such Person shall be bound by all of the terms and provisions of this letter agreement, and shall have agreed in writing with Parent to hold such Shares or Additional Shares or interest in such Shares or Additional Shares subject to all of the terms and provisions of this letter agreement.

           11.     Restrictions on Transfer by Stockholders of Common Stock Deferred Payment. Each Stockholder may not effect, cause to be effected or permit the direct or indirect, voluntary or involuntary, Transfer of such Stockholder’s right to receive its aggregate pro rata interest in the Common Stock Deferred Payment pursuant to the Merger Agreement and Schedule 1.1(a) to the Merger Agreement, except as set forth in Schedule 1.1(a) to the Merger Agreement. Any purported Transfer in violation of the provisions of Schedule 1.1(a) to the Merger Agreement shall be null and void and shall not be given effect by the Company, the Surviving Corporation or Parent, and any purported transferee of such Transfer shall not acquire any right or interest in any portion of the Common Stock Deferred Payment covered by such purported Transfer.

           12.     [Reserved]

           13.     Non-Solicit.

                     (a)   As a separate and independent covenant, each of the undersigned, on behalf of itself, agrees with Parent that, for a period of one (1) year following the Closing (the “Restricted Period”), such undersigned will not in any way directly induce or attempt to induce any officer or employee who is employed by Parent or any Subsidiary of Parent at such time to leave the employ of Parent or any Subsidiary of Parent or violate the terms of any such officer’s or employee’s employment contract or any employment arrangements with Parent or any Subsidiary of Parent; provided, however, that the foregoing will not prohibit a general solicitation to the public of general advertising.

                     (b)   The Restricted Period shall be extended with respect to any of the undersigned by the length of any period during which such undersigned is in breach of the terms of this paragraph 13.

                     (c)   Each of the undersigned acknowledges that the covenants of such undersigned set forth in this paragraph 13 are an essential element of this letter agreement and that, but for the agreement of such undersigned to comply with these covenants, Parent would not have entered into this letter agreement or the Merger Agreement. Each of the undersigned has independently consulted with its counsel and after such consultation agrees that the covenants set forth in this paragraph 13 are reasonable and proper.

           14.     Conduct of the Stockholders. Each Stockholder will not (i) take, or agree or commit to take, any action that would make any representation or warranty of such Stockholder hereunder inaccurate in any material respect as of any time prior to the termination of this letter agreement or (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

           15.     Release by Stockholders and Parent.

                     (a)   General Release. (I) Effective as of the Effective Time, each Stockholder, for itself and its past, present and future members, stockholders or other equity owners, trustees, beneficiaries, direct and indirect subsidiaries, affiliates and its and their respective successors and assigns and any other Person (natural or otherwise) acting or purporting to act on behalf of any of the foregoing, (as to the Stockholder, collectively, “Stockholder Releasers”), does hereby release, waive, and forever discharge the Company, Parent, Merger Sub and each of their respective past, present and future stockholders, interest holders, members, partners, agents, subsidiaries, parents, affiliates, related organizations, employees, officers, directors, attorneys, administrators, plans, plan administrators, insurers, successors and assigns (collectively, the “Company Releasees”) from, and does fully waive any obligation of Company Releasees to Stockholder Releasers for, any and all liability, actions, charges, causes of action, demands, damages, or claims for relief, remuneration, sums of money, accounts or expenses (including, but not limited to, attorneys’ fees and costs) of any kind whatsoever, whether known or unknown, contingent or absolute, which heretofore has been or which hereafter may be suffered or sustained, directly or indirectly, by Stockholder Releasers in consequence of, arising out of, or in any way relating to: (a) the ownership of such Stockholder of any ownership interests in the Company or its subsidiaries; (b) any events occurring on or prior to the date of this letter agreement; and (c) transactions between (i) such Stockholder and (ii) any of the Company Releasees occurring prior to such Stockholder’s execution of this letter agreement. This release and waiver does not apply to: (i) any liability or obligation with respect to such Stockholder’s right to receive any of the Common Stock Consideration or the Preferred Stock Consideration; (ii) any rights to enforce the terms of this letter agreement or the Merger Agreement or other documents entered into in connection therewith, (iii) any agreement entered into after the date hereof, (iv) any right to indemnification now existing under the charter or bylaws of the Company or under or pursuant to any contract or agreement in existence prior to the date hereof, including without limitation any director indemnification agreement to which a Stockholder is a party and the Merger Agreement, (v) any claims arising from events occurring after the date such Stockholder executes this letter agreement and (vi) any obligation under any agreement in effect prior to the date of the Merger Agreement between the Company or a Company Subsidiary, on the one hand, and a Stockholder Releaser, on the other hand, which obligation (A) will begin accruing from and after the Effective Time, or (B) has accrued thereunder as of the Effective Time, but pursuant to the terms of such agreement is payable after the Effective Time, including, without limitation, any employment agreement, severance agreement, change of control agreement or lease, which agreement was made available (as defined in the Merger Agreement) to Parent prior to the date of the Merger Agreement.

                     (II)   Effective as of the Effective Time, each of the Company and Parent, for itself and its past, present and future members, stockholders or other equity owners, trustees, beneficiaries, direct and indirect subsidiaries, affiliates and its and their respective successors and assigns and any other Person (natural or otherwise) acting or purporting to act on behalf of any of the foregoing, (collectively, “Company Releasers”), does hereby release, waive, and forever discharge each Stockholder and each of their respective past, present and future stockholders, interest holders, members, partners, agents, subsidiaries, parents, affiliates, related organizations, employees, officers, directors, attorneys, administrators, plans, plan administrators, insurers, successors and assigns (collectively, the “Stockholder Releasees”) from, and does fully waive any obligation of Stockholder Releasees to Company Releasers for, any and all liability, actions, charges, causes of action, demands, damages, or claims for relief, remuneration, sums of money, accounts or expenses (including, but not limited to, attorneys’ fees and costs) of any kind whatsoever, whether known or unknown, contingent or absolute, which heretofore has been or which hereafter may be suffered or sustained, directly or indirectly, by Company Releasers in consequence of, arising out of, or in any way relating to: (a) any events occurring on or prior to the date of this letter agreement; and (b) transactions between (i) any Company Releaser and (ii) such Stockholder occurring prior to execution of this letter agreement. This release and waiver does not apply to: (i) any rights to enforce the terms of this letter agreement or the Merger Agreement or other documents entered into in connection therewith, (ii) any agreement entered into after the date hereof, (iii) any claims arising from events occurring after the date the Company and Parent execute this letter agreement and (iv) any claims arising from the gross negligence or willful malfeasance of such Stockholder Releasee in his or her capacity as a director, officer and/or employee of the Company or a Company Subsidiary.

                     (b)   General Release Exclusions. Excluded from the general release provided in paragraph 15(a) are any claims which cannot be waived by law. Each Stockholder represents and warrants that such Stockholder has not filed any complaint, charge, or lawsuit against the Company Releasees with any government agency or any court. Each of the Company and Parent represents and warrants that it has not filed any complaint, charge, or lawsuit against the Stockholder Releasees with any government agency or any court.

                     (c)   Violation of General Release. Each Stockholder agrees never to seek personal recovery from Company Releasees in any forum for any claim released by the above waiver and release in paragraph 15(a)(I). If such Stockholder violates this paragraph 15 by suing Company Releasees, and Company Releasees prevail in the lawsuit, such Stockholder shall be liable to Company Releasees for their reasonable attorneys’ fees and other litigation costs incurred in defending against such a suit. Each of the Company and Parent agrees never to seek personal recovery from any of the Stockholder Releasees in any forum for any claim released by the above waiver and release in paragraph 15(a)(II). If the Company or Parent violates this paragraph 15 by suing any of the Stockholder Releasees, and such Stockholder Releasees prevail in the lawsuit, then the Company or Parent, as the case may be, shall be liable to such Stockholder Releasees for their reasonable attorneys’ fees and other litigation costs incurred in defending against such a suit.

                     (d)   General Release Acknowledgments. Each of the Stockholders, Parent and the Company acknowledges and recites that:

(i)	it has executed this letter agreement knowingly and voluntarily;

(ii)	it has read and understands this letter agreement, including this paragraph 15, in its entirety;

(iii)	it has been advised and directed orally and in writing (and this subparagraph (iii) constitutes such written direction) to consult with an attorney and seek any other advice it wishes with respect to the terms of this paragraph 15 before executing this letter agreement; and

(iv)	the execution of this letter agreement by it has not been forced by an employee or agent of the Company, Parent or Merger Sub, and it has had an opportunity to negotiate about the terms of this letter agreement.

           16.     Further Assurances. Except as otherwise provided in the Merger Agreement, each of the Stockholders, the Company and Parent will execute and deliver, or cause to be executed and delivered, all further documents and instruments, and take such reasonable further action, as may be reasonably necessary or reasonably requested by the other parties hereto in order to consummate or effectuate the transactions contemplated hereby and by the Merger Agreement and the Merger.

           17.     Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this letter agreement were not performed by the applicable party hereto in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement by any other party and to enforce specifically the terms and provisions hereof, this remedy being in addition to any other remedy to which it is entitled at law or in equity.

           18.     Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered on the date of receipt, if delivered by hand, or one business day after it is sent by receipt – confirmed telecopy or via a reputable nationwide overnight courier service for next business day delivery, if to Parent, at its address set forth below its signature hereto, together with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 333 West Wacker Drive, Chicago, IL 60606 (Attention: Gary P. Cullen); and if to any Stockholder, to such Stockholder at its address set forth on Schedule A hereto and copies of such notice to Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, NY 10038 (Attention: Christopher Doyle) and Ropes & Gray LLP, One International Place, Boston, MA 02110-2624 (Attention: Collin J. Beecroft). Any party may give any notice, request, demand, claim, or other communication hereunder using any other means (including expedited courier, messenger service, telecopy, mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

           19.     Term of Agreement; Termination. The term of this letter agreement shall commence on the date hereof and such term and this letter agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) the date on which the Merger Agreement is terminated in accordance with its terms, (iii) the date on which Parent provides written notice of termination to each of the Stockholders or (iv) October 31, 2006. Notwithstanding the preceding sentence, the provisions of paragraphs 11, 13 and 15 hereof shall survive the termination of this letter agreement pursuant to clause (i) above. Upon any such termination (other than in respect of paragraphs 11, 13 and 15 hereof in the event of a termination of this letter agreement pursuant to clause (i) above), no party hereto shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party hereto from liability for any willful breach of this letter agreement prior to such termination.

           20.     Survival of Representations and Warranties. All representations warranties and covenants contained in this letter agreement shall survive delivery of and payment for the Shares, but shall not survive beyond the later of (i) termination of this letter agreement in accordance with paragraph 19 above and (ii) October 31, 2006.

           21.     Amendments. This letter agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

           22.     Successors and Assigns. The provisions of this letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that Parent may assign its rights to any affiliate of Parent; provided further that no assignment shall relieve Parent of its obligations hereunder; and provided, further, that no Stockholder may assign, delegate or otherwise transfer any of its rights or obligations under this letter agreement without the consent of Parent, except as otherwise provided in paragraphs 10 and 11 hereof.

           23.     Governing Law; Forum. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. All disputes between the parties arising under or in connection with this letter agreement may be subject to adjudication on a non-exclusive basis in the Federal or state courts located in Wilmington, Delaware and the parties consent to such jurisdiction and agree to accept service of process pursuant to the provisions of paragraph 18 of this letter agreement. Each of the parties: (i) consents to submit itself to the non-exclusive personal jurisdiction of the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware), in the event of any dispute related to or arising out of this letter agreement; (ii) agrees not to commence any action, suit or proceeding related to or arising out of this letter agreement except in such courts or in any other court located in the United States of America; and (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

           24.     WAIVER OF JURY TRIAL. EACH STOCKHOLDER, THE COMPANY AND PARENT EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LETTER AGREEMENT. EACH STOCKHOLDER, THE COMPANY AND PARENT ACKNOWLEDGE THAT THIS JURY WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS LETTER AGREEMENT, THAT EACH HAS RELIED ON THIS JURY WAIVER IN ENTERING INTO THIS LETTER AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THIS JURY WAIVER IN ANY RELATED FUTURE DEALINGS. EACH STOCKHOLDER, THE COMPANY AND PARENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVERS ITS JURY TRIAL RIGHTS.

           25.     Entire Agreement. This letter agreement and the agreements referenced herein or contemplated hereby constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof and thereof.

           26.     Waiver of Conditions.

                     (a)   Any provision of this letter agreement may be waived only if such waiver is in writing and signed by an authorized representative of the party against whom the waiver is to be effective.

                     (b)   No failure or delay by any party in exercising any right, power or privilege under this letter agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided in this letter agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

           27.     Severability. If any term or other provision of this letter agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this letter agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this letter agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this letter agreement are fulfilled to the extent possible.

           28.     Expenses. Except as may otherwise be provided herein, no party hereto shall be responsible for the payment of any other parties’ expenses incurred in connection with this letter agreement.

           29.     Counterparts. This letter agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instruments.

[Remainder of page intentionally blank; signature pages follow.]

           Please confirm that the foregoing correctly states the understanding between each Stockholder, the Company and Parent by signing and returning to the Stockholders a counterpart hereof.

Very truly yours,

BAUPOST PRIVATE INVESTMENTS A-1, L.L.C.

By: Baupost Limited Partnership 1983 A-1, its sole Member

By: The Baupost Group, L.L.C., its Managing General Partner

By:  /s/ Thomas W. Blumenthal
Name: Thomas W. Blumenthal
Title: Managing Director

BAUPOST PRIVATE INVESTMENTS B-1, L.L.C.

By: Baupost Limited Partnership 1983 B-1, its sole Member

By: The Baupost Group, L.L.C., its Managing General Partner

By:  /s/ Thomas W. Blumenthal
Name: Thomas W. Blumenthal
Title: Managing Director

BAUPOST PRIVATE INVESTMENTS C-1, L.L.C.

By: Baupost Limited Partnership 1983 C-1, its sole Member

By: The Baupost Group, L.L.C., its Managing General Partner

By:  /s/ Thomas W. Blumenthal
Name: Thomas W. Blumenthal
Title: Managing Director

BAUPOST PRIVATE INVESTMENTS H-1, L.L.C.

By: HB Institutional Limited Partnership, its sole Member

By: The Baupost Group, L.L.C., its Managing General Partner

By:  /s/ Thomas W. Blumenthal
Name: Thomas W. Blumenthal
Title: Managing Director

BAUPOST PRIVATE INVESTMENTS P-1, L.L.C.

By: PB Institutional Limited Partnership, its sole Member

By: The Baupost Group, L.L.C., its Managing General Partner

By:  /s/ Thomas W. Blumenthal
Name: Thomas W. Blumenthal
Title: Managing Director

BAUPOST PRIVATE INVESTMENTS Y-1, L.L.C.

By: YB Institutional Limited Partnership, its sole Member

By: The Baupost Group, L.L.C., its Managing General Partner

By:  /s/ Thomas W. Blumenthal
Name: Thomas W. Blumenthal
Title: Managing Director

BAUPOST PRIVATE INVESTMENTS BVI-1, L.L.C.

By: Baupost Value Partners, L.P.-1, its sole Member

By: The Baupost Group, L.L.C., its Managing General Partner

By:  /s/ Thomas W. Blumenthal
Name: Thomas W. Blumenthal
Title: Managing Director

BAUPOST PRIVATE INVESTMENTS BVII-1, L.L.C.

By: Baupost Value Partners, L.P.-II, its sole Member

By: The Baupost Group, L.L.C., its Managing General Partner

By:  /s/ Thomas W. Blumenthal
Name: Thomas W. Blumenthal
Title: Managing Director

BAUPOST PRIVATE INVESTMENTS BVIII-1, L.L.C.

By: Baupost Value Partners, L.P.-III, its sole Member

By: The Baupost Group, L.L.C., its Managing General Partner

By:  /s/ Thomas W. Blumenthal
Name: Thomas W. Blumenthal
Title: Managing Director

PHOENIX RENTAL PARTNERS, LLC

By: Sunny Isles, LLC, its Manager

By:  /s/ Bryan T. Rich
Name: Bryan T. Rich
Title: Manager

By: Lake Street, LLC, its Manager

By:  /s/ Douglas M. Suliman, Jr.
Name: Douglas M. Suliman, Jr.
Title: Manager

Confirmed as of the date first written above:

NATIONSRENT COMPANIES, INC.

By:  /s/ Joseph H. Izhakoff
Name: Joseph H. Izhakoff
Title: Executive Vice President, General Counsel &
           Secretary

ASHTEAD GROUP PLC

By:  /s/ Stuart Ian Robson
Name: Stuart Ian Robson
Title: Finance Director
41-51 Kingston Road
Leatherhead, Surrey
England
KT22 7AP

Exhibit E

Form of SVP Amendment

Exhibit E

FORM OF
AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

           This Amendment to Employment Agreement (“Amendment”) is hereby entered into as of July __, 2006 by and among NationsRent Companies, Inc., a Delaware corporation (the “Company”), and [William Stewart] [Francis X. Hassis] [Timothy C. Stommel] (the “Executive”).

W I T N E S S E T H:

           WHEREAS, the Company and the Executive entered into that certain Employment Agreement dated as of ____________, 200_, as presently in effect (the “Employment Agreement”); and

           WHEREAS, the Company (as authorized by its Board of Directors) and the Executive desire to amend certain provisions of the Employment Agreement;

           NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and undertakings contained herein, and for such other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

           1.       Amendment to Section 10 of the Employment Agreement. Section 10 of the Employment Agreement is hereby amended by adding the following new Section 10(f) thereto and relettering the current Section 10(f) to Section 10(g):

“(f) Additional Employee Termination Right. Notwithstanding anything to the contrary in this Agreement, following a Change of Control, for a period commencing on the six-calendar month anniversary of such Change of Control and ending on the thirty-first day prior to the one-year anniversary of such Change of Control (e.g., if the Change of Control occurs on August 24, 2006, such period shall run from February 24, 2007 through July 25, 2007, inclusive), the Executive shall have the right, upon not less than 30-days prior written notice, to terminate his employment hereunder for any reason whatsoever (or for no reason) by delivering to the Company written notice of such election to terminate his employment hereunder, such termination to be effective on the date thirty days after the date of such written notice (or, if not a business day, the first business day thereafter). Upon the Executive exercising such right, then, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement or otherwise, except the Accrued Rights, which shall be paid to the Executive immediately upon the effectiveness of such termination, and the Severance Payments, which shall be paid to the Executive immediately upon the effectiveness of such termination; provided, however, that for purposes of this Section 10(f) only, Severance Payments will equal 200% of the Executive’s Base Salary as in effect on July __, 2006, the date of this Amendment. In consideration for the Severance Payments, the Executive agrees to execute a release releasing the Company and its Affiliates (as defined in Section 10(c) above) from all actions, claims, demands, causes of action, obligations, damages, liabilities, expenses and controversies of any nature, excluding those arising in connection with the enforcement of Executive’s indemnification rights. In addition, the Executive’s right to receive any Severance Payments shall be subject to the prior receipt by the Company of an executed acknowledgment by the Executive, in a form satisfactory to the Company, of his continuing obligations to the Company under Sections 11 and 12 of this Agreement, which obligations under Sections 12(a), (b) and (c) shall, notwithstanding anything to the contrary in this Agreement, survive for a period equal to the Non-Competition Period (as defined in Section 12(b) below). For purposes of this Section 10(f), the first day of the Executive’s right to terminate his employment under this Section 10(f) shall commence at 9:00 a.m. New York local time on such day and the last day of the Executive’s right to terminate his employment under this Section 10(f) shall terminate at 5:00 p.m. New York local time on such day (or, if such day is not a business day, the first business day thereafter). Additionally, if a Change of Control shall have no corresponding six-calendar month anniversary, the calculation of the period of Executive’s right to terminate his employment under this Section 10(f) shall be based on the first business day of the calendar month occurring after what would otherwise be the six-calendar month anniversary of such Change of Control, as if such first business day were the six-calendar month anniversary of such Change of Control.”

           2.       Amendment to Section 26 of the Employment Agreement. Section 26 of the Employment Agreement is hereby amended to read in its entirety as follows:

           “SECTION 26. Survival. The provisions of Sections 5(e), 9, 10(e), 10(f), 11, 12, 13, 14, 15, 16, 17, 18, 19 and 22 shall survive termination of this Agreement or termination of the employment of the Executive for any reason.

           3.       Effectiveness. Notwithstanding anything to the contrary contained herein, it is agreed that this Amendment is binding upon the parties hereto; provided, however, that (i) the respective rights of the parties hereto shall become effective immediately after the consummation, if any, of the transactions contemplated by that certain Agreement and Plan of Merger dated as of July __, 2006 (the “Merger Agreement”) by and among Ashtead Group plc, a public limited company incorporated under the laws of England and Wales, Sunbelt Rentals, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Athena, Neptune Ventures Group, Inc., a Delaware corporation and a wholly owned direct subsidiary of Saturn , and the Company; and (ii) upon the consummation of such merger, if any, a “Change of Control” will be deemed to have occurred on the date of such consummation for the purposes of Section 10(f) of the Employment Agreement being added hereby. For the avoidance of doubt, if the merger shall fail, for any reason, to be consummated, this Amendment shall not be effective and shall be null and void.

           4.       Governing Law. This Amendment will be governed by, and construed and enforced in accordance with, the laws of the State of Florida without giving effect to any principles of conflict of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of Broward County, Florida and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

           5.       Counterparts. This Amendment may be executed in counterparts, including a facsimile, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

           6.       Effect of Amendment. The Employment Agreement, as amended by this Amendment, after the effective time of this Amendment, sets forth the entire understanding with respect to the transactions contemplated hereby. The Employment Agreement, after the effective time of this Amendment, as amended hereby, shall continue in full force and effect.

[Remainder of Page Intentionally Left Blank]

           IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date first above written.

NATIONSRENT COMPANIES, INC. By: Joseph H. Izhakoff Executive Vice President, General Counsel & Secretary [Executive]